     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2004


                                                     REGISTRATION NO. 333-111668
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         NEW YORK MORTGAGE TRUST, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)

                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 634-9400
         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                               STEVEN B. SCHNALL
                                 DAVID A. AKRE
                          CO-CHIEF EXECUTIVE OFFICERS
                         NEW YORK MORTGAGE TRUST, INC.
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 634-9400
                           (212) 655-6269 (TELECOPY)
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)
                             ---------------------
                                   COPIES TO:

                   DANIEL M. LEBEY, ESQ.                                         KAREN A. DEWIS, ESQ.
                  THOMAS G. VOEKLER, ESQ.                                     CHRISTOPHER E. BROWN, ESQ.
                   HUNTON & WILLIAMS LLP                                       MCDERMOTT, WILL & EMERY
                RIVERFRONT PLAZA, EAST TOWER                                    600 13TH STREET, N.W.
                     951 E. BYRD STREET                                      WASHINGTON, D.C. 20005-3096
               RICHMOND, VIRGINIA 23219-4074                                        (202) 756-8000
                       (804) 788-8200                                         (202) 756-8087 (TELECOPY)
                 (804) 788-8218 (TELECOPY)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE



-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM
   TITLE OF CLASS OF SECURITIES BEING REGISTERED         AGGREGATE OFFERING PRICE(1)        AMOUNT OF REGISTRATION FEE(2)(3)
-------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value per share............             $287,500,000                             $28,527
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(2) Calculated in accordance with Rule 457(o) under the Securities Act.


(3) Includes $13,956 previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED           , 2004
PROSPECTUS

                                  (NYMT LOGO)

                                       SHARES OF COMMON STOCK
                             ---------------------
     We are a Maryland corporation newly formed to acquire The New York Mortgage Company, LLC, or NYMC, a residential mortgage banking company. We expect to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, immediately following the closing of this offering and will elect to be taxed as a REIT for our short taxable year beginning on the business day before this offering closes and ending December 31, 2004.


     This is our initial public offering. No public market currently exists for our common stock. We are selling all of the common stock offered by this prospectus. We currently expect the public offering price to be between $9.00 and $11.00 per share. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "NTR."

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR CERTAIN RISK FACTORS RELEVANT TO AN INVESTMENT IN OUR COMMON STOCK, INCLUDING, AMONG OTHERS:


- We may experience a decline in the market value of our assets due to rising interest rates.

- A decrease in the demand for mortgage loans due to a period of rising interest rates may adversely affect our earnings, which could negatively affect the cash available for distribution to you.


- Our success will depend on our ability to obtain financing to leverage our equity eight to 12 times.


- We intend to leverage our portfolio, which will exacerbate any losses we incur on our planned investments and may reduce the cash available for distribution to you.

- Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you.

- A prolonged economic slow down, a lengthy or severe recession or declining real estate values could harm our operations.


- We have no operating history with respect to securitizing mortgage loans or managing a portfolio of mortgage securities.


- Our success will partially depend on our ability to originate prime adjustable-rate and hybrid mortgage loans for our portfolio.

- We may not be successful in qualifying as a REIT or maintaining our qualification as a REIT for federal income tax purposes, in which case we would be subject to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for making distributions to you.

- REIT distribution requirements could adversely affect our liquidity.

                                                              PER SHARE    TOTAL
                                                              ---------   --------
Public offering price.......................................  $           $
Underwriting discount.......................................  $           $
Proceeds, before expenses, to us............................  $           $

     We have granted the underwriters an option to purchase up to an additional shares of common stock from us solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discount, exercisable within 30 days from the date of this prospectus.


     In consideration of our acquisition of all of the ownership interests in NYMC upon completion of this offering, we will issue 2,890,517 shares and 1,238,793 shares, respectively, of our common stock to Steven B. Schnall and Joseph V. Fierro. Mr. Schnall is our co-chief executive officer and chairman of our board of directors and Mr. Fierro is the chief operating officer of NYMC.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We expect that the shares of common stock to be sold in this offering will
be delivered on or around           , 2004.
                             ---------------------

FRIEDMAN BILLINGS RAMSEY


                                    JPMORGAN


                                                             RBC CAPITAL MARKETS


                The date of this prospectus is           , 2004.

                               PROSPECTUS SUMMARY


     This is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and our financial statements and related notes appearing elsewhere in this prospectus, before deciding to invest in our common stock. In this prospectus, unless the context suggests otherwise, references to "our company," "we," "us" and "our" mean New York Mortgage Trust, Inc., including its subsidiaries. NYMC refers to our subsidiary and predecessor, The New York Mortgage Company, LLC. Unless indicated otherwise, the information included in this prospectus assumes no exercise by the underwriters of the
over-allotment option to purchase up to an additional           shares of common
stock, and that the common stock to be sold in this offering is sold at $10.00 per share, which is the mid-point of the range indicated on the front cover of this prospectus.


OVERVIEW

     We are a Maryland corporation newly formed to acquire The New York Mortgage Company, LLC, or NYMC, a residential mortgage banking company. Upon completion of this offering and our acquisition of NYMC, we also intend to build a leveraged portfolio of residential mortgage loans comprised largely of prime adjustable-rate mortgage loans that we originate, including hybrid adjustable-rate loans that have an initial fixed-rate period, which we refer to as hybrid mortgage loans. In addition, in the short term and from time to time in the future, we intend to invest in mortgage-backed securities on a leveraged basis. NYMC has originated, and we will continue to originate, mortgage loans of all types, and although we do not have specific guidelines as to the relative amounts of prime and non-prime mortgage loans that we can originate, we have a particular focus on prime adjustable- and fixed-rate, first lien, residential purchase mortgage loans. While the definition of a prime loan varies from institution to institution, we consider prime loans to be loans to borrowers with strong credit profiles, which we evaluate by analyzing the borrower's credit score, employment, income and assets and related documentation, the amount of equity in and the value of the property securing the borrower's loan, debt to income ratio, credit history, funds available for closing and post-closing liquidity. NYMC has historically sold or brokered all of the loans it has originated and has therefore historically relied on the underwriting criteria of the institutions to which NYMC has sold its loans.


     Following this offering, we intend to continue to originate mortgage loans of all types through NYMC utilizing NYMC's historical origination strategy. NYMC will become our taxable REIT subsidiary upon completion of this offering. Generally, we intend to continue to sell the fixed-rate loans that we originate to third parties, and to retain in our portfolio and finance a majority of the adjustable-rate and hybrid mortgage loans that we originate. Our portfolio loans will be held at the REIT level or by a qualified REIT subsidiary. Any adjustable-rate and hybrid mortgage loans we originate that do not meet our investment criteria or portfolio requirements will be sold to third parties. We will rely on our own underwriting criteria with respect to the mortgage loans we intend to retain and will continue to rely on the underwriting criteria of the institutions to which we sell our loans with respect to the loans we intend to sell.


     While we are originating and building our portfolio of adjustable-rate and hybrid mortgage loans, we intend to use a substantial portion of the proceeds of this offering to purchase from one or more third parties on a leveraged basis residential mortgage-backed securities guaranteed by a government sponsored entity or rated investment grade by a nationally recognized statistical rating agency. While we have not established and do not expect to establish a limit on the amount of leverage we may incur, we expect to leverage our equity eight to 12 times. Our board of directors has adopted a policy pursuant to which we may only invest a maximum of 7.5% of our assets in mortgage-backed securities that are not guaranteed by a government sponsored entity or rated investment grade by a nationally recognized statistical rating agency. Mortgage-backed securities that are guaranteed by a government sponsored entity are not guaranteed by the United States government. Over time, we expect that these securities will be replaced by adjustable-rate and hybrid mortgage loans that we originate, although we may continue to purchase securities from third parties. We believe that our ability to use primarily mortgage loans that we originate as the basis for our portfolio will enable us to build a portfolio that generates a higher return than the returns realized by mortgage investors that do not have their own origination capabilities, because mortgage investors that do not have their own origination capabilities must purchase their mortgage loans from third parties at higher premiums than NYMC's cost of originating the mortgage loans that we will retain.

     Historically, NYMC has financed its mortgage originations on a short-term basis through a variety of warehouse lines of credit and repurchase facilities. Subsequent to this offering, we will continue to use warehouse lines of credit and repurchase facilities to fund NYMC's originations, and we will finance our portfolio of mortgage loans with a combination of equity capital, repurchase facilities and securitizations. Once we have built a large enough portfolio comprised mainly of retained mortgage loans, we intend to securitize our mortgage loans. We anticipate that the securitization transactions through which we finance the adjustable-rate and hybrid mortgage loans that we retain will be structured as financings for both tax and financial accounting purposes. Therefore, we do not expect to generate a gain or loss on sale from these activities, and, following the securitizations, the loans will remain on our consolidated balance sheet as assets with the securitization debt listed as a liability.

     We expect to qualify as a REIT under the Internal Revenue Code and will elect to be taxed as a REIT for our short taxable year beginning on the business day preceding the closing of this offering and ending December 31, 2004. As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but the taxable income generated by NYMC, our taxable REIT subsidiary following this offering, which will include fee income on all loans we originate and gains and net interest income on all loans we sell, will be subject to regular corporate income tax.


     Currently, NYMC's core market is the tri-state area of New York, New Jersey and Connecticut, one of the most densely populated regions in the United States, which comprised approximately 93% of our loan originations, as measured by principal balance, for the year ended December 31, 2003. To a lesser extent, NYMC is presently doing business in a number of other states across the United States, including California, Florida and Pennsylvania. NYMC is presently licensed or authorized to do business in a total of 36 states, and license applications are pending in several other states.



     We believe that the substantial growth of NYMC's mortgage banking business since its inception has resulted from its commitment to providing exemplary service to its customers and its concentration on retail, referral-based, mortgage banking to borrowers with strong credit profiles. Based on NYMC's past experience and our knowledge of the mortgage industry, we believe that referrals from realtors, attorneys, accountants and other professionals and from repeat customers tend to generate a higher percentage of purchase mortgage loan applications than refinance applications as compared to the loan applications generated by advertising and other mass marketing efforts. In the year ended December 31, 2003, NYMC's purchase loan originations represented 50.2% of NYMC's total residential mortgage loan originations as measured by principal balance, as compared to an industry-wide percentage of 34% for one to four family mortgage loans, according to the March 15, 2004 report of the Mortgage Bankers Association of America, or MBAA. We believe that the market for mortgage loans for home purchases is less susceptible than the refinance market to downturns during periods of increasing interest rates, because borrowers seeking to purchase a home do not generally base their decision to purchase on changes in interest rates alone, while borrowers that refinance their mortgage loans often make their decision as a direct result of changes in interest rates. Consequently, while our referral-based marketing strategy may cause our overall loan origination volume during periods of declining interest rates to lag our competitors who rely on mass marketing and advertising and who therefore capture a greater percentage of loan refinance applications during those periods, we believe our strategy will enable us to sustain stronger home purchase loan origination volumes than those same competitors during periods of flat to rising interest rates. In addition, we believe that our referral-based business results in relatively higher gross margins and lower advertising costs and loan generation expenses than most other mortgage companies whose businesses are not referral-based.

     Our principal offices are located at 1301 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 634-9400. Our web site addresses are http://www.nymtrust.com and http://www.nymc.com. The information on our web sites does not constitute a part of this prospectus.

OUR BUSINESS STRATEGY

     Our goal is to continue to grow the residential mortgage loan origination business of NYMC and to build and manage a leveraged portfolio of prime adjustable-rate and hybrid residential mortgage loans. We intend to execute our strategy by:

     - continuing to focus on originating prime residential mortgage loans through NYMC that we believe can either be retained in our portfolio or sold at a profit;


     - focusing on maximizing our lending to home buyers rather than to home owners seeking to refinance their mortgage loans, which we believe makes our business less vulnerable to declines in loan origination volume resulting from increases in interest rates;


     - leveraging our portfolio to increase its size with the intent to enhance our returns while at the same time managing the increased risk of loss associated with this leverage;

     - utilizing hedge strategies that we consider appropriate to minimize exposure to interest rate changes; and

     - expanding our retail mortgage banking business through hiring additional loan officers, the opening of new retail branch offices in new markets and selectively pursuing strategic acquisitions in the mortgage banking industry.

OUR COMPETITIVE ADVANTAGES

     We believe we enjoy several key competitive advantages that will enable us to implement our business strategy. These competitive advantages include:

     - our ability to use mortgage loans that we originate as the basis for our portfolio, which we believe will enable us to build a portfolio that generates a higher return than the returns realized by other mortgage investors that do not have their own origination capabilities, because mortgage investors that do not have their own origination capabilities must purchase their mortgage loans from third parties at higher premiums than NYMC's cost of originating the mortgage loans that we will retain;

     - our extensive network of sources that generates recurring purchase loan origination referrals;


     - our ability to offer a broader range of mortgage loan products than most of our competitors, including fixed-rate, adjustable-rate and hybrid mortgage loans with varying total terms, allows us to meet the needs of a wider variety of customers as compared to those of our competitors that do not offer as many loan products;


     - access to real time data and trends in the residential mortgage business from NYMC, our mortgage loan originator; and

     - a management team that includes experienced mortgage bankers and other professionals.

SUMMARY RISK FACTORS

     An investment in our common stock has risks. The "Risk Factors" section of this prospectus contains a detailed discussion of the most important risks, including the risks summarized below.

     - we may experience a decline in the market value of our assets due to rising interest rates;

     - a decrease in the demand for mortgage loans due to a period of rising interest rates may adversely affect our earnings, which could negatively affect the cash available for distribution to you;

     - our success will depend on our ability to obtain financing to leverage our equity;

     - we intend to leverage our equity eight to 12 times, which will exacerbate any losses we incur on our planned investments and may reduce the cash available for distribution to you;


     - interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you;

     - a prolonged economic slow down, a lengthy or severe recession or declining real estate values could harm our operations;


     - we have no operating history with respect to securitizing mortgage loans or managing a portfolio of mortgage securities;


     - our success will partially depend on our ability to originate prime adjustable-rate and hybrid mortgage loans for our portfolio;

     - we may not be successful in qualifying as a REIT or maintaining our qualification as a REIT for federal income tax purposes, in which case we would be subject to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for making distributions to you; and

     - REIT distribution requirements could adversely affect our liquidity.

OUR MARKET OPPORTUNITY


     The residential mortgage loan market is the largest consumer finance market in the United States. According to the 1-to-4 Family Mortgage Originations, 1990-2002: Total, Refi Share and ARM Share, Annual, 1990 to 2002, Report, of the Mortgage Bankers Association of America, or MBAA, lenders in the United States originated more than $2.85 trillion in one to four family mortgage loans in 2002, while the March 15, 2004 Mortgage Finance Forecast of the MBAA estimated that lenders originated approximately $3.81 trillion in 2003. In the March forecast, the MBAA projects mortgage loan volumes to fall to $2.49 trillion in 2004 and $1.95 trillion in 2005, primarily attributable to an expected continued decline in the volume of refinancing of existing loans relative to 2003. The MBAA also projects that mortgage loan volume to home purchasers will increase from $1.30 trillion in 2003 to $1.34 trillion in 2004 and to $1.36 trillion in 2005. While loan refinancings represented a majority of our total loan origination volume during the year ended December 31, 2003, our purchase loan originations during that period as a percentage of our total loan originations exceeded the industry average. We believe that our concentration on purchase mortgage loan originations will cause our loan origination volume to be less susceptible to the expected industry-wide decline in origination volume.


OUR UNDERWRITING PHILOSOPHY

     The adjustable-rate and hybrid mortgage loans that we will retain will meet underwriting criteria established by our management. Our underwriting philosophy is to analyze the overall creditworthiness of the borrower and evaluate carefully the value of the property securing the loan, while matching risk and price. In the past, virtually all of the loans that NYMC originated were sold to large institutional investors, and NYMC relied on the underwriting criteria of those investors in originating those loans. Going forward, we intend to continue this practice with respect to the fixed-rate and other mortgage loans that we will originate and sell through NYMC.

OUR MANAGEMENT

     We intend to be a self-administered REIT. Our senior management team has extensive experience in mortgage banking and investing in and managing portfolios of residential mortgage loans and residential mortgage-backed securities. Additionally, our chief financial officer has prior experience as a publicly traded REIT chief financial officer. We believe this experience will contribute significantly to our ability to provide an attractive risk-adjusted return to our stockholders. Our senior management team is discussed in more detail under "Management" beginning on page 81.

OUR HISTORY

     NYMC was formed in 1998 as the result of a combination of New York Mortgage Corp. and First Security Financial Services, Inc. Prior to 1998, New York Mortgage Corp. was a retail mortgage brokerage founded in 1991 by Steven B. Schnall. Prior to 1998, First Security Financial Services was a wholesale mortgage banker founded in 1989 by Joseph V. Fierro. Since its inception in 1998, NYMC has achieved substantial year-over-year growth in loan volume, revenues and profitability. New York Mortgage Trust, Inc. was formed as a Maryland corporation in September 2003.

OUR ACQUISITION OF NYMC


     Upon completion of this offering, Messrs. Schnall and Fierro and their affiliates will contribute their respective ownership interests in NYMC to us and NYMC will become a wholly-owned taxable REIT subsidiary of ours. As consideration for the contribution of their ownership interests in NYMC to us, we will issue Messrs. Schnall and Fierro and their affiliates a total of 4,129,310 shares of our common stock (70% of which, or 2,890,517 shares, to Mr. Schnall and his affiliate and 30% of which, or 1,238,793 shares, to Mr. Fierro and his affiliate), of which 1,000,000 shares in the aggregate will be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.


OUR REIT STATUS

     As a REIT, we generally will not be subject to federal income tax on REIT taxable income that we distribute to our stockholders, but taxable income generated by NYMC, our taxable REIT subsidiary upon completion of this offering, will be subject to regular corporate income tax. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their REIT taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four taxable years following the year in which we failed to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

DIVIDEND POLICY AND DISTRIBUTIONS

     In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income each year. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income in a taxable year, we will be subject to federal corporate income tax on our undistributed income. In addition, if we fail to distribute an amount during each year equal to the sum of 85% of our REIT ordinary income and 95% of our capital gain net income for that year and any undistributed income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed. See "Federal Income Tax Consequences of Our Status as a REIT -- Requirements for
Qualification -- Distribution Requirements." Distributions to our stockholders will be treated as dividends to the extent that we have current or accumulated earnings and profits. We intend to make regular quarterly distributions to our stockholders so that we distribute each year all or substantially all of our REIT taxable income so as to avoid paying corporate income tax and excise tax on our earnings and to qualify for the tax benefits accorded to REITs under the Internal Revenue Code. Our REIT taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

     - sell assets in adverse market conditions;

     - borrow on unfavorable terms; or

     - distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.

     We expect to pay our first dividend following the end of the first full fiscal quarter after completion of this offering.

     Our ability to pay dividends to you will depend primarily on our receipt of interest and principal payments from our loans and mortgage-backed securities and any distributions we receive from NYMC. As a taxable REIT subsidiary, NYMC will be subject to regular corporate income tax on the taxable income that it generates. We may cause NYMC to retain after-tax earnings or distribute all or a portion of its after-tax earnings to us to the extent allowable under the REIT provisions of the Internal Revenue Code. If NYMC distributes any of its after-tax earnings to us, we will include that distributed amount in the dividends we pay to our stockholders and, for domestic non-corporate taxpayers, that portion of our dividends, unlike distributions of our REIT taxable income, generally will be eligible to be taxed at the current 15% maximum marginal rate for regular corporate dividends. We also have the authority to make a distribution of capital or of assets. All distributions, however, will be subject to approval by our board of directors.

     If we are unable to successfully execute our business plan, we may not have cash available to pay dividends.

STOCK EXCHANGE LISTING

     We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "NTR."

RESTRICTIONS ON OWNERSHIP OF OUR COMMON STOCK


     In order to assist us in maintaining our qualification as a REIT under the Internal Revenue Code, our charter contains restrictions on the number of shares of our capital stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.4% in value of the outstanding shares of our capital stock. These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in your best interest. Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that the ownership of that stockholder will not then or in the future jeopardize our status as a REIT. Our board of directors has waived the ownership limit with respect to Mr. Schnall, who will be permitted to hold up to 12.3% of our outstanding common stock. Our charter also prohibits certain cooperatives, governmental entities and tax-exempt organizations that are exempt from the unrelated business income tax from owning our stock because a tax could be imposed on us if our shares are held by such entities and we own real estate mortgage investment conduit, or REMIC, residual interests or, although the law is unclear on the matter, an interest in a taxable mortgage pool. See "Description of Capital Stock -- Restrictions on Ownership and Transfer" beginning on page 101.



RECENT DEVELOPMENTS



     On March 1, 2003, NYMC entered into an assignment and assumption agreement with SIB Mortgage Corp., or SIB, with regard to eight loan origination branches -- including the locked and unlocked mortgage loan pipelines, meaning in process mortgage loans with or without locked-in interest rates, furniture, fixtures, equipment, computers, tangible personal property and leasehold improvements (to the extent located in the branches), and certain other assets -- in exchange for NYMC's assumption of certain expenses and obligations in connection with the operation of these branches from and after March 1, 2004.



     The total mortgage loan pipeline for all eight branches was approximately $73 million, including locked loans totaling approximately $24.3 million. NYMC is required to sell the locked loans back to SIB upon closing at our cost and deliver them to Lehman Brothers Bank FSB. NYMC also assumed from SIB the obligation to pay approximately $1.8 million in accrued compensation due to six of the eight branch managers. NYMC received $1.8 million in cash from SIB to pay this accrued compensation.

     NYMC hired 134 employees at these 8 branches, which are located in Northfield, New Jersey; Seaville, New Jersey; Haworth, New Jersey; Rockville, Maryland; Virginia Beach, Virginia; Fairfax, Virginia; Terre Haute, Indiana; and Fairfield, Connecticut. NYMC assumed three branch location office leases with respect to the Virginia Beach, Virginia; Terre Haute, Indiana; and Fairfield, Connecticut branches. All of the leases are on a month-to-month basis other than the Virginia Beach lease which runs through March 31, 2006. NYMC entered into subleases for the other five branches (Northfield, Seaville, Haworth, Rockville and Fairfax) on a month-to-month basis. The aggregate base rent for the eight branches is $31,402 per month.



     NYMC intends to make cash distributions to Steven B. Schnall and Joseph V. Fierro and their respective affiliates, who together comprise all of the members of NYMC, immediately before completion of this offering in an aggregate amount equal to the estimated paid-in equity and retained earnings of NYMC as of the closing date of this offering. The cash distribution will be made to the members of NYMC pro rata in accordance with their respective ownership interests. We anticipate that this cash distribution will equal approximately $2,500,000 in the aggregate, although the actual amount of the distributions may be more or less than this amount depending on NYMC's actual performance through closing.

                                  THE OFFERING

Common stock offered..........          (1)

Common stock to be outstanding
after this offering...........          (1)(2)(3)


Use of proceeds...............   We intend to use the net proceeds of this
                                 offering, which are estimated to be
                                 approximately $          million, based on an
                                 assumed initial public offering price of $10.00 per share, which is the mid-point of the range set forth on the cover page of this prospectus, and after deducting the underwriting discount and estimated offering expenses payable by us, primarily:



                                 - to cause NYMC to repay promissory notes in
                                   the amounts of $11,432,550 and $2,274,352 to
                                   Messrs. Schnall and Fierro, respectively, issued by NYMC on August 31, 2003, as amended and restated on December 23, 2003, and as further amended and restated on February 26, 2004, and due no later than April 30, 2004, that bear interest at an annual rate of 3%, as distributions equal to NYMC's paid-in equity and retained earnings as of August 31, 2003;


                                 - to purchase on a leveraged basis (likely
                                   eight to 12 times) an initial portfolio of residential mortgage-backed securities that are guaranteed by a government sponsored entity or rated investment grade by a nationally recognized statistical rating agency; and

                                 - for general corporate purposes, including
                                   working capital and potential future
                                   acquisitions.

Risk factors..................   See "RISK FACTORS" beginning on page 12 and
                                 other information included in this prospectus for a discussion of the factors you should consider carefully before deciding whether to purchase our common stock.

Proposed New York Stock
Exchange symbol...............   We intend to apply to have our common stock
                                 listed on the New York Stock Exchange under the
                                 symbol "NTR."
---------------


(1) Assumes that the underwriters' over-allotment option to purchase up to an
    additional           shares will not be exercised.



(2) Includes 4,129,310 shares to be issued to Messrs. Schnall and Fierro as consideration payable to them by us in our acquisition of NYMC, including 1,000,000 shares to be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.



(3) Includes 647,909 shares of common stock to be awarded by us upon completion of this offering (and assuming that the underwriters do not exercise the
    over-allotment option to purchase up to an additional           shares)
    pursuant to our stock incentive plan to various members of our senior management team and our board of directors. Excludes an additional 1,180,495 shares of our common stock reserved for future issuance (and assuming that the underwriters do not exercise the over-allotment option) under our stock incentive plan as restricted stock awards or upon exercise of options. Options to purchase a total of 450,000 shares of our common stock will be awarded to certain key employees upon completion of this offering. These options will have an exercise price equal to the initial public offering price of our common stock in this offering and will vest in one-third increments on the first, second and third anniversaries of the closing date of this offering.

                       SELECTED HISTORICAL AND PRO FORMA
                     FINANCIAL DATA OF OUR COMPANY AND NYMC

     You should read the following summary historical and pro forma financial data in conjunction with our historical and unaudited pro forma consolidated financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus.


     The following table sets forth summary pro forma consolidated financial and operating data on an unaudited pro forma consolidated basis for our company and historical financial data for NYMC. The historical financial data reflects our business strategy prior to the completion of this offering (see "Our Company" beginning on page 59). Accordingly, our historical financial results will not be indicative of our future performance (in part due to our expected strategy of retaining on our balance sheet certain originated loans which will reduce the number of loans we sell, causing our total gains on sale under generally accepted accounting principles in the United States of America, or GAAP, to be lower than we have historically recognized). We have not presented historical financial information for New York Mortgage Trust because New York Mortgage Trust was formed on September 26, 2003 and has not had any operations through the period ended December 31, 2003, and because we believe that a discussion of the historical results of New York Mortgage Trust would not be meaningful.



     The summary historical balance sheet data as of December 31, 2003, 2002 and 2001 of NYMC and summary statement of operations data for the years ended December 31, 2003, 2002, 2001 and 2000 of NYMC have been derived from the historical financial statements of NYMC audited by Deloitte & Touche LLP, our independent auditors, whose report with respect thereto is included elsewhere in this prospectus. The selected historical financial information as of December 31, 2000 and 1999 and for the year ended December 31, 1999, have been derived from the unaudited financial statements of NYMC.



     Our unaudited summary pro forma consolidated financial statements as of and for the year ended December 31, 2003 assume, as of the beginning of the period presented for the operating data and as of the stated date for the balance sheet data, the completion of our acquisition of NYMC, the completion of this offering and the application of the net proceeds, to the extent discernable, contractual or as otherwise factually supportable, as described in "Use of Proceeds."


     As the execution of our business plan is contingent upon the completion of this offering, it is assumed that the available net proceeds from this offering are held as cash for purposes of this pro forma presentation and not invested in mortgage loans and mortgage-backed securities on a leveraged basis as contemplated by our business plan. As a result, our unaudited pro forma financial data is not indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated had this offering and our acquisition of NYMC actually been completed at the beginning of the periods covered by the pro forma financial statements, nor does it purport to represent our future financial position or results of operations.

            SELECTED FINANCIAL DATA AS OF AND FOR THE PERIODS ENDED

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                         YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------------------
                                                PRO FORMA(1)   HISTORICAL                   HISTORICAL(2)
                                                ------------   ----------   ----------------------------------------------
                                                    2003          2003        2002        2001        2000        1999
                                                ------------   ----------   --------   ----------   --------   -----------
OPERATING DATA:
Revenues:
Gains on sales of mortgage loans..............  $    23,031    $   23,031   $  9,858    $  6,429    $  3,336    $  2,350
Revenue from brokered loans...................        6,682         6,682      5,241       3,749       4,317       2,936
Interest income...............................        7,610         7,610      2,986       1,570         625         111
Miscellaneous.................................           45            45         15          48          20       1,290
                                                -----------    ----------   --------    --------    --------    --------
  Total revenues..............................       37,368        37,368     18,100      11,796       8,298       6,687
                                                -----------    ----------   --------    --------    --------    --------
Salaries, commission, and related expenses....       13,645         9,247      5,788       3,644       2,891       3,523
Cost of brokered loans........................        3,733         3,734      2,992       2,174       2,235       1,266
Interest expense..............................        3,119         3,266      1,673       1,289         476         172
General and administrative expenses...........        7,461         7,395      3,897       2,808       2,169       1,605
                                                -----------    ----------   --------    --------    --------    --------
Total expenses................................       27,958        23,642     14,350       9,915       7,771       6,566
                                                -----------    ----------   --------    --------    --------    --------
Income before provision for income taxes......        9,410        13,726      3,750       1,881         527         121
Income taxes..................................        4,162            --         --          --          --          --
                                                -----------    ----------   --------    --------    --------    --------
Net income....................................  $     5,248    $   13,726   $  3,750    $  1,881    $    527    $    121
                                                ===========    ==========   ========    ========    ========    ========
Pro forma basic income per share(3)...........  $                      --         --          --          --          --
Pro forma diluted income per share(3).........  $                      --         --          --          --          --
Pro forma weighted average common stock
  outstanding -- basic........................                         --         --          --          --          --
Pro forma weighted average common stock
  outstanding -- diluted......................                         --         --          --          --          --
BALANCE SHEET DATA:
Cash and equivalents..........................  $   217,405    $    3,899   $  2,746    $  1,549    $     52    $  1,089
Loans held for sale...........................       36,258        36,258     34,039       9,894       3,784         929
Due from loan purchasers......................       58,862        58,862     40,621      20,707           0           0
Total assets..................................      323,587       110,081     83,004      34,561      12,592       4,454
Financing arrangements........................       90,425        90,425     73,016      29,705      10,050       1,734
Subordinated notes due to members.............            0        14,707          0           0           0           0
Total liabilities.............................       95,700       110,555     76,504      30,891      10,538       2,698
Equity (deficit)..............................      227,887          (474)     6,500       3,670       2,054       1,757
OTHER DATA:
Purchase originations.........................           --    $  803,446   $469,404    $374,454    $352,634    $154,057
Refinancing originations......................           --       796,879    407,827     209,748      45,753      29,170
                                                -----------    ----------   --------    --------    --------    --------
  Total originations..........................           --    $1,600,325   $877,231    $584,202    $398,387    $183,227
                                                -----------    ----------   --------    --------    --------    --------
Fixed-rate originations.......................           --    $  890,172   $518,382    $398,056    $191,981    $ 97,546
Adjustable-rate originations..................           --       710,153    358,849     186,146     206,406      85,681
                                                -----------    ----------   --------    --------    --------    --------
  Total originations..........................           --    $1,600,325   $877,231    $584,202    $398,387    $183,227
Weighted average middle credit score..........           --           717        724         721         723         719
Total mortgage sales..........................           --    $1,234,848   $633,223    $404,470    $170,574    $ 44,128
Brokered originations.........................           --    $  365,477   $244,008    $179,732    $209,345    $ 72,151
Weighted average whole loan sales price over
  par.........................................           --          1.75%      1.52%       1.37%       1.27%       1.19%
Operating expense as a percent of total loans
  originated(4)...............................           --          1.25%      1.41%       1.45%       1.78%       3.49%
Return on average assets(5)...................           --          14.2%       6.4%        8.0%        6.2%         --
Number of branches at period end..............           --            15         13           7           3           3
Number of employees at period end.............           --           335        184         147         117          90


---------------

(1) As the execution of our business plan is contingent upon the completion of this offering, it is assumed that the available net proceeds from this offering are held as cash for purposes of this pro forma presentation rather than invested in mortgage loans and mortgage-backed securities on a leveraged basis as contemplated by our business plan. Other significant differences in our contemplated business plan versus the pro forma presentation include the retention by us of a portion of the loans originated by NYMC, which have historically been sold to third party investors and are a significant source of

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    NYMC's historical revenues. In addition, retention of these loans by us would generate additional qualifying interest income for purposes of the REIT gross income tests that would not be subject to corporate income tax, but would be subject to the REIT distribution requirements. As our contemplated business plan assumes that NYMC will be a taxable REIT subsidiary, the pro forma analysis indicates pro forma net income taxed at statutory federal and state corporate tax rates. As a result, our pro forma financial data is not indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated had this offering and our acquisition of NYMC actually been completed at the beginning of the periods covered by the pro forma financial statements, nor does it purport to represent our future financial position or results of operations.


(2) Although NYMC was formed in 1998, its financial operations did not begin until the first quarter of 1999 when it became licensed to perform mortgage banking and brokerage activities.



(3) Pro forma basic and diluted income per share are computed assuming this offering was consummated as of the first day of the period presented.



(4) Total operating expenses (total expenses excluding interest expense and depreciation and amortization expenses) divided by total originations, as measured by principal balance.



(5) Return on average assets has been calculated by dividing net income for each respective period by the average of beginning and ending total assets for such period.

                                  RISK FACTORS


     You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our securities. Investing in our common stock involves a high degree of risk. Any of the following factors could harm our business and future results of operations and could result in a partial or complete loss of your investment.


RISKS RELATED TO OUR BUSINESS

  WE MAY EXPERIENCE A DECLINE IN THE MARKET VALUE OF OUR ASSETS.

     The market value of the interest-bearing assets we plan to acquire, most notably mortgage-backed securities and originated or purchased residential mortgage loans and any related hedging instruments, may move inversely with changes in interest rates. We anticipate that increases in interest rates will tend to decrease our net income. A decline in the market value of our investments may limit our ability to borrow or result in lenders requiring additional collateral or initiating margin calls under our reverse repurchase agreements. As a result, we could be required to sell some of our investments under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the amortized costs of such investments, we will incur losses. A default under our reverse repurchase agreements could also result in the liquidation of the underlying investments used as collateral and result in a loss equal to the difference between the value of the collateral and the amount owed under our reverse repurchase agreements.

  A DECREASE IN THE DEMAND FOR MORTGAGE LOANS DUE TO A PERIOD OF RISING INTEREST RATES MAY ADVERSELY AFFECT OUR EARNINGS, WHICH COULD NEGATIVELY AFFECT THE CASH AVAILABLE FOR DISTRIBUTION TO YOU.

     Rising interest rates generally reduce the demand for consumer credit, including mortgage loans. Interest rates have been at relatively low levels in recent years. The Mortgage Bankers Association of America has predicted that residential mortgage loan originations will decrease in 2004 and 2005 primarily due to an anticipated decrease in refinancings. In a period of rising interest rates, we expect to originate and sell fewer loans. Accordingly, a period of rising interest rates would adversely affect our business, revenues and results of operations, which could adversely affect the amount of cash available for distribution to you.

  OUR SUCCESS WILL PARTIALLY DEPEND ON OUR ABILITY TO ORIGINATE PRIME ADJUSTABLE-RATE AND HYBRID MORTGAGE LOANS FOR OUR PORTFOLIO.

     We intend to build a portfolio of prime adjustable-rate and hybrid mortgage loans that will, over time, be comprised primarily of mortgage loans that we originate through NYMC. This source of mortgage loans is a key part of our strategy. During the year ended December 31, 2003, approximately 33.3% of our mortgage loan originations, as measured by principal balance, were adjustable-rate and hybrid loans of a type that will be eligible to be included in our portfolio, although a portion of these loans would not have met our investment criteria for retention in our portfolio.

     If NYMC is not able to originate prime adjustable-rate and hybrid mortgage loans that meet our investment criteria in the volume we expect, the time required for, and the cost associated with, building our portfolio may be greater than expected, which could have an adverse effect on our results of operations and our ability to make distributions to you.

  OUR SUCCESS WILL DEPEND ON OUR ABILITY TO OBTAIN FINANCING TO LEVERAGE OUR EQUITY.

     If we are limited in our ability to leverage our assets, the returns on our portfolio may be harmed. A key element of our strategy is our intention to use leverage to increase the size of our portfolio in an attempt to enhance our returns. We intend to leverage our equity eight to 12 times through the use of reverse repurchase agreements and other borrowings. Our reverse repurchase agreements are not currently committed facilities, meaning that the counterparties to these agreements may at any time choose to restrict or eliminate our future access to the facilities and we have no other committed credit facilities through which we may leverage our equity. If we are unable to leverage our equity to the extent we currently anticipate, the returns on our portfolio could be diminished, which may limit or eliminate our ability to pay dividends to you.


  WE INTEND TO LEVERAGE OUR EQUITY EIGHT TO 12 TIMES, WHICH WILL EXACERBATE ANY LOSSES WE INCUR ON OUR PLANNED INVESTMENTS AND MAY REDUCE CASH AVAILABLE FOR DISTRIBUTION TO YOU.



     We intend to leverage our equity through borrowings, generally through the use of reverse repurchase agreements, bank credit facilities, securitizations, including the issuance of collateralized debt securities, which are obligations issued in multiple classes secured by an underlying portfolio of securities, and other borrowings. The amount of leverage we incur will vary depending on our ability to obtain credit facilities and our lenders' estimates of the value of our portfolio's cash flow. The return on our investments and cash available for distribution to you may be reduced, to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets we hold in our portfolio. Further, the leverage on our equity may exacerbate any losses we incur.


     Our debt service payments will reduce the net income available for distributions to you. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We intend to use leverage through repurchase agreements. A decrease in the value of the assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls. We have a target overall leverage amount of eight to 12 times our equity, but there is no limitation on our leverage ratio or on the aggregate amount of our borrowings.

  THE TERMS OF OUR WAREHOUSE CREDIT FACILITIES AND REVERSE REPURCHASE AGREEMENTS RESTRICT OUR ABILITY TO PAY DIVIDENDS IN SITUATIONS WHERE WE ARE NOT CURRENTLY IN COMPLIANCE WITH CERTAIN FINANCIAL AND OTHER COVENANTS.

     The terms of our warehouse credit facilities and reverse repurchase agreements contain a number of restrictive financial and other covenants that, among other things, require us to maintain a minimum ratio of total liabilities to tangible net worth, minimum levels of tangible net worth, liquidity and stockholders' equity and maximum leverage ratios, as well as to comply with applicable regulatory and other requirements. These facilities and agreements may restrict our ability to pay any dividends to you if we are not in compliance with the covenants.

  OUR MORTGAGE LOAN ORIGINATIONS HISTORICALLY HAVE BEEN CONCENTRATED IN SPECIFIC GEOGRAPHIC REGIONS AND ANY ADVERSE MARKET OR ECONOMIC CONDITIONS IN THOSE REGIONS MAY HAVE A DISPROPORTIONATELY ADVERSE EFFECT ON THE ABILITY OF OUR CUSTOMERS TO MAKE THEIR LOAN PAYMENTS.

     Our mortgage loan originations have been and may in the future be concentrated in specific geographic regions. For example, for the year ended December 31, 2003, approximately 93% of our residential mortgage loans, as measured by principal balance, were originated with borrowers located in New York, New Jersey and Connecticut. Adverse market or economic conditions in a particular region may disproportionately increase the risk that borrowers in that region are unable to make their mortgage payments. In addition, the market value of the real estate securing those mortgage loans could be adversely affected by adverse market and economic conditions in that region. Any sustained period of increased payment delinquencies, foreclosures or losses caused by adverse market or economic conditions in that geographic region could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

  FAILURE TO SUCCEED IN NEW GEOGRAPHIC MARKETS MAY LIMIT OUR GROWTH AND COULD ADVERSELY AFFECT OUR PROFITABILITY.


     As of December 31, 2003, NYMC operated 15 retail lending offices in seven different states and was licensed or authorized to do business in 36 different states. However, as of December 31, 2003, approximately 93% of NYMC's residential mortgage loans, as measured by principal balance, were originated in just three states, New York, New Jersey and Connecticut. NYMC has historically, and we will continue to, concentrate on retail, referral-based, mortgage loans to borrowers with strong credit profiles. As part of our business plan, we intend to expand our loan origination network and business in geographic areas in which we may have little or no prior operating experience, in which our referral-based loan origination network may be insufficiently developed and in which it may be difficult to recruit experienced loan officers. Accordingly, we cannot assure you that we will be successful in expanding our loan origination network in these geographic areas, the failure of which could significantly limit our growth and cause us to incur costs greater than those incurred in other areas, which may adversely affect our profitability.

  INTEREST RATE FLUCTUATIONS MAY CAUSE LOSSES.

     We expect our primary interest rate exposure to relate to our mortgage loans, mortgage-backed securities and variable-rate debt, as well as the interest rate swaps and caps that we intend to utilize for risk management purposes. Changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also can affect our ability to originate or acquire mortgage loans or mortgage-backed securities, the value of our assets and our ability to realize gains from the sale of such assets. In a period of rising interest rates, our interest expense could increase while the interest we earn on our assets would not change as rapidly. This would adversely affect our profitability.


     Our operating results will depend in large part on differences between income received from our assets, net of credit losses and our financing costs. We anticipate that in most cases, for any period during which our assets are not match-funded, the income from such assets will adjust more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. We anticipate that increases in interest rates will tend to decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you.


  A PROLONGED ECONOMIC SLOWDOWN, A LENGTHY OR SEVERE RECESSION OR DECLINING REAL ESTATE VALUES COULD HARM OUR OPERATIONS.

     We believe the risks associated with our business will be more acute during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing home to support the refinancing of their existing mortgage loans or the purchase of new homes at higher levels of borrowings. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.


  WE HAVE NO OPERATING HISTORY WITH RESPECT TO SECURITIZING MORTGAGE LOANS OR MANAGING A PORTFOLIO OF MORTGAGE SECURITIES, WHICH LIMITS YOUR ABILITY TO EVALUATE A KEY COMPONENT OF OUR BUSINESS STRATEGY AND OUR GROWTH PROSPECTS AND INCREASES YOUR INVESTMENT RISK.



     Historically, NYMC's business has consisted of the origination and sale of mortgage loans of all types, with a particular focus on prime adjustable- and fixed-rate, first lien, residential purchase mortgage loans. In the future, we intend to build a leveraged portfolio of residential mortgage loans comprised largely of prime adjustable-rate mortgage loans that we originate, including hybrid adjustable-rate loans that have an initial fixed-rate period, while continuing, generally, to sell the fixed-rate loans that we originate to third parties. In addition, we intend to invest in mortgage-backed securities on a leveraged basis. Although certain members of our senior management team have past experience in mortgage banking and investing in and managing portfolios of residential mortgage loans and mortgage-backed securities, we have no prior history with respect to securitizing mortgage loans or managing a portfolio of mortgage securities. Our ability to complete securitizations in the future on favorable terms will depend upon a number of factors, including the experience and ability of our management team, conditions in the securities markets generally, conditions in the mortgage-backed securities market specifically, the performance of our portfolio of securitized non-conforming loans and our ability to obtain leverage. In addition, poor performance of any pool of loans we do securitize could increase the expense of any subsequent securitization we bring to market. Accordingly, a decline in the securitization market or a change in the market's demand for our securities could have a material adverse effect on our results of operations, financial condition and business prospects. If we are unable to securitize efficiently the adjustable-rate and hybrid mortgage loans that we originate and that we may invest in from time to time, then our revenues for the duration of our investment in those loans would decline, which would lower our earnings for the time the loans remain in our portfolio. We cannot assure you that we will be able to complete loan securitizations in the future on favorable terms, or at all.

  LOAN PREPAYMENT RATES MAY INCREASE, ADVERSELY AFFECTING YIELDS ON OUR PLANNED INVESTMENTS.


     The value of the assets we plan to acquire may be affected by prepayment rates on mortgage loans. Prepayment rates on mortgage loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage loan interest rates, prepayments on mortgage loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets with lower yields than the yields on the assets that were prepaid. In addition, the market value of any mortgage assets may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on mortgage loans generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of acquisition of certain investments.


  THE MORTGAGE LOANS WE MAY INVEST IN AND THE MORTGAGE LOANS UNDERLYING THE MORTGAGE-BACKED SECURITIES WE MAY INVEST IN ARE SUBJECT TO RISKS OF DELINQUENCY, FORECLOSURE AND LOSS, WHICH COULD RESULT IN LOSSES TO US.

     Residential mortgage loans are secured by residential properties and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by residential property typically is dependent primarily upon the income or assets of the borrower. In addition, the ability of the borrower to repay their mortgage loan may be affected by, among other things: property location and condition, competition and demand for comparable properties, changes in zoning laws for the property or its surrounding area, environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions, declines in regional or local real estate values, increases in interest rates, real estate tax rates, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

     In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral that we can realize upon foreclosure and sale and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and could limit the amount we have available for distribution to you. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that can have a substantial negative effect on our originally anticipated return on the foreclosed mortgage loan. Residential mortgage-backed securities evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the mortgage-backed securities we plan to invest in are subject to all of the risks of the underlying mortgage loans.

  OUR SUCCESS WILL DEPEND ON OUR SELECTION OF INVESTMENTS AND A DELAY IN INVESTING FUNDS MAY CAUSE A DELAY IN OUR ABILITY TO DELIVER RETURNS TO INVESTORS.

     We have not yet identified an initial portfolio of the residential mortgage-backed securities to be purchased with the available net proceeds of this offering. Therefore, there could be a delay between the time you invest in shares and the time all of the available net proceeds are invested by us. This could cause a substantial delay in the time it takes for your investment to realize its full potential return or any return at all. In addition, you will have no opportunity to evaluate the terms of investments or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on our future investment selection.

  WE WERE INCORPORATED IN SEPTEMBER 2003 AND HAVE A LIMITED OPERATING HISTORY.

     NYMC, our mortgage banking operation subsidiary following completion of this offering, has a substantial operating history, but we were not formed until September 2003 and will have had no operations prior to the completion of this offering. We are relying on capital raised in this offering to fund our initial investments in retained mortgage loans and residential mortgage-backed securities. As a result, we have no history managing a portfolio of mortgage loans or mortgage-backed securities for you to determine the likelihood of our achieving our investment objectives. The results of our operations will depend on many factors, including:

     - the availability of opportunities for the acquisition of assets;

     - our ability to originate prime adjustable-rate and hybrid mortgage loans for our portfolio;

     - the level and volatility of interest rates;

     - readily accessible short- and long-term funding;

     - conditions in the financial markets; and

     - general economic conditions.

Our failure to invest the available net proceeds of this offering in loans and securities meeting our investment criteria could diminish our returns and have an adverse effect on our ability to make distributions to you.


  WE RELY ON KEY PERSONNEL WITH LONG-STANDING BUSINESS RELATIONSHIPS, THE LOSS OF ANY OF WHOM COULD IMPAIR OUR ABILITY TO SUCCESSFULLY OPERATE.


     Our future success depends, to a significant extent, on the continued services of Steven B. Schnall, our chairman of the board and co-chief executive officer, David A. Akre, our co-chief executive officer, Raymond A. Redlingshafer, Jr., our president and chief investment officer and other key members of our senior management team. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective mortgage loan origination channels is critically important to the success of our business. Although we have employment agreements with Mr. Schnall and other key executives, these executives may not remain employed with us. We do not maintain key person life insurance on any of our officers. The loss of services of one or more members of our senior management team could harm our business and our prospects.

  THE VALUATION OF NYMC WAS DETERMINED BETWEEN MANAGEMENT AND THE UNDERWRITERS.

     The valuation of NYMC, and, as a result, the number of shares of our common stock to be issued and cash, if any, to be paid to the principals of NYMC, Messrs. Schnall and Fierro, as consideration for our acquisition of NYMC, was determined jointly by Messrs. Schnall and Fierro and the underwriters. No third-party valuations or appraisals were obtained in determining this valuation. As a result, the valuation of NYMC does not represent an arms-length transaction, and may not be indicative of NYMC's actual fair market value.

  OUR DIRECTORS WILL APPROVE BROAD INVESTMENT GUIDELINES FOR US AND WILL NOT APPROVE EACH INVESTMENT WE MAKE.

     We will be authorized by our board of directors to invest in accordance with broad investment guidelines. Our board of directors will periodically review our investment guidelines and our portfolio. However, our board of directors will not review each proposed investment. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our executive officers. Furthermore, transactions entered into by us may be difficult or impossible to unwind by the time they are reviewed by our directors. We will have substantial discretion within the broad investment guidelines in determining the types of assets we may decide are proper investments for us.

  WE MAY CHANGE OUR INVESTMENT STRATEGY WITHOUT YOUR CONSENT, WHICH MAY RESULT IN OUR INVESTING IN RISKIER INVESTMENTS THAN OUR CURRENTLY PLANNED INVESTMENTS.

     We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to, among other things, credit risk, interest rate risk and real estate market fluctuations.

  OUR HEDGING TRANSACTIONS MAY LIMIT OUR GAINS OR RESULT IN LOSSES.

     We intend to use derivatives, primarily interest rate swaps and caps, to hedge our liabilities and this has certain risks, including the risk that losses on a hedging transaction will reduce the amount of cash available for distribution to you and that such losses may exceed the amount invested in such instruments. Our board of directors will adopt a general policy with respect to the use of derivatives, which will generally allow us to use derivatives when we deem appropriate for risk management purposes, but does not set forth specific guidelines. To the extent consistent with maintaining our status as a REIT, we may use derivatives, including interest rate swaps and caps, options, term repurchase contracts, forward contracts and futures contracts, in our risk management strategy to limit the effects of changes in interest rates on our operations. However, a hedge may not be effective in eliminating the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives in a hedging transaction.

  WE MAY BE REQUIRED TO REPURCHASE MORTGAGE LOANS THAT WE HAVE SOLD OR TO INDEMNIFY HOLDERS OF OUR MORTGAGE-BACKED SECURITIES.


     If any of the mortgage loans that we originate and sell, or that we pledge to secure mortgage-backed securities that we issue in our securitizations, do not comply with the representations and warranties that we make about the characteristics of the loans, the borrowers and the properties securing the loans, we may be required to repurchase those loans in the case of the loans that we have sold, or replace them with substitute loans or cash in the case of securitized loans. If this occurs, we may have to bear any associated losses directly. In addition, in the case of loans that we have sold, we may be required to indemnify the purchasers of such loans for losses or expenses incurred as a result of a breach of a representation or warranty made by us. Repurchased loans typically require an allocation of working capital to carry on our books, and our ability to borrow against such assets is limited, which could limit the amount by which we can leverage our equity. Any significant repurchases or indemnification payments could significantly harm our cash flow and results of operations and limit our ability to make distributions to you.


  WE MAY BE SUBJECT TO LOSSES DUE TO FRAUDULENT AND NEGLIGENT ACTS ON THE PART OF LOAN APPLICANTS, MORTGAGE BROKERS, OTHER VENDORS AND OUR EMPLOYEES.

     When we originate mortgage loans, we rely upon information supplied by borrowers and other third parties, including information contained in the applicant's loan application, property appraisal reports, title information and employment and income documentation. If any of this information is misrepresented or falsified and if we do not discover it prior to funding a loan, the actual value of such loan may be significantly lower than anticipated. As a practical matter, we generally bear the risk of loss associated with a misrepresentation whether it is made by the loan applicant, the mortgage broker, another third party or one of our employees. A loan subject to a material misrepresentation is typically unsaleable or is subject to repurchase or substitution if it is sold or securitized prior to detection of the misrepresentation. Although we may have rights against persons and entities who made or knew about the misrepresentation, those persons and entities may be difficult to locate, and it is often difficult to collect any monetary losses from them that we may have suffered.


     In addition, for the year ended December 31, 2003, with respect to approximately 36% of the mortgage loans we originated, as measured by principal balance, we received less than full documentation of the borrower's income and/or assets. In those cases, we base our credit decision on the borrower's credit score and credit history, the value of the property securing the loan and the effect of the loan on the borrower's debt service requirements. We believe that there is a higher risk of default on loans where there is less than full documentation of the borrower's income and/or assets.



  OUR PAST OPERATING RESULTS HAVE OCCURRED DURING A PERIOD OF RAPID GROWTH FOR THE RESIDENTIAL MORTGAGE INDUSTRY AND PRIOR TO THE IMPLEMENTATION OF OUR NEW BUSINESS STRATEGY AND, AS A RESULT, MAY NOT BE INDICATIVE OF OUR FUTURE OPERATING RESULTS.



     NYMC's growth rate has benefited from low interest rates and a long period of economic growth. NYMC's net income grew by more than 266.8% between the beginning of 2000 and the end of 2002, and by 269.9% for the year ended December 31, 2003 as compared to the same period in 2002. We do not know whether these favorable conditions will continue. Due to stable and decreasing interest rates over recent years, NYMC's historical performance may not be indicative of results in a rising interest rate environment, and our results of operations may be materially adversely affected if interest rates rise. In addition, NYMC's recent and rapid growth may distort some of its ratios and financial statistics and our change in business strategy to include the development of a portfolio of mortgage loans and mortgage-backed securities will make period-to-period comparisons difficult. In light of this growth and change in business strategy, NYMC's historical performance and operating and origination data may be of little relevance in predicting our future performance.


  IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY, OUR FINANCIAL PERFORMANCE COULD BE HARMED.


     In recent years, NYMC has experienced rapid growth that has placed pressure on NYMC's management, administrative, operational and financial infrastructure. If we experience rapid growth similar to NYMC, we may experience those same pressures. As of December 31, 2003, NYMC had grown to employ approximately 335 people, many of whom have limited experience with NYMC and a limited understanding of our systems and controls. An increase in the size of our operations may make it more difficult for us to ensure that we originate quality loans. We will need to attract and hire additional loan officers and management personnel in a competitive hiring environment to expand our business and, at the same time, continue to upgrade and expand our financial, operational and managerial systems and controls. We cannot assure you that we will be able to meet our capital needs, expand our systems effectively, allocate our human resources optimally nor identify and hire qualified employees. The failure to manage our growth effectively may significantly harm our business, financial condition, liquidity and profitability.


  WE FACE INTENSE COMPETITION THAT COULD ADVERSELY AFFECT OUR MARKET SHARE AND OUR REVENUES.

     We face intense competition from finance and mortgage banking companies, other mortgage REITs, Internet-based lending companies where entry barriers are relatively low, and, to a growing extent, from traditional bank and thrift lenders that have increased their participation in the mortgage industry. As we seek to expand our loan origination business further and expand our business strategy to build a portfolio of mortgage loans and mortgage-backed securities, we will face a significant number of additional competitors, many of whom will be well established in the markets we seek to penetrate. Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do.

     We anticipate that the majority of our competition will be in the mortgage industry. In addition to mortgage banking companies, Internet-based lending companies, traditional banks and thrift lenders, the government sponsored entities Fannie Mae and Freddie Mac are also expanding their participation in the mortgage industry. While the government sponsored entities presently do not have the legal authority to originate mortgage loans, they do have the authority to buy loans. If as a result of their purchasing practices, these government sponsored entities experience significantly higher-than-expected losses, the experience could adversely affect overall investor perception of the mortgage industry.

     Competition in the industry can take many forms, including lower interest rates and fees, less stringent underwriting standards, convenience in obtaining a loan, customer service, amount and term of a loan and marketing and distribution channels. The need to maintain mortgage loan volume in this competitive environment creates a risk of price and quality competition in the mortgage industry. Price competition could cause us to lower the interest rates that we charge borrowers, which could lower the value of our loans we sell or retain in our portfolio. If our competitors adopt less stringent underwriting standards, we will be pressured to do so as well. If we do not relax underwriting standards in response to our competitors, we may lose market share. If we relax our underwriting standards in response to price competition, we may be exposed to higher credit risk without receiving higher pricing to compensate for the higher risk. Any increase in these pricing and underwriting pressures could reduce the volume of our loan originations and sales and significantly harm our business, financial condition, liquidity and results of operations.

  WE MAY COMPLETE STRATEGIC ACQUISITIONS OF OTHER MORTGAGE BANKING BUSINESSES OR RELATED ASSETS AT A PURCHASE PRICE THAT EXCEEDS THEIR FAIR VALUE, AND EVEN IF WE COMPLETE THESE ACQUISITIONS AT A FAIR PRICE, WE MAY NOT BE SUCCESSFUL IN INTEGRATING ANY ACQUIRED BUSINESS WITH OURS EFFICIENTLY.

     We intend to selectively pursue strategic acquisitions in the mortgage banking business as part of our business strategy to grow our business. We may overvalue the business or assets we are seeking to acquire and, as a result, we may pay a purchase price that exceeds the fair value of the acquired business or assets. In addition, even if we pay a fair price for any acquired business, we may not be able to integrate the acquired business with our own efficiently. Finally, we may incur unforeseen liabilities in connection with any acquisition we undertake. Any of the foregoing risks could have a material adverse effect on our financial condition or results of operations and our ability to make distributions to you.

  THE SUCCESS AND GROWTH OF OUR MORTGAGE LOAN ORIGINATION BUSINESS WILL DEPEND UPON OUR ABILITY TO ADAPT TO AND IMPLEMENT TECHNOLOGICAL CHANGES.

     Our mortgage loan origination business is dependent upon our ability to interface effectively with our borrowers and other third parties and to process loan applications efficiently. The origination process is becoming more dependent upon technological advancement, such as the ability to process applications over the Internet, interface with borrowers and other third parties through electronic means and underwrite loan applications using specialized software. Implementing new technology and maintaining the efficiency of the current technology used in our operations may require significant capital expenditures. As these requirements increase in the future, we will have to develop these technological capabilities fully to remain competitive or our business will be significantly harmed.

  AN INTERRUPTION IN SERVICE OR BREACH IN SECURITY OF OUR INFORMATION SYSTEMS COULD IMPAIR OUR ABILITY TO ORIGINATE LOANS ON A TIMELY BASIS AND MAY RESULT IN LOST BUSINESS.

     We rely heavily upon communications and information systems to conduct our business. Any failure or interruption in service or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received and processed and reduced efficiency in loan servicing. We cannot assure you that no material failures or interruptions will occur or, if they do occur, that we or the third parties on whom we rely will adequately address them. The occurrence of any failures or interruptions could significantly harm our business.

  OUR OPERATIONS ARE SUBJECT TO A BODY OF COMPLEX LAWS AND REGULATIONS AT THE FEDERAL, STATE AND LOCAL LEVELS.

     We must comply with the laws, rules and regulations, as well as judicial and administrative decisions, of all jurisdictions in which we originate mortgage loans, as well as an extensive body of federal laws, rules and regulations. The volume of new or modified laws, rules and regulations applicable to our business has increased in recent years and individual municipalities have also begun to enact laws, rules and regulations that restrict or otherwise affect loan origination activities, and in some cases loan servicing activities. The laws, rules and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. It may be more difficult to identify comprehensively, to interpret accurately, to program properly our information systems and to effectively train our personnel with respect to all of these laws, rules and regulations, thereby potentially increasing the risks of non-compliance with these laws, rules and regulations.

     Our failure to comply with these laws, rules and regulations can lead to:

     - civil and criminal liability, including potential monetary penalties;

     - loss of state licenses or permits required for continued lending and servicing operations;

     - legal defenses causing delay or otherwise adversely affecting our ability to enforce loans, or giving the borrower the right to rescind or cancel the loan transaction;

     - demands for indemnification or loan repurchases from purchasers of our loans;

     - class action lawsuits; and

     - administrative enforcement actions.

     Some states in which we operate may impose regulatory requirements on our officers and directors and parties holding 10%, and in some cases 5%, of our outstanding shares of common stock. If any officer, director or person holding 10%, and in some cases 5%, or more of our outstanding shares of common stock fails to meet or refuses to comply with a state's applicable regulatory requirements for mortgage lending, we could lose our authority to conduct business in that state. The loss of our authority to conduct business in a state, for this or any other reason, could have a material adverse effect on our business, financial condition, liquidity and results of operations.

  NEW LEGISLATION MAY RESTRICT OUR ABILITY TO MAKE MORTGAGE LOANS, NEGATIVELY IMPEDING OUR REVENUES.

     In recent years, federal and several state and local laws, rules and regulations have been adopted, or are under consideration, that are intended to eliminate certain lending practices, often referred to as "predatory" lending practices, that are considered to be abusive. Many of these laws, rules and regulations restrict commonly accepted lending activities and would impose additional costly and burdensome compliance requirements on us. These laws, rules and regulations impose certain restrictions on loans on which certain points and fees or the annual percentage rate, or APR, meets or exceeds specified thresholds. Some of these restrictions expose a lender to risks of litigation and regulatory sanction regardless of how carefully a loan is underwritten. In addition, an increasing number of these laws, rules and regulations seek to impose liability for violations on the purchasers of mortgage loans, regardless of whether a purchaser knew of or participated in the violation. Accordingly, the third parties that buy our loans or provide financing for our loan originations may not want, and are not contractually required, to buy or finance loans that do not comply with these laws, rules and regulations.

     The continued enactment of these laws, rules and regulations may prevent us from making certain loans and may cause us to reduce the APR or the points and fees we charge on the mortgage loans that we originate. In addition, the difficulty of managing the compliance risks presented by these laws, rules and regulations may decrease the availability of warehouse financing and the overall demand for the purchase of our originated loans. These laws, rules and regulations have increased our cost of doing business as we have been required to develop systems and procedures to ensure that we do not violate any aspect of these new requirements.

     In addition, many of these state laws, rules and regulations are not applicable to the mortgage loan operations of national banks or other financial institutions chartered by the federal government. Therefore, the mortgage loan operations of these institutions are at a competitive advantage to us since they do not have to comply with many of these laws.



     Our goal is to avoid originating loans that meet or exceed the APR or "points and fees" threshold of these laws, rules and regulations except in the relatively small number of states in which the laws, rules and regulations relating to APR and "points and fees" thresholds allow, in our judgment, these loans to be made within our strict legal compliance standards and without undue risk relative to litigation or to the enforcement of the loan according to its terms. If we elect to relax our self-imposed restrictions on originating loans subject to these laws, rules and regulations, we will be subject to greater risks for actual or perceived non-compliance with the laws, rules and regulations, including demands for indemnification or loan repurchases from the parties to whom we broker or sell loans, class action lawsuits, increased defenses to foreclosure of individual loans in default, individual claims for significant monetary damages and administrative enforcement actions. Any of the foregoing could significantly harm our business, cash flow, financial condition, liquidity and results of operations.


  COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002 AND PROPOSED AND RECENTLY ENACTED CHANGES IN SECURITIES LAWS AND REGULATIONS ARE LIKELY TO INCREASE OUR COSTS.


     The Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. These rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.


  WE ARE EXPOSED TO ENVIRONMENTAL LIABILITIES WITH RESPECT TO PROPERTIES TO WHICH WE TAKE TITLE.


     In the course of our business, we may foreclose and take title to residential properties securing our mortgage loans, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.


RISKS RELATED TO THIS OFFERING

 THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK, AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP FOLLOWING THIS OFFERING.

     Prior to this offering, there has been no public market for our common stock. We anticipate applying for listing our common stock on the New York Stock Exchange in connection with this offering, but even if our common stock is approved for listing, an active trading market for our common stock may never develop or be sustained. Our common stock may have limited trading volume, and many investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. This illiquidity could have an adverse effect on the market price of our common stock. In addition, a stockholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. A substantial sale of our common stock could have a material adverse effect on the market price of our common stock.

  OUR STOCK PRICE AND TRADING VOLUME MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR OUR STOCKHOLDERS.

     Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

     - general economic conditions;

     - actual or anticipated changes in our future financial performance;

     - changes in financial estimates by securities analysts;

     - changes in market interest rates;

     - competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships or capital commitments;

     - the operations and stock performance of our competitors;

     - developments in the mortgage lending industry or the financial services sector generally;

     - the impact of new state or federal legislation or court decisions restricting the activities of lenders or suppliers of credit in our market;

     - fluctuations in our quarterly operating results;

     - additions or departures of senior management and key personnel;

     - actions by institutional stockholders; and

     - general market and economic conditions.

     If the market price of our common stock declines significantly, you may be unable to resell your common stock at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the initial public offering price, in the future. In addition, the stock market in general can experience considerable price and volume fluctuations.

  THE INITIAL PUBLIC OFFERING PRICE MAY BE HIGHER THAN THE MARKET PRICE OF OUR COMMON STOCK AFTER THIS OFFERING.

     You will pay a price for the common stock that was not established in a competitive market. Instead, you will pay a price that we negotiated with the representative of the underwriters. See "Underwriting" for factors considered in determining the initial public offering price. The initial public offering price does not necessarily bear any relationship to our book value or the fair market value of our assets, and may be higher than the market price of our common stock after this offering.

  WE HAVE NOT ESTABLISHED A MINIMUM DIVIDEND PAYMENT LEVEL AND WE MAY NOT HAVE THE ABILITY TO PAY DIVIDENDS TO YOU IN THE FUTURE.

     We intend to pay quarterly dividends following the end of the first full fiscal quarter after completion of this offering and to pay dividends to our stockholders of all or substantially all of our REIT taxable income in each year. We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. In addition, some of our distributions may include a return of capital. All dividends will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. We cannot predict our ability to pay dividends to you in the future.

  FUTURE SALES OF SHARES OF OUR COMMON STOCK, INCLUDING SHARES OF COMMON STOCK BY OUR INSIDERS, MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

     Any sales of a substantial number of shares of our common stock, or the perception that those sales might occur, may cause the market price of our common stock to decline. Our directors and our executive officers have agreed with the underwriters not to sell the common stock they hold earlier than 180 days after the date of this prospectus. We are unable to predict whether significant numbers of shares will be sold in the open market in anticipation of or following a sale by insiders.

  OUR BOARD OF DIRECTORS MAY AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES THAT MAY CAUSE DILUTION.


     Our charter authorizes our board of directors, without your approval, to:


     - authorize the issuance of additional common or preferred stock in connection with future equity offerings, acquisitions of securities or other assets of companies; and

     - classify or reclassify any unissued common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares, including the issuance of shares of preferred stock that have preference rights over the common stock with respect to dividends, liquidation, voting and other matters or shares of common stock that have preference rights over your common stock with respect to voting.


The issuance of additional shares could be substantially dilutive to your shares. Additionally, as permitted by the Maryland General Corporation Law, our charter contains a provision permitting our board of directors, without any action by our stockholders, to amend our charter to increase the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.


  FUTURE OFFERINGS OF DEBT SECURITIES, WHICH WOULD BE SENIOR TO OUR COMMON STOCK IN LIQUIDATION, OR EQUITY SECURITIES, WHICH WOULD DILUTE OUR EXISTING STOCKHOLDERS AND MAY BE SENIOR TO OUR COMMON STOCK FOR THE PURPOSES OF DISTRIBUTIONS, MAY HARM THE VALUE OF OUR COMMON STOCK.


     In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, preferred stock or common stock. If we were to liquidate, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets before the holders of our common stock. Additional equity offerings by us may dilute your interest in us or reduce the value of your shares of common stock, or both. Our preferred stock, if issued, could have a preference on distribution payments that could limit our ability to make a distribution to you. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares of common stock and diluting your interest in us.


  IF YOU PURCHASE SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.


     We expect the offering price of our common stock to be higher than the book value per share of our common stock immediately following the offering and our acquisition of NYMC. Accordingly, if you purchase common stock in this offering,
you will experience immediate dilution of approximately $     in net tangible
book value per share following our acquisition of NYMC. This means that investors who purchase shares will likely pay a price per share that exceeds the net book value following our acquisition of NYMC of our tangible assets after subtracting our liabilities following our acquisition of NYMC.



     Moreover, to the extent that we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised, you may experience further dilution.

TAX RISKS RELATED TO OUR BUSINESS AND STRUCTURE

  FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO MAKE DISTRIBUTIONS.

     We intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, we will receive at the closing of the offering an opinion of our legal counsel Hunton & Williams LLP that, based on certain assumptions and representations, we will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of Hunton & Williams LLP based on its review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and our qualification as a REIT will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. See "Federal Income Tax Consequences of Our Status as a REIT -- Taxation of Our Company."

     If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, we generally would be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Failing to obtain, or losing, our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability, and we would no longer be required to make distributions to stockholders. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

  REIT DISTRIBUTION REQUIREMENTS COULD ADVERSELY AFFECT OUR LIQUIDITY.

     In order to qualify as a REIT, we generally are required each year to distribute to our stockholders at least 90% of our REIT taxable income, excluding any net capital gain. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary REIT income for that year, (ii) 95% of our REIT capital gain net income for that year, and (iii) 100% of our undistributed REIT taxable income from prior years.

     We intend to make distributions to our stockholders to comply with the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short-term basis to meet the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax.

     Certain of our assets may generate substantial mismatches between REIT taxable income and available cash. Such assets could include mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable income in advance of the receipt of cash. As a result, our taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

     - sell assets in adverse market conditions,

     - borrow on unfavorable terms or

     - distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.

     Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments, initially, by raising capital in this offering and, subsequently, through borrowings from financial institutions, along with securitization financings. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

  RECENT CHANGES IN TAXATION OF CORPORATE DIVIDENDS MAY ADVERSELY AFFECT THE VALUE OF OUR COMMON STOCK.

     The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was signed into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by domestic noncorporate taxpayers on dividends received from a regular subchapter C corporation. This reduced tax rate, however, generally will not apply to dividends paid to domestic noncorporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders still generally will be subject to less total federal income taxation than earnings of a non-REIT subchapter C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic noncorporate investors to view the stock of non-REIT subchapter C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because dividends from non-REIT subchapter C corporations generally will be taxed at a lower rate to the investor while dividends from REITs generally will be taxed at the same rate as the investor's other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular, either in terms of absolute price or relative to other investments.

RISKS RELATED TO OUR COMPANY, STRUCTURE AND CHANGE IN CONTROL PROVISIONS

  MAINTENANCE OF OUR INVESTMENT COMPANY ACT EXEMPTION IMPOSES LIMITS ON OUR OPERATIONS.

     We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. To maintain exemption, the assets that we may acquire will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on our operations and the market price for our common stock.


  THE STOCK OWNERSHIP LIMIT IMPOSED BY OUR CHARTER MAY INHIBIT MARKET ACTIVITY IN OUR STOCK AND MAY RESTRICT OUR BUSINESS COMBINATION OPPORTUNITIES.



     In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the issued and outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first REIT taxable year. Attribution rules in the Internal Revenue Code apply to determine if any individual or entity actually or constructively owns our stock for purposes of this requirement. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of each taxable year. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our stock. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and provides that, unless exempted by our board of directors, no person other than our chairman and co-chief executive officer Steven B. Schnall, may own more than 9.4% in value of the outstanding shares of our capital stock. Our board of directors may grant an exemption from that ownership limit in its sole discretion, subject to such conditions, representations and undertakings as it may determine. This ownership limit could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.


  OUR EXECUTIVES OFFICERS HAVE AGREEMENTS THAT PROVIDE THEM WITH BENEFITS IN THE EVENT THEIR EMPLOYMENT IS TERMINATED FOLLOWING A CHANGE OF CONTROL.

     We have entered into agreements with the members of our senior management team, Messrs. Schnall, Akre, Redlingshafer, Wirth and Mumma, that provide them with severance benefits if their employment ends under specified circumstances following a change in control. These benefits could increase the cost to a potential acquirer of us and thereby prevent or discourage a change of control that might involve a premium price for your shares or otherwise be in your best interest.


  CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS COULD HINDER, DELAY OR PREVENT A CHANGE IN CONTROL WHICH COULD HAVE AN ADVERSE EFFECT ON THE VALUE OF OUR COMMON STOCK.



     Certain provisions of Maryland law, our charter and our bylaws may have the effect or discouraging, delaying or preventing transactions that involve an actual or threatened change in control. These provisions include the following:



          Removal of Directors. Under our charter, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed with or without cause only by the affirmative vote of the holders of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.



          Classified Board of Directors. Although currently all members of our board of directors will be subject to election or re-election at each annual meeting of stockholders, Maryland law permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to divide the members of our board of directors into up to three classes with only one class standing for election in any year.



          Board Vacancies. Immediately prior to this offering, we expect to elect to be subject to certain provisions of Maryland law that vest in the board of directors the exclusive right, by the affirmative vote of the majority of the remaining directors, to fill vacancies on the board resulting from any reason, even if the remaining directors do not constitute a quorum. A vacancy shall be filled for the remainder of the term in which the vacancy occurred.



          Limitation on Stockholder-Requested Special Meetings. Our bylaws provide that our secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.



          Advance Notice Provisions for Stockholder Nominations and Proposals. Generally, our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, meetings of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.



          Preferred Stock. Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without the approval of our stockholders.



          Maryland Business Combination Act. The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuance of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding voting stock of a Maryland corporation. Our board of directors expects to adopt a resolution immediately prior to this offering exempting us from application of this statute. However, our board of directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between us and other persons.



          Maryland Control Share Acquisition Act. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" means voting shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means that acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then subject to certain conditions and limitations, the corporation may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting any and all acquisitions by any person of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition would be subject to the Maryland Control Share Acquisition Act.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Summary," "Risk Factors," "Dividend Policy and Distributions," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Company" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negative of these terms or other comparable terminology.

     The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the following risks before you make an investment in our common stock:

     - the factors referenced in this prospectus, including those set forth under the sections captioned "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Company;"

     - general volatility of the capital markets and the market price of our common stock;

     - changes in our business strategy;

     - availability, terms and deployment of capital;

     - availability of qualified personnel; and

     - changes in our industry, interest rates or the general economy.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                  MARKET DATA

     Market data and forecasts used in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

                                USE OF PROCEEDS


     We estimate that the net proceeds of this offering will be approximately $228.5 million, based on an assumed initial public offering price of $10 per share, which is the mid-point of the range set forth on the cover page of this prospectus, and after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase up to an additional 3,750,000 shares of our common stock in this offering, our net proceeds will be approximately $263.4 million. We intend to use the net proceeds of this offering:



     - cause NYMC to repay promissory notes in the amounts of $11,432,550 and $2,274,352 to Messrs. Schnall and Fierro, respectively, issued by NYMC on August 31, as amended and restated on December 23, 2003, and as further amended and restated on February 26, 2004, and due no later than April 30, 2004, that bear interest at an annual rate of 3%, as distributions equal to NYMC's paid-in equity and retained earnings as of August 31, 2003;



     - to purchase on a leveraged basis (likely eight to 12 times) an initial portfolio of residential mortgage-backed securities that are guaranteed by a government sponsored entity or rated investment grade by a nationally recognized statistical rating agency; and


     - for general corporate purposes, including working capital and potential future acquisitions.

     We may need a significant amount of time to fully invest the available net proceeds of this offering in our intended investments and to fully implement our leveraging strategy to increase the total amount of our investments to our desired level. In the meantime, funds will be committed to interest-bearing short-term investment grade securities which are consistent with our intention to qualify as a REIT. We will not leverage our temporary investment in these securities. These investments are expected to provide a lower net return than we hope to achieve from our intended use of the proceeds of this offering.

     A tabular presentation of our estimated use of proceeds that we will receive in this offering, assuming that the underwriters' over-allotment option is not exercised, follows:


                                                               DOLLAR AMOUNT    PERCENTAGE
                                                               --------------   -----------
                                                               (IN THOUSANDS)
Gross offering proceeds to us...............................      $250,000         100.0%
Underwriting discounts and commissions......................        17,500           7.0
Other expenses of offering..................................         5,000           2.0
Net offering proceeds.......................................       227,500          91.0
Estimated amount of net proceeds used to repay two
  promissory notes due to Messrs. Schnall and Fierro........        13,707           5.5
Estimated amount of net proceeds used to purchase initial
  portfolio of residential mortgage-backed securities.......       201,293          80.5
Estimated amount of net proceeds used for general corporate
  purposes, working capital and potential future
  acquisitions..............................................        12,500           5.0
Total net offering proceeds used............................
Total underwriting discounts, commissions and other
  expenses..................................................       227,500          91.0
Total application of gross offering proceeds to us..........      $250,000         100.0%

                       DIVIDEND POLICY AND DISTRIBUTIONS

     We intend to make regular quarterly distributions to our stockholders so that we distribute each year all or substantially all of our REIT taxable income so as to avoid paying corporate level income tax and excise tax on our earnings and to qualify for the tax benefits accorded to REITs under the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of:

     - 85% of our ordinary REIT income for that year;

     - 95% of our capital gain net income for that year; and

     - 100% of our undistributed REIT taxable income from prior years.

Our REIT taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

     - sell assets in adverse market conditions;

     - borrow on unfavorable terms; or

     - distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.

     Any distributions we make will be at the discretion of our board of directors and will depend upon a number of factors, including:

     - our results of operations;

     - the timing of interest and principal we receive from our loans and securities;

     - our obligation to pay debt service on our borrowings;

     - the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and

     - other factors that our board of directors deems relevant.

     We may, under certain circumstances, make a distribution of capital or of assets. These distributions, if any, will be made at the discretion of our board of directors. Distributions will be made in cash to the extent that cash is available for distribution.

     It is anticipated that distributions generally will be taxable as ordinary income to our stockholders, although a portion of our distributions may be designated by us as long-term capital gain or may constitute a return of capital. Distributions to our stockholders will be treated as dividends to the extent that we have current or accumulated earnings and profits. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by us, see "Federal Income Tax Consequences of Our Status as a REIT -- Requirements for Qualification -- Distribution Requirements."

     Our ability to pay dividends to you will depend primarily on our receipt of interest and principal payments from our loans and mortgage-backed securities and any distributions we receive from NYMC. As a taxable REIT subsidiary, NYMC will be subject to regular corporate income tax on the taxable income that it generates. We may cause NYMC to retain after-tax earnings or distribute all or a portion of its after-tax earnings to us to the extent allowable under the REIT provisions of the Internal Revenue Code. If NYMC distributes any of its after-tax earnings to us, we will include that distributed amount in the dividends we pay to our stockholders and, for domestic non-corporate taxpayers, that portion of our dividends, unlike distributions of our REIT taxable income, generally will be eligible to be taxed at the current 15% maximum marginal rate for corporate dividends. See "Federal Income Tax Consequences of Our Status as a REIT -- Taxation of Taxable U.S. Stockholders."

     If we are unable to successfully execute our business plan, we may not have cash available to pay dividends.

     In the future, our board of directors may elect to adopt a dividend reinvestment plan.

                                 CAPITALIZATION

     The following table sets forth:


     - NYMC's actual capitalization as of December 31, 2003;



     - our capitalization as of December 31, 2003, as adjusted to give effect to
       (i) the sale of shares of our common stock in this offering at an assumed initial public offering price of $10.00 per share, which is the mid-point of the range set forth on the cover page of this prospectus, and after deducting the underwriting discount and estimated expenses payable by us in connection with this offering and the application of the net proceeds of the offering as described under the heading "Use of Proceeds" other than any use of proceeds related to our acquisition of NYMC and (ii) to a contribution of $1,000,000 by Messrs. Schnall and Fierro to NYMC on February 26, 2004; and



     - our capitalization as of December 31, 2003 pro forma, as adjusted to give effect to our acquisition of NYMC as described under the heading "Our Acquisition of NYMC".


     This table should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 38 and the financial statements and related notes included elsewhere in this prospectus.


                                                          DECEMBER 31, 2003
                                                      --------------------------     PRO FORMA
                                                         ACTUAL      AS ADJUSTED   AS ADJUSTED(2)
                                                      ------------   -----------   --------------
DEBT:
Financing arrangements..............................  $ 90,425,133   $90,425,133    $90,425,133
Subordinated notes due to members(1)................    14,706,902             0              0
STOCKHOLDERS' EQUITY:
Members' equity (deficit)...........................      (473,625)
Common stock, $0.01 par value,      shares
  authorized,          shares issued and outstanding
  pro forma and         shares issued and
  outstanding pro forma as further adjusted as of
  December 31, 2003.................................
Additional paid-in capital..........................            --
                                                      ------------   -----------    -----------
Total stockholders' equity..........................      (473,625)
                                                      ------------   -----------    -----------
Total capitalization................................  $104,658,410   $              $
                                                      ============   ===========    ===========


---------------


(1) Includes subordinated notes in original principal amounts of $12,132,550 and $2,574,352 payable by NYMC to Messrs. Schnall and Fierro, respectively.



(2) Does not give effect to the issuance of 1,000,000 shares of our common stock to Messrs. Schnall and Fierro to be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.

                                    DILUTION

DILUTION AFTER THIS OFFERING

     Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of common stock immediately after this offering and our acquisition of NYMC. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of outstanding shares of our outstanding common stock, after giving effect to:


          (a) the issuance of 3,129,310 shares of our common stock in connection with our acquisition of NYMC, which excludes 1,000,000 shares of our common stock to be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets;



          (b) the sale of the common stock offered by this prospectus, at an assumed initial public offering price of $10.00 per share, and our
              receipt of approximately $          million in net proceeds from
              this offering, after deducting the underwriting discount, repayment of the promissory notes and accrued interest due from NYMC to Messrs. Schnall and Fierro as described in "Use of Proceeds" and estimated offering expenses;



          (c) the issuance of 647,909 shares of restricted common stock to members of our board of directors and senior management upon the closing of this offering (the amount of restricted stock assumes that the underwriters' over-allotment option to purchase up to an
              additional           shares will not be exercised and may be
              greater depending on the extent to which the underwriters elect to exercise their over-allotment option); and



          (d) the contribution by Messrs. Schnall and Fierro of an aggregate of $1,000,000 of capital to NYMC effective February 26, 2004.



     Our pro forma net tangible book value as of December 31, 2003 would have
been approximately $          million, or $   per share of common stock. This
amount represents an immediate dilution in pro forma net tangible book value of
$   per share of common stock to new investors. The following table illustrates this dilution.



Initial public offering price...............................  $10.00
Net tangible book value per share as of December 31, 2003...  $
Contribution of capital effective February 26, 2004.........  $
Increase in net tangible book value per share to existing
  stockholders attributable to new investors................  $
Pro forma net tangible book value per share after this
  offering..................................................  $
Dilution per share to new investors.........................  $

                                  OUR HISTORY

     NYMC was formed in 1998 as the result of a combination of New York Mortgage Corp. and First Security Financial Services, Inc. Prior to 1998, New York Mortgage Corp. was a retail mortgage brokerage founded in 1991 by Steven B. Schnall. Prior to 1998, First Security Financial Services was a niche, wholesale mortgage banker founded in 1989 by Joseph Fierro. Since its inception in 1998, and commencement of operations in the first quarter of 1999, NYMC has achieved substantial growth in loan volume, revenues and profitability. New York Mortgage Trust, Inc. was formed as a Maryland corporation in September 2003.


                            OUR ACQUISITION OF NYMC



     Upon completion of this offering, Messrs. Schnall and Fierro and their affiliates will contribute their respective ownership interests in NYMC to us and NYMC will become a wholly-owned taxable REIT subsidiary of ours. As consideration for the contribution of their ownership interests in NYMC to us, we will issue to Messrs. Schnall and Fierro and their affiliates a total of 4,129,310 shares of our common stock (70% of which, or 2,890,512 shares, to Mr. Schnall and his affiliate and 30% of which, or 1,238,793 shares, to Mr. Fierro and his affiliate), of which 1,000,000 shares in the aggregate will be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.



     The acquisition of NYMC is accounted for under generally accepted accounting principles as a merger under common control, pursuant to which the membership interests in NYMC are exchanged for shares of our common stock at closing. In addition, under generally accepted accounting principles, the consideration payable for the membership interests in NYMC does not include the 1,000,000 shares of our common stock issuable to Messrs. Schnall and Fierro and their affiliates to be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets. Based on an assumed offering price of $10.00 per share, the total consideration in the acquisition is valued at $31,293,098 (3,129,309 shares of common stock valued at $10.00 per share).


     In connection with this offering, we intend to elect to be taxed as a REIT under Sections 856 through 859 of the Internal Revenue Code. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual annual (or in some cases, quarterly) operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our outstanding stock. We believe that we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for taxation as a REIT for federal income tax purposes.

     As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property. In addition, NYMC, our taxable REIT subsidiary, will be subject to corporate income tax on its taxable income.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                            OF OUR COMPANY AND NYMC

     You should read the following summary historical and pro forma financial data in conjunction with our historical and unaudited pro forma consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus.


     The following table sets forth summary pro forma consolidated financial and operating data on an unaudited pro forma consolidated basis for our company and historical financial data for NYMC. The historical financial data included reflects our business strategy prior to the completion of this offering (see "Our Company" beginning on page 59). Accordingly, our historical financial results will not be indicative of our future performance (in part due to our expected strategy of retaining on our balance sheet certain originated loans which will reduce the number of loans we sell, causing our total gains on sale under GAAP to be lower than we have historically recognized). We have not presented historical financial information for New York Mortgage Trust because New York Mortgage Trust was formed on September 26, 2003 and has not had any operations though the period ended December 31, 2003, and because we believe that a discussion of the historical results of New York Mortgage Trust would not be meaningful.



     The summary historical balance sheet data as of December 31, 2003, 2002 and 2001 of NYMC and summary statement of operations data for the years ended December 31, 2003, 2002, 2001 and 2000 of NYMC have been derived from the historical financial statements of NYMC audited by Deloitte & Touche LLP, our independent auditors, whose report with respect thereto is included elsewhere in this prospectus. The selected historical financial information as of December 31, 2000 and 1999 and for the year ended December 31, 1999 and 1998, have been derived from the unaudited financial statements of NYMC.



     Our unaudited summary pro forma consolidated financial statements as of and for the year ended December 31, 2003 assume, as of the beginning of the period presented for the operating data and as of the stated date for the balance sheet data, the completion of our acquisition of NYMC, the completion of this offering and the application of the net proceeds, to the extent discernable, contractual or as otherwise factually supportable, as described in "Use of Proceeds."


     As the execution of our business plan is contingent upon the completion of this offering, it is assumed that the available net proceeds from this offering are held as cash for purposes of this pro forma presentation and not invested in mortgage loans and mortgage-backed securities on a leveraged basis as contemplated by our business plan. As a result, our unaudited pro forma financial data is not indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated had this offering and our acquisition of NYMC been completed at the beginning of the periods covered by the pro forma financial statements, nor does it purport to represent our future financial position or results of operations.

            SELECTED FINANCIAL DATA AS OF AND FOR THE PERIODS ENDED

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                         YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------------------
                                                PRO FORMA(1)   HISTORICAL                   HISTORICAL(2)
                                                ------------   ----------   ----------------------------------------------
                                                    2003          2003        2002        2001        2000        1999
                                                ------------   ----------   --------   ----------   --------   -----------
OPERATING DATA:
Revenues:
Gains on sales of mortgage loans..............  $    23,031    $   23,031   $  9,858    $  6,429    $  3,336    $  2,350
Revenue from brokered loans...................        6,682         6,682      5,241       3,749       4,317       2,936
Interest income...............................        7,610         7,610      2,986       1,570         625         111
Miscellaneous.................................           45            45         15          48          20       1,290
                                                -----------    ----------   --------    --------    --------    --------
  Total revenues..............................       37,368        37,368     18,100      11,796       8,298       6,687
                                                -----------    ----------   --------    --------    --------    --------
Salaries, commission, and related expenses....       13,645         9,247      5,788       3,644       2,891       3,523
Cost of brokered loans........................        3,733         3,734      2,992       2,174       2,235       1,266
Interest expense..............................        3,119         3,266      1,673       1,289         476         172
General and administrative expenses...........        7,461         7,395      3,897       2,808       2,169       1,605
                                                -----------    ----------   --------    --------    --------    --------
  Total expenses..............................       27,958        23,642     14,350       9,915       7,771       6,566
                                                -----------    ----------   --------    --------    --------    --------
Income before provision for income taxes......        9,410        13,726      3,750       1,881         527         121
Income taxes..................................        4,162            --         --          --          --          --
                                                -----------    ----------   --------    --------    --------    --------
  Net income..................................  $     5,248    $   13,726   $  3,750    $  1,881    $    527    $    121
                                                ===========    ==========   ========    ========    ========    ========
Pro forma basic income per share(3)...........  $              $       --         --          --          --          --
Pro forma diluted income per share(3).........  $              $       --         --          --          --          --
Pro forma weighted average common stock
  outstanding -- basic........................                         --         --                      --          --
Pro forma weighted average common stock
  outstanding -- diluted......................                         --         --                      --          --
BALANCE SHEET DATA:
Cash and equivalents..........................  $   217,405    $    3,899   $  2,746    $  1,549    $     52    $  1,089
Loans held for sale...........................       36,258        36,258     34,039       9,894       3,784         929
Due from loan purchasers......................       58,862        58,862     40,621      20,707           0           0
Total assets..................................      323,587       110,081     83,004      34,561      12,592       4,454
Financing arrangements........................       90,425        90,425     73,016      29,705      10,050       1,734
Subordinated notes due to members.............            0        14,707          0           0           0           0
Total liabilities.............................       95,700       110,555     76,504      30,891      10,538       2,698
Equity (deficit)..............................      227,887          (474)     6,500       3,670       2,054       1,757
OTHER DATA:
Purchase money originations...................           --    $  803,446   $469,404    $374,454    $352,634    $154,057
Refinancing originations......................           --       796,879    407,827     209,748      45,753      29,170
                                                -----------    ----------   --------    --------    --------    --------
  Total originations..........................           --    $1,600,325   $877,231    $584,202    $398,387    $183,227
                                                -----------    ----------   --------    --------    --------    --------
Fixed-rate originations.......................           --    $  890,172   $518,382    $398,056    $191,981    $ 97,546
Adjustable-rate originations..................           --       710,153    358,849     186,146     206,406      85,681
                                                -----------    ----------   --------    --------    --------    --------
  Total originations..........................           --    $1,600,325   $877,231    $584,202    $398,387    $183,227
Weighted average middle credit score..........           --           717        724         721         723         719
Total mortgage sales..........................           --    $1,234,848   $633,223    $404,470    $170,574    $ 44,128
Brokered originations.........................           --    $  365,477   $244,008    $179,732    $209,345    $ 72,151
Weighted average whole loan sales price over
  par.........................................           --          1.75%      1.52%       1.37%       1.27%       1.19%
Operating expense as a percent of total loans
  originated(4)...............................           --          1.25%      1.41%       1.45%       1.78%       3.49%
Return on average assets(5)...................           --          14.2%       6.4%        8.0%        6.2%         --
Number of branches at period end..............           --            15         13           7           3           3
Number of employees at period end.............           --           335        184         147         117          90


---------------

(1) As the execution of our business plan is contingent upon the completion of this offering, it is assumed that the available net proceeds from this offering are held as cash for purposes of this pro forma presentation rather than invested in mortgage-backed loans and mortgage securities on a leveraged basis as contemplated by our business plan. Other significant differences in our contemplated business

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    plan versus the pro forma presentation include the retention by us of a portion of the loans originated by NYMC, which have historically been sold to third party investors and are a significant source of NYMC's historical revenues. In addition, retention of these loans by us would generate additional qualifying interest income for purposes of the REIT gross income tests that would not be subject to corporate income tax, but would be subject to the REIT distribution requirements. As our contemplated business plan assumes that NYMC will be a taxable REIT subsidiary, the pro forma analysis indicates pro forma net income taxed at statutory federal and state corporate tax rates. As a result, our pro forma financial data is not indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated had this offering and our acquisition of NYMC actually been completed at the beginning of the periods covered by the pro forma financial statements, nor does it purport to represent our future financial position or results of operations.


(2) Although NYMC was formed in 1998, its financial operations did not begin until the first quarter of 1999 when it became licensed to perform mortgage banking and brokerage activities.



(3) Pro forma basic and diluted income per share are computed assuming this offering was consummated as of the first day of the period presented.



(4) Total operating expenses (total expenses excluding interest expense and depreciation and amortization expenses) divided by total originations, as measured by original principal balance.



(5) Return on average assets has been calculated by dividing net income for each respective period by the average of beginning and ending total assets for such period.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

     The following should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

GENERAL

     Upon completion of this offering, we will acquire NYMC. NYMC originates mortgage loans of all types, with a particular focus on prime adjustable- and fixed-rate, first lien, residential purchase mortgage loans. Historically, NYMC has sold all of the loans it originates to third parties, and has also brokered loans to other mortgage lenders prior to funding. Following completion of this offering and our acquisition of NYMC, we intend to build a leveraged portfolio of residential mortgage loans comprised largely of prime adjustable-rate and hybrid mortgage loans that we originate. NYMC does not currently service any loans. Following this offering, we will service loans that we originate and retain in our portfolio through a subservicer. In addition, in the short term and from time to time in the future, we intend to invest in mortgage-backed securities on a leveraged basis. Generally, we expect to continue to sell the fixed rate loans we originate to third parties as well as, any adjustable-rate or hybrid loans we originate that do not meet our investment criteria or portfolio requirements. We may also include in our mortgage loan portfolio loans acquired in bulk pools from other originators and securities dealers. We expect to qualify, and will elect to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, beginning with our short taxable year beginning on the business day immediately preceding the closing of this offering and ending December 31, 2004. NYMC will be a taxable REIT subsidiary of ours after completion of our acquisition of NYMC and this offering.

     NYMC has historically generated revenues through the origination and subsequent sale of funded loans. NYMC has typically held the loans it originates for a relatively short period of time after they are funded (generally for 10 to 90 days after closing) before the loans are transferred to a third party. NYMC's revenue to date has consisted primarily of:

     - net gains from the sale for cash of its loans at prices in excess of their origination costs (including overhead);

     - broker fees received in connection with loans it brokers to other lenders (approximately 20% of NYMC's loan volume);

     - net interest income, which is the difference between the interest income generated by its mortgage loans and its interest expense on the financing of its lending activities through its warehouse lines of credit and repurchase facilities during the time it holds its mortgage loans;

     - origination and discount fees; and

     - application fees, commitment fees and other customary ancillary fees generated on mortgage originations.

     NYMC's expenses to date have consisted primarily of:

     - salaries, commissions, benefits and associated payroll costs;

     - expenses directly related to brokered loans;

     - occupancy and equipment costs;

     - marketing, promotion and advertising costs;

     - professional dues, licensing, and permit fees;

     - office supplies and expenses;

     - data processing and communication costs;

     - travel and entertainment expenses; and

     - depreciation and amortization expense.

     Commissions paid to mortgage loan originators are 100% variable, meaning commissions are paid only upon the origination of the mortgage loan, while administrative and corporate salaries, benefits and related payroll costs may fluctuate based on management's assessment of appropriate levels of non-loan originator staffing, which correlates to actual and predicted future levels of mortgage loan origination volume.


     NYMC originates mortgage loans to finance both home purchases, referred to as purchase mortgages, and refinancings of existing mortgage loans. For the year ended December 31, 2003 NYMC's purchase loan originations represented 50.2% of NYMC's total residential mortgage loan originations as measured by principal balance, as compared to an industry-wide percentage of 34% for one to four family mortgage loans, according to the March 15, 2004 report of the Mortgage Bankers Association of America. NYMC's average volume of purchase mortgage loans relative to total originations has been 53%, 64% and 89% for the years 2002, 2001 and 2000, respectively. Refinancings generally occur in periods of declining interest rates and/or when the borrower has substantial equity in its home and wishes to incur additional mortgage debt and utilize the cash proceeds elsewhere.


     Although much of NYMC's growth has been generated internally, we may, from time to time in the future, engage in the acquisition of other mortgage banking businesses. Any acquisition may result in potentially dilutive issuances of equity securities and the incurrence of additional debt and expenses. We may also experience difficulties in integrating the operations, services, products and personnel of any such acquired company or the diversion of management's attention from ongoing business operations.

     Following completion of this offering, we expect to retain in a qualified REIT subsidiary substantially all of the adjustable-rate and hybrid mortgage loans that we originate and that meet our investment objectives and portfolio requirements, while continuing to sell the fixed-rate loans and other loans we originate that do not meet our investment criteria or portfolio requirements. We may also purchase whole loans from third parties either for resale or to package for securitization with the originated mortgage loans in our portfolio to the extent that doing so would create economies of scale or is necessary to meet one or more REIT qualification tests. Once our portfolio of adjustable-rate and hybrid loans has reached a sufficient size, we intend to securitize the loans in our portfolio. In the meantime, we intend to include in our portfolio mortgage-backed securities that meet our investment criteria and are purchased from third parties. Although certain members of our senior management team have experience in mortgage banking and investing in and managing portfolios of residential mortgage loans and mortgage-backed securities, we have no prior history with respect to securitizing our mortgage loans or managing a portfolio of mortgage loans. This strategy, combined with our REIT election, will result in significant changes to certain of our accounting policies and to our financial statements as compared to NYMC's historical accounting policies and financial statements, which changes are discussed below under the captions "Critical Accounting Policies" and "Forward Looking Financial Statement Effects." Because of these changes, NYMC's historic financial results, as discussed in this section, are not necessarily indicative of our future performance following completion of this offering.

CRITICAL ACCOUNTING POLICIES

     Management's discussion and analysis of NYMC's financial condition and results of operations is based on the amounts reported in NYMC's historical financial statements included elsewhere in this prospectus. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, or GAAP, many of which require the use of estimates, judgments and assumptions that affect reported amounts. Changes in the estimates and assumptions could have a material effect on these financial statements. In accordance with recent Securities and Exchange Commission guidance, those material accounting policies that we believe are the most critical to an investor's understanding of NYMC's financial results and condition and require complex management judgment have been described below. Following completion of this offering, we will continue to apply these accounting policies except where otherwise noted in this section or below under the caption "Forward Looking Financial Statement Effects."

     Marketable Securities. At December 31, 2003, NYMC held approximately $3.7 million of marketable securities. Marketable securities are classified as available for sale. As such, they are carried at market value with net unrealized gains or losses reported as a component of accumulated other comprehensive income. Market value is based primarily upon third party quotations, which provide valuation estimates based upon reasonable market order indications or a good faith estimate thereof. These quotations are subject to significant variability based on market conditions, such as interest rates and spreads. Changes in market conditions, as well as changes in the assumptions or methodology used to determine market value, could result in a significant increase or decrease in the recorded equity of the company.



     NYMC also assesses whether unrealized losses on securities, if any, reflect a decline in value which is other than temporary and, accordingly, writes the impaired security down to its market value through earnings. Significant judgment is required in this analysis. To date, no write-downs of that type have been made. Realized gains and losses on securities sold are included in other income and expenses and are determined using the specific identification method.


     Income on available for sale securities is recognized using the effective yield methodology based upon a number of assumptions that are subject to uncertainties and contingencies. These assumptions include the expected maturity date of the security and the rate and timing of principal and interest receipts (which may be subject to prepayments, delinquencies and defaults). Premiums and discounts associated with the purchase of the marketable securities are amortized/accreted into interest income over the estimated lives of the securities using the interest method. These uncertainties and contingencies are difficult to predict and are subject to future events and economic and market conditions, which may alter the assumptions.


     Loans Held for Sale. At December 31, 2003, we held approximately $36.3 million of loans held for sale. Loans held for sale represent mortgage loans originated and held pending sale to interim and permanent investors. The mortgage loans are carried at the lower of cost or market value. Market value is determined by examining outstanding commitments from investors or current investor yield requirements, calculated on the aggregate loan basis, less an estimate of the costs to complete the loan, less the deferral of fees and points received, plus the deferral of direct origination costs. Gains or losses on sales are recognized at the time the loan files and related documentation are transferred to the investor and are based upon the difference between the sales proceeds from the final investor and the adjusted book value of the loan sold.


     Transfers of Assets. A transfer of mortgage loans or mortgage securities in which NYMC surrenders control over the financial assets is accounted for as a sale. Gains and losses on the assets transferred are recognized based on the carrying amount of the financial assets involved in the transfer, allocated between the assets transferred and the retained interests, if any, based on their relative fair value at the date of transfer. To determine fair value, NYMC estimates fair value based on the present value of future expected cash flows using management's best estimate of the key assumptions, including credit losses, prepayment speeds, forward yield curves, and discount rates commensurate with the risks involved. When NYMC retains control over transferred mortgage loans or mortgage securities (such as under a repurchase agreement), the transaction is accounted for as a secured borrowing.

     The following is a description of the methods NYMC has historically used to transfer assets, including the related accounting treatment under each method. Following the offering, we will continue to use these methods except where otherwise noted in this section or under the caption "Forward Looking Financial Statement Effects."

     - Whole Loan Sales. Whole loan sales represent loans sold on a servicing released basis, which means that the servicing rights with respect to the loans are transferred to the purchaser concurrently with the sale of the loan. Gains and losses on whole loan sales are recognized in the period the sale occurs and NYMC has determined that the criteria for sale treatment has been achieved in that they have surrendered control over the assets transferred. NYMC generally has an obligation to repurchase whole loans sold in circumstances in which the borrower fails to make the first payment. Additionally, NYMC is also generally required to repay all or a portion of the premium it receives on the sale of whole loans in the event that the loan prepays in its entirety within a period of one year after origination. NYMC records the fair value of recourse obligations upon the sale of the mortgage loans. Also see "Critical Accounting Policies -- Loans Held for Sale" above.

     - Loans and Securities Sold Under Repurchase Agreements. Repurchase agreements represent legal sales of loans or mortgage securities and an agreement to repurchase the loans or mortgage securities at a later date. Repurchase agreements are accounted for as secured borrowings because NYMC has not surrendered control of the transferred assets.

RISK MANAGEMENT

     NYMC has developed risk management practices and programs designed to manage market risk associated with its normal investment and business activities. We will continue to apply these practices and programs following completion of this offering except where otherwise noted in this section or under the caption "Forward Looking Financial Statement Effects."

     Derivative Financial Instruments. NYMC enters into derivative transactions solely for risk management purposes. The decision of whether or not a given transaction (or portion thereof) is hedged is made on a case-by-case basis, based on the risks involved and other factors as determined by senior management, including the financial impact on income and asset valuation and the restrictions imposed on REIT hedging activities by the Internal Revenue Code, among others. In determining whether to hedge a risk, NYMC may consider whether other assets, liabilities, firm commitments and anticipated transactions already offset or reduce the risk. All transactions undertaken as a hedge are entered into with a view towards minimizing the potential for economic losses that could be incurred by NYMC. Generally, all derivatives entered into are intended to qualify as hedges in accordance with GAAP, unless specifically precluded under Financial Accounting Standards Board Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities," or FAS 133. To this end, terms of the hedges are matched closely to the terms of hedged items.

     NYMC has also developed risk management programs and processes designed to manage market risk associated with normal mortgage origination activities.

     In the normal course of its mortgage loan origination business, NYMC enters into contractual interest rate lock commitments, or IRLCs, to extend credit to finance residential mortgages. These commitments, which contain fixed expiration dates, become effective when eligible borrowers lock-in a specified interest rate within time frames established by NYMC's origination, credit and underwriting practices. Interest rate risk arises if interest rates change between the time of the lock-in of the rate by the borrower and the sale of the loan. The IRLCs are considered undesignated or free-standing derivatives. Accordingly, IRLCs are recorded at fair value with changes in fair value recorded to current earnings. Mark to market adjustments on IRLCs are recorded from the inception of the interest rate lock through the date the underlying loan is funded. The fair value of the IRLCs is determined by an estimate of the ultimate gain on sale of the loans net of estimated net costs to originate the loan. In accordance with a proposed Staff Accounting Bulletin to be issued by the Securities and Exchange Commission, beginning in the second quarter of 2004, the fair value of IRLCs can only be zero or a liability, but never an asset in our financial statements.

     To mitigate the effect of the interest rate risk inherent in issuing an IRLC from the lock-in date to the funding date of a loan, NYMC generally enters into forward sale loan contracts, or FSLCs. Since the FSLCs are committed prior to mortgage loan funding and thus there is no owned asset to hedge, the FSLCs in place prior to the funding of a loan are undesignated derivatives under FAS 133 and are marked to market with changes in fair value recorded to current earnings.

     NYMC uses other derivative instruments, including treasury, agency or mortgage-backed securities and notes forward sale contracts, which are also classified as free-standing, undesignated derivatives and thus are recorded at fair value with the changes in fair value recorded to current earnings.

     Once a loan has been funded, NYMC's risk management objective for its mortgage loans held for sale is to protect earnings from an unexpected charge due to a decline in value of its mortgage loans. NYMC's strategy is to engage in a risk management program involving the designation of FSLCs (the same FSLCs entered into at the time of the IRLC) to hedge most of its loans held for sale. Provided that the FSLCs have been designated as qualifying hedges for the funded loans and the notional amount of the forward delivery contracts, along with the underlying rate and critical terms of the contracts, are equivalent to the unpaid principal amount of the mortgage loans being hedged, the forward delivery contracts effectively fix the forward sales price and thereby offset interest rate and price risk to NYMC. NYMC evaluates this relationship quarterly and classifies and accounts for FSLCs which are deemed effective as fair value hedges.

     Termination of Hedging Relationships. NYMC employs a number of risk management monitoring procedures that are designed to ensure that the designated hedging relationships are demonstrating, and are expected to continue to demonstrate, a high level of effectiveness. Hedge accounting is discontinued on a prospective basis if it is determined that the hedging relationship is no longer highly effective or expected to be highly effective in offsetting changes in fair value of the hedged item. Additionally, NYMC may elect to de-designate a hedge relationship during an interim period and re-designate upon the rebalancing of a hedge profile and the corresponding hedge relationship. When hedge accounting is discontinued, NYMC continues to carry the derivative instruments on its balance sheet at fair value with changes in their value recorded to current earnings.

     Additional accounting policies will be required to handle our business subsequent to our acquisition of NYMC and completion of this offering. Additional accounting policies that we will apply subsequent to our acquisition of NYMC and completion of this offering are set forth in the following section.

FORWARD LOOKING FINANCIAL STATEMENT EFFECTS

     As a result of the proposed changes in the way we will conduct our business after this offering, we believe it is important to describe the differences that an investor would expect to see in our financial statements.

     Mortgage Loans Held for Investment. Following this offering, we will retain in our portfolio substantially all of the adjustable-rate mortgage loans that we originate and that meet our investment criteria and portfolio requirements. We do not currently service any loans. Following this offering, we will service loans that we originate and retain in our portfolio through a subservicer. Servicing is the function primarily consisting of collecting monthly payments from mortgage borrowers, and disbursing those funds to the appropriate loan investors.

     We may also include in our portfolio loans acquired in bulk pools from other originators and securities dealers. Mortgage loans held for investment are recorded net of deferred loan origination fees and associated direct costs and are stated at amortized cost. Mortgage loan origination fees and associated direct mortgage loan origination costs on mortgage loans held-in-portfolio are deferred and amortized over the life of the loan as an adjustment to yield using the level yield method. This amortization includes the effect of projected prepayments.

     Interest is recognized as revenue when earned according to the terms of the mortgage loans and when, in the opinion of our management, it is collectible. The accrual of interest on loans is discontinued when, in management's opinion, the interest is not collectible in the normal course of business, but in no case beyond when payment on a loan becomes 90 days delinquent. Interest collected on loans is recognized as income upon receipt.

     NYMC's historical operations had an insignificant amount of loan losses due to default or non-performance on the loans primarily because mortgage loans were sold soon after being originated. When we hold loans for investment, we will record an allowance for probable loan losses. Our portfolio mortgage loans held for investment will be collectively evaluated for impairment as the loans will be homogeneous in nature. We will maintain an allowance for credit losses inherent in the portfolio balance sheet. The allowance will be based upon the assessment of management of various factors affecting our mortgage loan portfolio, including current economic conditions, the makeup of the portfolio based on credit grade, loan-to-value ratios, delinquency status, historical credit losses, purchased mortgage insurance and other factors deemed to warrant consideration. The allowance will be maintained through ongoing provisions charged to operating income and will be reduced by loans that are charged off. Determining the allowance for loan losses is subjective in nature due to the estimation required and the potential for imprecision. This will be a critical accounting policy and our management intends to create methodologies to assist in the periodic and reasonable calculation of the allowance.

     When we have a portfolio of loans that we hold for investment, in addition to our portfolio of loans held for sale, the presentation of interest income and interest expense on those two portfolios will be modified from what NYMC currently shows in its historical consolidated financial statements. We will separate our interest income and expense into two components: "Interest income -- loans held for sale" and "Interest income -- loans held for investment." Similarly, we will separate interest expense into two components:
"Interest expense -- loans held for sale" and "Interest expense -- loans held for investment."

     When we have a portfolio of loans that we hold for investment, we will also make certain changes to our balance sheet. NYMC currently shows "Loans held for sale" consisting of fixed-rate and adjustable-rate loans accounted for at the lower of cost or market price. Since we intend to continue to sell all of our fixed-rate loans, we will continue to record them as "Mortgage loans held for sale" which will also include any adjustable-rate loans which we intend to sell. We will show adjustable-rate loans that we retain in our portfolio as "Loans held for investment." NYMC currently shows borrowings used to support mortgage loans held for sale as "financing arrangements." We will record these borrowings as "financing arrangements, loans held for sale." We will record the mortgage-backed securities we intend to issue to finance our portfolio loans and the warehouse financing of our portfolio loans prior to securitization as "Beneficial interests and other borrowings, loans held for investment."

NEW ACCOUNTING POLICIES

     Upon completion of this offering, we expect to apply the following critical accounting policies, in addition to those discussed above. The first of these policies -- accounting for transfers and servicing of financial assets -- relates to our proposed financing strategy utilizing on-balance sheet securitizations. The second relates to our management of interest rate risk on a levered portfolio of mortgage loans and securities. The third relates to recognition of interest income and impairment on purchased and retained beneficial interests in securitized financial assets. The fourth, fifth and sixth of these policies relate to our new corporate structure and planned issuance of stock compensation:

     Accounting for Transfers and Servicing of Financial Assets. We may regularly securitize mortgage loans by transferring mortgage loans to independent trusts which issue securities to investors. The securities are collateralized by the mortgage loans transferred into these independent trusts. We will generally retain interests in all or some of the securities issued by the trusts. Certain of the securitization agreements may require us to repurchase loans that are found to have legal deficiencies, subsequent to the date of transfer. The accounting treatment for transfers of assets upon securitization depends on whether or not we have retained control over the transferred assets. We will service, through a subservicer, loans that we originate and retain in our portfolio.

     As we begin to generate and retain a portfolio of loans for securitization, we will comply with the provisions of Financial Accounting Standards Board Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," or FAS 140, related to each securitization. Depending on the structure of the securitization, it will either be treated as a sale or secured financing for financial statement purposes. We anticipate that our securitizations will be treated as secured financings under FAS 140. Our strategy of retaining on our balance sheet certain mortgage loans held for investment and included in our securitization pools will reduce the number of loans NYMC sells and, therefore, our total gains on sales of mortgage loans for financial accounting purposes will be lower than NYMC has historically recognized.

     Managing Interest Rate Risk. We may hedge the aggregate risk of interest rate fluctuations with respect to our borrowing index. We generally intend to hedge only the risk related to changes in the benchmark interest rate used in the variable rate index, usually a London Interbank Offered Rate, known as LIBOR, or a U.S. Treasury rate.
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

     In order to reduce these risks, we may enter into interest rate swap agreements whereby we would receive floating rate payments in exchange for fixed rate payments, effectively converting the borrowing to a fixed rate. We may also enter into interest rate cap agreements whereby, in exchange for a fee, we would be reimbursed for interest paid in excess of a certain capped rate.

     To qualify for cash flow hedge accounting, interest rate swaps and caps must meet certain criteria, including:

          (1) that the items to be hedged expose us to interest rate risk, and

          (2) that the interest rate swaps or caps are highly effective in reducing our exposure to interest rate risk.

Correlation and effectiveness of the interest rate swaps and caps are periodically assessed based upon a comparison of the relative changes in the fair values or cash flows of the interest rate swaps and caps and the items being hedged.

     For derivative instruments that are designated and qualify as a cash flow hedge, (meaning hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss, and net payments received or made, on the derivative instrument will be reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, will be recognized in current earnings during the period of change.

     With respect to interest rate swaps and caps that have not been designated as hedges, any net payments under, or fluctuations in the fair value of, these swaps and caps will be recorded to current income.

     Derivative financial instruments contain credit risk to the extent that the institutional counterparties may be unable to meet the terms of the agreements. We expect to minimize this risk by using multiple counterparties and limiting our counterparties to major financial institutions with good credit ratings. In addition, we plan to regularly monitor the potential risk of loss with any one party resulting from this type of credit risk. Accordingly, we do not expect any material losses as a result of default by other parties.


     Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. As previously described herein, the Company plans to regularly securitize its mortgage loans and retain beneficial interests created. In addition, the Company may purchase such beneficial interests from third parties. For certain of its purchased and retained beneficial interests in securitized financial assets (other than beneficial interests of high credit quality, sufficiently collateralized to ensure that the possibility of credit loss is remote, or that cannot contractually be prepaid or otherwise settled in such a way that the Company would not recover substantially all of its recorded investment) the Company will follow the guidance in Financial Accounting Standards Board Emerging Issues Task Force Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets," or EITF 99-20. Accordingly, on a quarterly basis, when significant changes in estimated cash flows generated from the securitized asset's underlying collateral from the cash flows previously estimated occur due to actual prepayment and credit loss experience, the Company will calculate revised yields based on the current amortized cost of the investment (including any other-than-temporary impairments recognized to date) and the revised cash flows. The revised yields are then applied prospectively to recognize interest income.


     Additionally, unless our retained interest in the loan held in our portfolio is accounted for as a secured financing under EITF 99-20, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, and the present value of the revised cash flows using the current expected yield is less than the present value of the previously estimated remaining cash flows (adjusted for cash receipts during the intervening period), an other-than-temporary impairment is deemed to have occurred. Accordingly, the security is written down to the fair value with the resulting change being included in income, and a new cost basis established. In both instances, the original discount or premium is written off when the new cost basis is established. After taking into account the effect of the impairment charge, income is recognized under EITF 99-20, as applicable, using the market yield for the security used in establishing the write-down.

     Basis of Presentation and Principles of Consolidation. Following completion of the acquisition of NYMC and this offering, our consolidated financial statements will include the accounts of New York Mortgage Trust and the accounts of its subsidiaries, including NYMC, which will be a taxable REIT subsidiary. NYMC's financial statements will be consolidated with NYMT for financial reporting purposes but not consolidated with us for tax reporting purposes. All material intercompany accounts and transactions are eliminated in consolidation.

     Our acquisition of NYMC will be accounted for as a purchase of NYMC under the guidance of Financial Accounting Standards Board Statement No. 141 "Business Combinations," or FAS 141, and Financial Accounting Standards Board Statement No. 142 "Goodwill and Other Intangible Assets," or FAS 142. Accordingly, the purchase price, consisting of shares of our common stock and cash consideration, if any, plus our transaction costs, will be allocated to the tangible, financial and separately recognized intangible NYMC assets acquired and liabilities assumed, based on their estimated fair values on the closing date. Any excess purchase price over the net amounts assigned to the assets acquired and liabilities assumed will be recorded as goodwill. NYMC's results of operations will be included in our financial statements for periods after the closing of the acquisition transaction.

     The effect of purchase accounting on our balance sheet will result in the following adjustments:

     - the recording of goodwill resulting from the excess of the purchase price over the net amounts assigned to the assets acquired and liabilities assumed; and

     - the elimination of NYMC's equity.

Goodwill is no longer amortized but is tested annually for impairment at a level of reporting referred to as a reporting unit. Impairment is a condition that exists when the carried amount of goodwill exceeds its implied fair value.


     Accounting for Stock-based Compensation. When we issue stock-based compensation in conjunction with our new corporate structure, we will be required to account for the stock-based compensation under Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-based Compensation," or FAS 123. As allowed by FAS 123, we will account for stock-based compensation using the intrinsic value method prescribed by the Accounting Principals Board Opinion No. 25.



     FAS 123 allows for the accounting of stock-based compensation using the intrinsic value method or the fair value method. Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the fair value method, stock option valuation is typically determined using an option-pricing model whose calculation and assumptions may be subjective. Under the intrinsic value method, which we will adopt, compensation cost is the excess, if any, of the quoted market price of our common stock on the grant date or other measurement date over the amount an employee must pay to acquire the stock. We believe that the intrinsic value method using a market price is a more objective evaluation.



     REIT Compliance. We intend to qualify, and will elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. NYMC will continue as our primary mortgage origination subsidiary and we will make an election to treat NYMC as a taxable REIT subsidiary. In order to meet certain of the requirements for us to qualify as a REIT, we intend to continue to conduct all of our loan sales and loan brokerage activities, as well as certain origination functions, through NYMC. We expect that our loans will be sourced, underwritten and processed by NYMC including those that will be held for investment. Loans held for investment will be funded or purchased by us or by a qualified REIT subsidiary and accounted for at amortized cost for financial accounting purposes. Interest income generated from our retained portfolio will be recognized as income.

     Federal income tax law requires that a REIT distribute to its stockholders annually at least 90% of its taxable income, excluding the retained earnings of any taxable REIT subsidiary it owns, but including any dividends received from a taxable REIT subsidiary. To the extent that a REIT distributes at least 90%, but less than 100% of its REIT taxable income, it will be subject to federal income tax on its undistributed income. As long as we distribute all of our taxable income to our stockholders, we will not be subject to federal income tax on our REIT taxable income and will not record income tax (benefit) expense with respect to that income. We expect that we will make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock. Any taxable income generated by NYMC, however, will be subject to regular corporate income tax. As a result, NYMC will record income tax (benefit) expense. NYMC may retain any income it generates net of any tax liability it incurs on that income without affecting the distribution requirements to which we are subject as a REIT. If NYMC chooses to distribute any of its after tax earnings to us, that distribution will be included in our REIT taxable income and will be distributed to our stockholders accordingly. Any distributions we make in the future will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations.

     As described in more detail under the heading "Federal Income Tax Consequences of Our Status as a REIT -- Requirements for Qualification -- Gross Income Tests and -- Asset Tests" in order to qualify as a REIT, at least 75% of our gross income must come from certain real estate related sources and at least 95% of our gross income must come from those real estate related sources and certain other sources that are set forth in the REIT tax laws, mainly interest and dividends. We are subject to various limitations on our ownership of securities, including a limitation that the value of our investment in our taxable REIT subsidiary, NYMC, together with any other future investments in taxable REIT subsidiaries, cannot exceed 20% of our total assets. In addition, at least 75% of our assets must be qualified real estate assets, government securities and cash items. The need to comply with these asset requirements may cause us to acquire other assets that are qualified real estate assets for purposes of these requirements (for example, interests in other mortgage loan portfolios) but are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

     The Internal Revenue Code provisions applicable to REITs provide that the income from specified hedging transactions is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test, both of which a REIT must satisfy on an annual basis. Income derived from hedging transactions not specified in these provisions is not treated as qualifying income for purposes of either of the gross income tests applicable to REITs. Because we intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT, we will be limited in the type and amount of hedging transactions into which we may enter directly (although these limitations would not apply to hedging transactions undertaken by NYMC) due to the REIT income tests described above.

NYMC'S RESULTS OF OPERATIONS


  YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002



 Net Income



     Net income increased approximately 260.5% to $13.7 million for the year ended December 31, 2003 from $3.8 million for the comparable period in 2002. The increase in net income in 2003 was primarily the result of increased loan origination production resulting in increased loan sales volume and net interest income. Two primary factors contributed to this increase in loan origination production: a successful effort by NYMC to increase significantly its loan origination staff and low prevailing interest rates, which resulted in an increase in refinance mortgage loan volume. Total revenue increased 106.5% with a corresponding 64.8% increase in total expenses during the year ended December 31, 2003, as compared to the comparable period in 2002, indicating loan origination efficiencies at higher production volumes.



     Total loan origination volume for the year ended December 31, 2003 increased 76.0% to 5,704 loans from 3,241 for the comparable period in 2002. Total loan origination volume, as measured by principal


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


balance, increased approximately 82.4% to $1.6 billion for the year ended December 31, 2003 from $877.2 million for the comparable period in 2002.



 Revenues



     Gain on Sales of Mortgage Loans. Net gain on sales of mortgage loans increased approximately 132.3% to $23.0 million for the year ended December 31, 2003 from $9.9 million for the comparable period in 2002. Gross gain on sale of mortgage loans increased approximately 116.1% to $29.6 million for the year ended December 31, 2003 from $13.7 million for the comparable period in 2002. These increases in net and gross gain on sales of mortgage loans are due to increased sales volume of loans for the year ended December 31, 2003 and an increase in the gross margin of loans sold to 77.7% for the year ended December 31, 2003 from 72.0% for the comparable period in 2002. The increase in gross margin was due primarily to the fact that increased mortgage loan origination volume enabled NYMC to begin selling pools of loans, typically resulting in NYMC receiving higher prices than it historically received selling loans on a whole loan or flow basis.



     The number of mortgage loans sold during the year ended December 31, 2003 increased 83.5% to 4,770 loans from 2,600 mortgage loans sold during the comparable period in 2002. Mortgage loan volume, as measured by aggregate principal balance of mortgage loans sold, increased approximately 89.5% to $1.2 billion for the year ended December 31, 2003 from $633.2 million for the comparable period in 2002.



     Interest Income. Interest income increased approximately 153.3% to $7.6 million for the year ended December 31, 2003 from $3.0 million for the comparable period in 2002. This increase is due to increased originations of loans held for sale and thus an increased volume of earning assets and is partially offset by a declining average yield due to lower prevailing interest rates in the year ended December 31, 2003.



     The aggregate principal balance of loans sold increased approximately 89.5% to $1.2 billion for the year ended December 31, 2003 from $633.2 million in the comparable period in 2002. Additionally, NYMC's loan pool sale strategy resulted in NYMC holding loans longer on its credit facilities. The average holding period of mortgage loans sold (the period from the closing of the loan to the sale to a third party) increased to 33.7 days in the year ended December 31, 2003 from 31.2 days in the comparable period in 2002. The combination of increased principal balances and holding periods allowed for higher interest revenue during the year ended December 31, 2003 and is offset in part by a decrease in the average interest rate for the mortgage loans sold by approximately 75 basis points to 5.73% in the year ended December 31, 2003 from 6.48% in the comparable period in 2002.



     Revenue from Brokered Loans. Revenue from brokered loans increased approximately 28.8% to $6.7 million for the year ended December 31, 2003 from $5.2 million for the comparable period in 2002 as a result of increased origination volume for loans brokered for other institutions. The number of brokered loans increased approximately 45.7% to 934 loans for the year ended December 31, 2003 from 641 loans in the comparable period in 2002. The aggregate principal balance of such brokered loans increased approximately 49.8% to $365.5 million for the year ended December 31, 2003 from $244.0 million for the comparable period in 2002. The percentage of brokered loans to total originations closed during the year end December 31, 2003 decreased to 16.4% from 19.8% in the comparable period of 2002. This was due to NYMC's efforts to migrate more of its business from mortgage brokering to mortgage banking, which typically has been significantly more profitable.



 Expenses



     Total Expenses. Total expenses increased approximately 65.0% to $23.6 million for the year ended December 31, 2003 from $14.3 million for the comparable period in 2002. This increase is primarily due to the increase in salaries, commissions and associated payroll costs, much of which is a variable cost (commissions) and directly related to the increase in loan originations. Occupancy and other general and administrative expenses also increased due to higher loan origination volume and an increase in the number of branch locations.


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


     Salaries, Commissions and Benefits. Salaries, commissions and associated payroll costs increased approximately 58.6% to $9.2 million for the year ended December 31, 2003 from $5.8 million for the comparable period in 2002. The increase was primarily due to an increase in commissions paid, which is a variable expense, and directly correlated to increased loan origination volume, as well as increases in support staff (processing, underwriting and closing employees) necessary to support the increased origination volume. Total employees increased to 335 on December 31, 2003 from 184 on December 31, 2002.



     Cost of Brokered Loans. Cost of brokered loans increased approximately 23.3% to $3.7 million for the year ended December 31, 2003 from $3.0 million for the comparable period in 2002. This increase in cost correlates to the increase in origination volume of brokered loans and the revenues earned from brokered loans.



     Interest Expense. Interest expense increased approximately 94.1% to $3.3 million for the year ended December 31, 2003 from $1.7 million for the comparable period in 2002. This increase is due to increased originations of loans held for sale and the period of time NYMC elected to hold such loans prior to their sale and thus an increase in financing costs, which is partially offset by lower prevailing interest rates in the year ended December 31, 2003. The average monthly outstanding balance of financing facilities during the year ended December 31, 2003 was $119.8 million at an average interest rate of 2.36% as compared to an average monthly outstanding balance of $48.8 million at an average rate of 3.17% for the comparable period in 2002.



     Occupancy and Equipment Expense. Occupancy and equipment expense increased approximately 100.0% to $2.0 million for the year ended December 31, 2003 from $1.0 million for the comparable period in 2002. The increase reflects the expansion of new origination offices to 15 on December 31, 2003 from 13 on December 31, 2002 and the significant expansion and relocation of NYMC's principal offices in New York City in July 2003.



     Marketing and Promotion Expense. Marketing and promotion expense increased approximately 104.9% to $1.0 million for the year ended December 31, 2003 from $488,000 for the comparable period in 2002. This increase was primarily due to increased marketing and promotion expenses incurred to promote newly-opened loan origination offices and related newly-hired loan origination personnel.



     Data Processing and Communication Expense. Data processing and communication expense increased approximately 66.1% to $608,000 for the year ended December 31, 2003 from $366,000 for the comparable period in 2002. This increase was primarily due to increased loan volume and expenses related to the opening of new origination offices. In addition, during the year ended December 31, 2003, NYMC entered into leases for its new principal office phone system and high speed office printers.



     Office Supplies and Expense. Office supplies and expense increased approximately 59.0% to $803,000 for the year ended December 31, 2003 from $505,000 for the comparable period in 2002. This increase was primarily a result of the increase in personnel and new origination offices, as well as the supplies needed to service increased loan volume during the period.



     Professional Fees Expense. Professional fees expense increased approximately 88.0% to $959,000 for the year ended December 31, 2003 from $510,000 for the comparable period in 2002. This increase was primarily due to increases in dues, licenses and permits and placement search fees for increased personnel levels and the opening of new loan origination offices. In addition, NYMC incurred certain non-recurring professional fees (consulting, technology, architectural) for its relocation of its principal offices.



     Travel and Entertainment Expense. Travel and entertainment expense increased 58.6% to $666,000 for the year ended December 31, 2003 from $420,000 for the comparable period in 2002. This increase was primarily due to increased meals and travel expense due to increased personnel levels and the opening of new origination offices.



     Depreciation and Amortization Expense. Depreciation and amortization expense increased approximately 52.0% to $412,000 for the year ended December 31, 2003 from $271,000 for the comparable period in 2002. This increase was primarily due to opening of new origination offices and increased investments in computer networks and systems.


  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

  Net Income


     Net income increased approximately 100.0% to $3.8 million for the year ended December 31, 2002 from $1.9 million for the comparable period in 2001. The increase in net income in 2002 was primarily the result of increased loan origination production resulting in increased loan sales volume and net interest income. Two primary factors contributed to this increase in loan origination production: a successful effort by the Company to increase significantly its loan origination staff and low prevailing interest rates, which resulted in an increase in refinance mortgage loan volume. Total revenue increased approximately 53.4% with a corresponding 44.7% increase in total expenses during the year ended December 31, 2002, as compared to the comparable period in 2001, indicating loan origination efficiencies at higher production volumes.



     Total loan origination volume for the year ended December 31, 2002 increased 36.8% to 3,241 loans from 2,369 for the comparable period in 2001. Total loan origination volume, as measured by principal balance, increased approximately 50.1% to $877.2 million for the year ended December 31, 2002 from $584.2 million for the comparable period in 2001.


  Revenues


     Gain on Sales of Mortgage Loans. Net gain on sales of mortgage loans increased approximately 54.7% to $9.9 million for the year ended December 31, 2002 from $6.4 million for the comparable period in 2001. Gross gain on sale of mortgage loans increased approximately 55.7% to $13.7 million for the year ended December 31, 2002 from $8.8 million for the comparable period in 2001. These increases in net and gross gain on sales of mortgage loans are due to increased sales volume of loans in the year ended December 31, 2002 offset by a slight decrease in the gross margin of loans sold to approximately 72.0% in the year ended December 31, 2002 from approximately 72.8% for the comparable period in 2001.



     The number of mortgage loans sold during the year ended December 31, 2002 increased 42.2% to 2,600 loans from 1,828 mortgage loans sold during the comparable period in 2001. In terms of principal loan balances of mortgage loans sold, volume increased approximately 56.5% to $633.2 million for the year ended December 31, 2002 from $404.5 million for the comparable period in 2001.


     Interest Income. Interest income increased approximately 87.5% to $3.0 million for the year ended December 31, 2002 from $1.6 million for the comparable period in 2001. This increase is due to increased originations of loans held for sale and thus an increased volume of interest earning assets and is partially offset by a declining average yield on those assets due to lower prevailing interest rates during the year ended December 31, 2002.


     The aggregate principal balance of loans sold increased approximately 56.5% to $633.2 million for the year ended December 31, 2002 from $404.5 million in the comparable period in 2001. Furthermore, the average holding period of mortgage loans sold (the period from closing of the loan to the sale to a third party) increased to 31.2 days in the year ended December 31, 2002 from 23.3 days in the comparable period in 2001. The combination of increased principal balances and holding periods allowed for higher interest revenue during the year ended December 31, 2002 and is offset in part by a decrease in of the average interest rate for the mortgage loans sold by approximately 87 basis points to 6.48% in the year ended December 31, 2002 from 7.35% in the comparable period in 2001.



     Revenue from Brokered Loans. Revenue from brokered loans increased approximately 40.5% to $5.2 million for the year ended December 31, 2002 from $3.7 million for the comparable period in 2001 as a result of increased aggregate principal balance and greater commissions for loans brokered for other institutions. The number of brokered loans increased approximately 18.5% to 641 loans for the year ended December 31, 2002 from 541 loans in the comparable period in 2001. The aggregate principal balance of such brokered loans increased approximately 35.8% to $244.0 million for the year ended December 31, 2002 from $179.7 million for the comparable period in 2001. Though revenues from brokered mortgage loans grew during this period, such revenues grew at a slower pace than revenues from sales of mortgage loans. This was due to NYMC's efforts to migrate more of its business from mortgage loan brokering to mortgage loan banking, which typically has been more profitable.


  Expenses


     Total Expenses. Total expenses increased approximately 44.4% to $14.3 million for the year ended December 31, 2002 from $9.9 million for the comparable period in 2001. This increase is primarily due to the increase in salaries, commissions and associated payroll costs much of which is a variable cost (commissions) and directly related to the significant increase in loan originations. Occupancy and other general and administrative expenses also increased due to higher loan origination volume and an increase in branch locations.


     Salaries, Commissions and Benefits. Salaries, commissions and associated payroll costs increased approximately 61.1% to $5.8 million for the year ended December 31, 2002 from $3.6 million for the comparable period in 2001. The increase was primarily due to an increase in commissions paid, which is a variable expense, and directly correlated to increased loan origination volume, as well as increases in support staff (processing, underwriting and closing employees) necessary to support the increased origination volume. Total employees increased to 184 on December 31, 2002 from 147 on December 31, 2001.

     Cost of Brokered Loans. Cost of brokered loans increased approximately 36.4% to $3.0 million for the year ended December 31, 2002 from $2.2 million for the comparable period in 2001. This increase correlates to the increase in origination volume of brokered loans and the revenue earned from brokered loans.


     Interest Expense. Interest expense increased approximately 30.8% to $1.7 million for the year ended December 31, 2002 from $1.3 million for the comparable period in 2001. This increase is due to increased originations of loans held for sale and thus an increase in financing costs, which is partially offset by lower prevailing interest rates in the year ended December 31, 2002. The average monthly outstanding balance of financing facilities during the year ended December 31, 2002 was $48.8 million at an average interest rate of 3.17% as compared to an average monthly outstanding balance of $21.9 million at an average rate of 4.67% for the comparable period in 2001.


     Occupancy and Equipment Expense. Occupancy and equipment expense increased approximately 45.8% to $1.0 million for the year ended December 31, 2002 from $686,000 for the comparable period in 2001. The increase reflects the expansion of new origination offices to 13 on December 31, 2002 from seven on December 31, 2001.


     Marketing and Promotion Expense. Marketing and promotion expense increased approximately 39.4% to $488,000 for the year ended December 31, 2002 from $350,000 for the comparable period in 2001. This increase was primarily due to increased marketing and promotion expenses incurred to promote newly-opened loan origination offices and related newly-hired loan origination personnel.


     Data Processing and Communication Expense. Data processing and communication expense increased approximately 70.2% to $366,000 for the year ended December 31, 2002 from $215,000 for the comparable period in 2001. This increase was primarily due to increased loan volume and expenses related to the opening of new origination offices.


     Office Supplies and Expense. Office supplies and expense increased approximately 14.0% to $505,000 for the year ended December 31, 2002 from $443,000 for the comparable period in 2001. This increase was primarily a result of the increase in personnel and new origination offices, as well as the supplies needed to service increased loan volume during the period.


     Professional Fees Expense. Professional fee expense increased approximately 17.8% to $510,000 for the year ended December 31, 2002 from $433,000 for the comparable period in 2001. This increase was primarily due to increases in dues, licenses and permits and placement search fees for increased personnel levels and the opening of new loan origination offices.

     Travel and Entertainment Expense. Travel and entertainment expense increased approximately 24.6% to $420,000 for the year ended December 31, 2002 from $337,000 for the comparable period in 2001. This increase was primarily due to increased meals and travel expense due to increased personnel levels and the opening of new origination offices.


     Depreciation and Amortization Expense. Depreciation and amortization expense increased approximately 50.6% to $271,000 for the year ended December 31, 2002 from $180,000 for the comparable period in 2001. This increase was primarily due to opening of new origination offices and increased investments in computer networks and systems.


LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain investments, pay dividends to you and other general business needs. We believe our existing cash balances at the time this offering is completed, funds available under our credit facilities and cash flows from operations will be sufficient for our liquidity requirements for at least the next 12 months. Unused borrowing capacity will vary as the market values of our securities vary. Our investments and assets also generate liquidity on an ongoing basis through mortgage principal and interest payments, pre-payments and net earnings held prior to payment of dividends. Should our liquidity needs ever exceed these on-going or immediate sources of liquidity discussed above, we believe that our securities could be sold to raise additional cash in most circumstances. We do, however, expect to continue the expansion that NYMC has undertaken and may have to arrange for additional sources of capital through the issuance of debt or equity or additional bank borrowings to fund that expansion. We currently have no commitments for any additional financings, and we cannot ensure that we will be able to obtain any additional financing at the times required and on terms and conditions acceptable to us. If we fail to obtain needed additional financing, the pace of our growth could be adversely affected.


     To originate a mortgage loan, we may draw against a $100 million reverse repurchase facility with Credit Suisse First Boston Mortgage Capital, LLC, or CSFB, and a $50 million warehouse facility led by HSBC Bank USA. We will assume these facilities through our acquisition of NYMC. These facilities are secured by the mortgage loans owned by us and by certain of our other assets. Advances drawn under these facilities bear interest at rates that vary depending on the type of mortgage loans securing the advances. These facilities are subject to sub-limits, advance rates and terms that vary depending on the type of mortgage loans securing these financings and the ratio of our liabilities to our tangible net worth. As of January 31, 2004, the aggregate outstanding balance under these facilities and predecessor facilities was $71.2 million and the aggregate maximum amount available for additional borrowings was $103.8 million. These agreements are not committed facilities and may be terminated at the discretion of the counterparties.



     On September 1, 2003, NYMC entered into a purchase and sale agreement, also known as a gestation facility, with Greenwich Capital Financial Products, Inc., or Greenwich Capital. Under this agreement, which we will assume through our acquisition of NYMC, Greenwich Capital purchases a closed loan from NYMC prior to the time NYMC sells the loan to a third party purchaser, and pays down the portion of the facility used to fund the loan. The purchase price for loans that Greenwich Capital purchases from NYMC equals 98% of the third party purchaser's purchase price, subject to a cap equal to 98% of the loan amount. The ultimate purchaser of the loan then purchases the loan directly from Greenwich Capital, as opposed to NYMC, and Greenwich Capital pays NYMC a completion fee equal to the difference between the purchase price paid by the third party and the purchase price paid by Greenwich Capital plus a net carry adjustment equal to the accrued interest on the loan due to NYMC less interest due to Greenwich Capital for the number of days that Greenwich Capital owned the loan prior to re-selling the loan to the third party purchaser. NYMC's cost associated with the interim sale of its loans to Greenwich Capital as described above is approximately equal to interest on the amounts


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


funded by Greenwich Capital at a floating rate of one-month London Interbank Offering Rate, or LIBOR; plus 1.25% during the period Greenwich Capital holds the loans. Typically, it takes between five and 60 days to sell a loan to a third party purchaser. The Greenwich Capital gestation facility allows us to accelerate the sale of our mortgage loan inventory, thereby freeing up borrowing capacity under our credit facilities used to fund new loan originations during that interim period from funding to sale. This excess borrowing capacity is an important source of liquidity for us at times when we are nearing our borrowing capacity under our credit facilities used to fund new loan originations. The combined capacity available under NYMC's gestation facility with Greenwich Capital is $25 million, which was fully available at September 30, 2003. This agreement is not a committed facility and may be terminated at the discretion of Greenwich Capital.



     In addition to these three facilities, on January 9, 2004, we entered into a $100 million master loan and security agreement with Greenwich Capital, with New York Mortgage Funding, LLC, or NYMF, which will become a qualified REIT subsidiary of ours upon completion of this offering, as the borrower. Under this agreement, Greenwich Capital will provide financing to NYMF for the origination or acquisition of certain mortgage loans, which then will be sold to third parties or contributed for future securitization to one or more trusts or other entities to be sponsored by NYMF or an affiliate. NYMF will repay advances under this credit facility with a portion of the proceeds from the sale of all mortgage-backed securities issued by the trust or other entity, along with a portion of the proceeds resulting from permitted whole loan sales. Advances under this facility bear interest at a floating rate initially equal to the one-month LIBOR plus 1.25%, which premium may be reduced following this offering to 0.90% over one-month LIBOR at the discretion of Greenwich Capital. Advances under this facility are subject to lender approval of the mortgage loans intended for origination or acquisition, advance rates and the then ratio of our liabilities to our tangible net worth. This facility is not a committed facility and may be terminated at the discretion of Greenwich Capital. We have agreed to guarantee NYMF's obligations under this credit facility.



     The documents governing these facilities contain a number of compensating balance requirements and restrictive financial and other covenants that, among other things, require us to maintain a maximum ratio of total liabilities to tangible net worth, of 20 to 1 in the case of the CSFB facility, 15 to 1 in the case of the HSBC facility, 20 to 1 in the case of the Greenwich Capital gestation facility and 20 to 1 in the case of the Greenwich Capital facility with NYMF, as well as to comply with applicable regulatory and investor requirements. The agreements also contain covenants limiting the ability of our subsidiaries to:


     - transfer or sell assets;

     - create liens on the collateral; or

     - incur additional indebtedness, without obtaining the prior consent of the lenders, which consent may not be unreasonably withheld.

     These limits may in turn restrict our ability to pay cash or stock dividends on our stock. In addition, under our warehouse facilities, NYMC cannot continue to finance a mortgage loan that NYMC holds through the warehouse facility if:

     - the loan is rejected as "unsatisfactory for purchase" by the ultimate investor and has exceeded its permissible warehouse period which varies by facility;

     - we fail to deliver the applicable note, mortgage or other documents evidencing the loan within the requisite time period;

     - the underlying property that secures the loan has sustained a casualty loss in excess of 5% of its appraised value; or

     - the loan ceases to be an eligible loan (as determined pursuant to the warehouse facility agreement).


     We expect that these credit facilities will be sufficient to meet our capital and financing needs during the next twelve months. The balances of these facilities fluctuate based on the timing of our loan closings (at which point we may draw upon the facilities) and the near-term subsequent sale of these loans to third parties or the alternative financing thereof through repurchase agreements or securitizations for mortgage loans we intend to retain (at which point these facilities are paid down). The current availability under these facilities and our current and projected levels of loan origination volume are consistent with our historic ability to manage our pipeline of mortgage loans, the subsequent sale thereof and the related pay down of the facilities.



     As of December 31, 2003, NYMC's aggregate warehouse and reverse repurchase facility borrowings under these facilities and their predecessors were $90.4 million, compared to $73.0 million in borrowings as of December 31, 2002. The average monthly balance of these borrowings during 2003 was $118.7 million at an average annual interest rate of approximately 2.36%. As of December 31, 2002, NYMC's aggregate warehouse and reverse repurchase facility borrowings under these facilities and their predecessors were $73.0 million, compared to $29.7 million in borrowings as of December 31, 2001. The average monthly balance of these borrowings for 2002 was $48.8 million at an average annual interest rate of approximately 3.17%. The average monthly balance of these borrowings for 2001 was $21.9 million at an average annual interest rate of approximately 4.67%. At December 31, 2002, NYMC's loans held for sale were $34.0 million compared to $9.9 million at December 31, 2001.


     NYMC's financing arrangements are short-term facilities secured by the underlying investment in residential mortgage loans, the value of which may move inversely with changes in interest rates. A decline in the market value of our investments in the future may limit our ability to borrow under these facilities or result in lenders requiring additional collateral or initiating margin calls under our repurchase agreements. As a result, we could be required to sell some of our investments under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the amortized costs of such investments, we will incur losses.

     Following the offering, additional warehouse facilities and financings of securities through reverse repurchase agreements will be required. These arrangements, some of which are currently being negotiated subject to the successful completion of this offering, will vary in size among multiple providers. In particular, reverse repurchase agreements will have terms that will vary in size, advance rates, interest spreads, duration and other characteristics depending on the nature of the underlying collateral in the program.

     NYMC's ability to originate loans depends in large part on its ability to sell the mortgage loans it originates at cost or for a premium in the secondary market so that it may generate cash proceeds to repay borrowings under its warehouse facilities, reverse repurchase agreement and gestation facility. The value of NYMC's loans depends on a number of factors, including:

     - interest rates on our loans compared to market interest rates;

     - the borrower credit risk classification;

     - loan-to-value ratios, loan terms, underwriting and documentation; and

     - general economic conditions.


     NYMC makes certain representations and warranties, and is subject to various affirmative and negative financial and other covenants, under the agreements covering the sale of its mortgage loans regarding, among other things, the loans' compliance with laws and regulations, their conformity with the ultimate investors' underwriting standards and the accuracy of information. In the event of a breach of these representations, warranties or covenants or in the event of an early payment default, NYMC may be required to repurchase the loans and indemnify the loan purchaser for damages caused by that breach. NYMC has implemented strict procedures to ensure quality control and conformity to underwriting standards and minimize the risk of being required to repurchase loans. NYMC has been required to repurchase loans it has sold from time to time; however, these repurchases have not had a material impact on the results of operations of NYMC.


     We intend to make distributions to our stockholders to comply with the various requirements to maintain our REIT status and to minimize or avoid corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short-term basis to meet the REIT distribution requirements and to avoid corporate income tax and the nondeductible excise tax.

     Certain of our assets may generate substantial mismatches between REIT taxable income and available cash. These assets could include mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable income in advance of the receipt of cash. As a result, our REIT taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

     - (i) sell assets in adverse market conditions;

     - (ii) borrow on unfavorable terms; or

     - (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.


     NYMC's cash and cash equivalents increased to $3.9 million at December 31, 2003 from $2.7 million at December 31, 2002. During the year ended December 31, 2003, net cash used by operating activities was approximately $7.4 million. The level of cash flows used by operating activities is affected by the timing of receipts of gains on sales of mortgage loans, the repayment of debt used to finance mortgage loans originations and the payment of operating and interest expenses. During the year ended December 31, 2003, a significant driver of the operating performance and the sources and uses of cash of NYMC was the low interest rate environment for residential mortgage loan financing. Although the level of increased operating activity from the low interest rate environment cannot be quantified, we believe a close correlation exists between mortgage loan origination activity and lower interest rates, especially for mortgage loan refinancings. NYMC's primary sources and uses of cash and cash equivalents for operating activities during the year ended December 31, 2003, included the following:



     - Proceeds from the sale of originated loans generated cash of $1.2 billion as a result of increased origination activity from $569 million for the comparable period in 2002. The increase in originations was due, in part, to an increase of 151 new employees, including loan origination officers and the opening of two additional origination offices.



     - During the year ended December 31, 2003, NYMC utilized cash for its origination of loans of $1.2 billion, a 102.3% increase from $593.1 million in cash utilized for loan originations for the comparable period in 2002.



     - An $18.2 million net increase in unsettled mortgage loan sales at December 31, 2003 as compared to December 31, 2002 as a result of increased originations and the timing of the origination pipeline.



     Net cash used by investing activities during the year ended December 31, 2003 was approximately $2.0 million, including:



     - The purchase of $2.2 million of marketable securities and the sale of $1.4 million of marketable securities during the year.



     - An investment of approximately $1.2 million to purchase furniture, office and computer equipment for new branch offices, including, among other things, approximately $351,000 in new computer servers and networking equipment related to the relocation to new principal offices and approximately $332,000 on new computers throughout NYMC's offices.



     Net cash provided by financing activities of approximately $10.6 million during the year ended December 31, 2003 included:



     - An increase in borrowings under financing arrangements of $17.4 million, reflecting the retention of an incremental $2.2 million in loans held for sale and an increase in the length of time such loans were held, as well as $18.2 million in accounts receivable at December 31, 2003 financed under such financing arrangements.

     - A $6.8 million net cash distribution to NYMC equity holders representing the distribution of retained equity in NYMC of approximately $21.5 million less $14.7 million in promissory notes to NYMC equity holders.



     NYMC's cash and cash equivalents increased to $2.7 million at December 31, 2002, from $1.5 million at December 31, 2001. During the year ended December 31, 2002, net cash used by operating activities was approximately $39.8 million. The level of cash flows used by operating activities is affected by the timing of receipts of gains on sales of mortgage loans, the repayment of debt used to finance mortgage loan originations and the payment of operating and interest expenses. During the year ended December 31, 2002, a significant driver of the operating performance and the sources and uses of cash of NYMC was a declining interest rate environment for residential mortgage financing. Although the level of increased operating activity from a downward trend in interest rates cannot be quantified, we believe a close correlation exists between mortgage loan origination and declining interest rates, especially for mortgage loan refinancings. NYMC's primary sources and uses of cash and cash equivalents for operating activities during the year ended December 31, 2002, included the following:



     - Proceeds from the sale of originated loans generated cash of $569.0 million as a result of increased origination activity from $384 million for the comparable period in 2002. The increase in originations was due, in part, to an increase of 37 new employees, including loan origination officers and the opening of six additional origination offices.



     - During the year ended December 31, 2002, NYMC utilized cash for its origination of loans of $593.1 million, a 52.1% increase from $390.0 million in cash utilized for loan originations for the comparable period in 2001.



     - A $19.9 million net increase in unsettled mortgage loan sales at December 31, 2002 as compared to December 31, 2001 as a result of increased originations and the timing of the origination pipeline.



     Net cash used by investing activities during the year ended December 31, 2002 was approximately $1.3 million, including:



     - The purchase of approximately $1.5 million of marketable securities and the sale of approximately $700,000 of marketable securities during the year.



     - An investment of approximately $520,000 to purchase furniture and office and computer equipment for new branch offices and to purchase, among other things, new mortgage operating system upgrades and modules were purchased to accommodate personnel growth and enhanced productivity.



     Net cash provided by financing activities of approximately $42.4 million during the year ended December 31, 2002 included:



     - An increase in borrowing under financing arrangements of $43.3 million, reflecting the retention of an incremental $24.1 million in loans held for sale and an increase in the length of time such loans were held, as well as $21.1 million in account receivable at December 31, 2002 financed under such financing arrangements.



     - A $1.6 million net cash distribution to NYMC equity holders.



INFLATION


     For the periods presented herein, inflation has been relatively low and we believe that inflation has not had a material effect on NYMC's results of operations. To the extent inflation increases in the future, interest rates will also likely rise, which would likely reduce the number of mortgage loans we originate. A reduction in the number of loans we originate resulting from increased inflation would adversely affect our future results of operations.

CONTRACTUAL OBLIGATIONS

     The following table outlines the timing of payment requirements related to our commitments as of December 31, 2003 (in thousands):


                                                 MATURITIES DUE BY PERIOD
                             -----------------------------------------------------------------
                              LESS THAN       2-3          4-5         AFTER
                               1 YEAR        YEARS        YEARS       5 YEARS        TOTAL
                             -----------   ----------   ----------   ----------   ------------
Financing arrangements.....  $90,425,133           --           --           --   $ 90,425,133
Operating leases(1)........    2,273,896   $5,403,448   $4,988,759   $3,756,000     16,422,103
                             -----------   ----------   ----------   ----------   ------------
Total......................  $92,699,029   $5,403,448   $4,988,759   $3,756,000   $106,847,236
                             ===========   ==========   ==========   ==========   ============


---------------

(1) Included in operating leases are leases for corporate office facilities and office branches. NYMC took occupancy of a new corporate office facility in June 2003. Due to a contractual rent credit, we will not pay rent until June 2004. Our annual obligation under this lease, once rent commences, is $1,878,000 plus electricity and escalations. Additionally, we are still liable for NYMC's former principal 16,500 square foot office located at 304 Park Avenue South, New York, New York until December 2008. The annual rent for this space is currently $411,500. This facility is currently being marketed for sublet.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates, commodity prices and equity prices. As we are invested solely in U.S.-dollar denominated instruments, primarily residential mortgage instruments, and our borrowings are also domestic and U.S. dollar denominated, we are not subject to foreign currency exchange, or commodity and equity price risk; the primary market risk that we are exposed to is interest rate risk and its related ancillary risks. Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. All of our market risk sensitive assets, liabilities and related derivative positions are for non-trading purposes only.

  INTEREST RATE RISK

     Our primary interest rate exposure relates to the portfolio of adjustable-rate mortgage loans and mortgage-backed securities we intend to acquire, as well as our variable-rate borrowings and related interest rate swaps and caps. Interest rate risk is defined as the sensitivity of our current and future earnings to interest rate volatility, variability of spread relationships, the difference in re-pricing intervals between our assets and liabilities and the effect that interest rates may have on our cash flows, especially prepayment speeds on our residential mortgage related assets.

     Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on interest earning assets and our interest expense incurred in connection with our interest bearing debt and liabilities. Changes in interest rates can also affect, among other things, our ability to originate and acquire loans and securities, the value of our loans, mortgage pools and mortgage-backed securities, and our ability to realize gains from the resale and settlement of such originated loans.


     As of December 31, 2003, a 100 basis point change in short-term interest rates would affect our earnings and cash flows by no more than $910,000.


     While we have not experienced any significant credit losses, in the event of a significant rising interest rate environment and/or economic downturn, mortgage and loan defaults may increase and result in credit losses that would adversely affect our liquidity and operating results. This risk will be magnified following the offering as we build our portfolio of adjustable-rate mortgage loans.

     Interest rate changes may also impact our net book value as our securities, certain mortgage loans and related hedge derivatives are marked-to-market each quarter. Generally, as interest rates increase, the value of our fixed income investments, such as mortgage loans and mortgage-backed securities, decreases and as interest rates decrease, the value of such investments will increase. We seek to hedge to some degree changes in value attributable to changes in interest rates by entering into interest rate swaps and other derivative instruments. In general, we would expect that over time, decreases in value of our portfolio attributable to interest rate changes will be offset to some degree by increases in value of our interest rate swaps, and vice versa. However, the relationship between spreads on securities and spreads on swaps may vary from time to time, resulting in a net aggregate book value increase or decline. However, unless there is a material impairment in value that would result in a payment not being received on a security or loan, changes in the book value of our portfolio will not directly affect our recurring earnings or our ability to make a distribution to you.

     In order to minimize the negative impacts of changes in interest rates on earnings and capital, we intend to closely monitor our asset and liability mix and utilize interest rate swaps and caps, subject to the limitations imposed by the REIT qualification tests.

     Movements in interest rates can pose a major risk to us in either a rising or declining interest rate environment. We depend on substantial borrowings to conduct our business. These borrowings are all made at variable interest rate terms that will increase as short term interest rates rise. Additionally, when interest rates rise, loans held for sale and any applications in process with interest rate lock commitments, or IRLCs, decrease in value. To preserve the value of such loans or applications in process with IRLCs, we may enter into forward sale loan contracts, or FSLCs, to be settled at future dates with fixed prices.

     When interest rates decline, loan applicants may withdraw their open applications on which we have issued an IRLC. In those instances, we may be required to purchase loans at current market prices to fulfill existing FSLCs, thereby incurring losses upon sale. We monitor our mortgage loan pipeline closely and on occasion may choose to renegotiate locked loan terms with a borrower to prevent withdrawal of open applications and mitigate the associated losses.

     In the event that we do not deliver into the FSLCs or exercise our option contracts, the instruments can be settled on a net basis. Net settlement entails paying or receiving cash based upon the change in market value of the existing instrument. All FSLCs and option contracts to buy securities are to be contractually settled within six months of the balance sheet date. FSLCs and options contracts for individual loans generally must be settled within 60 days.

     Our hedging transactions using derivative instruments also involve certain additional risks such as counterparty credit risk, the enforceability of hedging contracts and the risk that unanticipated and significant changes in interest rates will cause a significant loss of basis in the contract. The counterparties to our derivative arrangements are major financial institutions and securities dealers that are well capitalized with high credit ratings and with which we may also have other financial relationships. While we do not anticipate nonperformance by any counterparty, we are exposed to potential credit losses in the event the counterparty fails to perform. Our exposure to credit risk in the event of default by a counterparty is the difference between the value of the contract and the current market price. There can be no assurance that we will be able to adequately protect against the foregoing risks and will ultimately realize an economic benefit that exceeds the related expenses incurred in connection with engaging in such hedging strategies.

  CREDIT SPREAD EXPOSURE

     The mortgage-backed securities we will own are also subject to spread risk. The majority of these securities will be adjustable-rate securities valued based on a market credit spread to U.S. Treasury security yields. In other words, their value is dependent on the yield demanded on such securities by the market based on their credit relative to U.S. Treasury securities. Excessive supply of such securities combined with reduced demand will generally cause the market to require a higher yield on such securities, resulting in the use of a higher or wider spread over the benchmark rate (usually the applicable U.S. Treasury security yield) to value such securities. Under such conditions, the value of our securities portfolio would tend to decline. Conversely, if the spread used to value such securities were to decrease or tighten, the value of our securities portfolio would tend to increase. Such changes in the market value of our portfolio may affect our net equity, net income or cash flow directly through their impact on unrealized gains or losses on available-for-sale securities, and therefore our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow and access capital.

     Furthermore, shifts in the U.S. Treasury yield curve, which represents the market's expectations of future interest rates, would also affect the yield required on our securities and therefore their value. This would have similar effects on our portfolio and our financial position and operations as a change in spreads would.

FAIR VALUES


     For certain of the financial instruments that we will own, fair values will not be readily available since there are no active trading markets for these instruments as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated for these investments using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. Minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values, and are indicative of the interest rate environments as of December 31, 2003 and do not take into consideration the effects of subsequent interest rate fluctuations.


     We note that the values of our investments in mortgage-backed securities, and in derivative instruments, primarily interest rate hedges on our debt, will be sensitive to changes in market interest rates, interest rate spreads, credit spreads and other market factors. The value of these investments can vary, and with regard to NYMC has varied, materially from period to period. Historically, the values of NYMC's mortgage loan portfolio have tended to vary inversely with those of its derivative instruments.

     The following describes the methods and assumptions the company uses in estimating fair values of the financial instruments:

     Fair value estimates are made as of a specific point in time based on estimates using present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience and other factors.

     Changes in assumptions could significantly affect these estimates and the resulting fair values. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the fair values used by us should not be compared to those of other companies.

     The fair value of commitments to fund with agreed upon rates are estimated using the fees and rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current market interest rates and the existing committed rates.

     The fair value of commitments to deliver mortgages is estimated using current market prices for dealer or investor commitments relative to our existing positions.

SUBSEQUENT EVENTS


     On December 22, 2003, we entered into a contribution agreement with Steven
B. Schnall and Joseph V. Fierro, as amended and restated on March 23, 2004, pursuant to which Messrs. Schnall and Fierro and their affiliates have agreed to contribute to us, and we have agreed to accept, all of the outstanding equity interests in NYMC in exchange for the issuance by us to Messrs. Schnall and Fierro and their affiliates of a total of 4,129,310 shares of our common stock (2,890,517 shares to Mr. Schnall and his affiliate and 1,238,793 shares to Mr. Fierro and his affiliate), of which 1,000,000 shares in the aggregate will be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.

     NYMC intends to make cash distributions to Steven B. Schnall and Joseph V. Fierro and their respective affiliates, who together comprise all of the members of NYMC, immediately before completion of this offering in an aggregate amount equal to the estimated paid-in equity and retained earnings of NYMC as of the closing date of this offering. The cash distribution will be made to the members of NYMC pro rata in accordance with their respective ownership interests. We anticipate that this cash distribution will equal approximately $2,500,000 in the aggregate, although the actual amount of the distributions may be more or less than this amount depending on NYMC's actual performance through closing.



     On January 9, 2004, we entered into a $100 million master loan and security agreement with Greenwich Capital Financial Products, Inc. with NYMF, which will become a qualified REIT subsidiary of ours upon completion of this offering, as the borrower. Under this agreement, Greenwich Capital will provide financing to NYMF for the origination or acquisition of certain mortgage loans, which then will be sold to third parties or contributed for future securitizations to one or more trusts or other entities to be sponsored by NYMF or an affiliate under this credit facility. NYMF will repay the advances under this credit facility with a portion of the proceeds from the sale of all mortgage-backed securities issued by the trust or other entity, along with a portion of the proceeds resulting from permitted whole loan sales. Advances under this facility bear interest at a floating rate initially equal to the one-month LIBOR plus 1.25%, which premium may be reduced following this offering to 0.90% over LIBOR at the discretion of Greenwich Capital. Advances under this facility are subject to lender approval of the mortgage loans intended for origination or acquisition, advance rates and the then ratio of our liabilities to our tangible net worth. Specifically, this facility requires us to maintain a maximum ratio of total liabilities to tangible net worth of 20 to 1, and requires that our tangible net worth not fall below $12,000,000 and its cash equivalents not fall below $2,000,000. This facility is not a committed facility and may be terminated at the discretion of Greenwich Capital.



     On March 1, 2004, NYMC entered into an assignment and assumption agreement with SIB Mortgage Corp., or SIB, with regard to eight loan origination branches -- including the locked and unlocked mortgage loan pipelines, meaning in-process mortgage loans with or without locked-in interest rates, furniture, fixtures, equipment, computers, tangible personal property and leasehold improvements (to the extent located in the branches), and certain other assets -- in exchange for NYMC's assumption of certain expenses and obligations in connection with the operation of these branches from and after March 1, 2004.



     The total mortgage loan pipeline for all eight branches was approximately $73 million, including locked loans at our cost totaling approximately $24.3 million. NYMC is required to sell the locked loans back to SIB upon closing and deliver them to Lehman Brothers Bank FSB. NYMC also assumed from SIB the obligation to pay approximately $1.8 million in accrued compensation due to six of the eight branch managers. NYMC received $1.8 million in cash from SIB to pay this accrued compensation.



     NYMC hired 134 employees at these eight branches, which are located in Northfield, New Jersey; Seaville, New Jersey; Haworth, New Jersey; Rockville, Maryland; Virginia Beach, Virginia; Fairfax, Virginia; Terre Haute, Indiana; and Fairfield, Connecticut. SIB assigned to NYMC and NYMC assumed three branch location office leases with respect to the Virginia Beach, Terre Haute, and Fairfield branches. All of the leases are on a month-to-month basis other than the Virginia Beach lease which runs through March 31, 2006. NYMC entered into subleases for the other five branches (Northfield, Seaville, Haworth, Rockville and Fairfax) on a month-to-month basis. The aggregate base rent for the branches is $31,402 per month.


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

                                  OUR COMPANY

OVERVIEW

     We are a Maryland corporation newly formed to acquire The New York Mortgage Company, LLC, or NYMC, a residential mortgage banking company. Upon completion of this offering, and our acquisition of NYMC, we also intend to build a leveraged portfolio of residential mortgage loans comprised largely of prime adjustable-rate mortgage loans that we originate including hybrid adjustable-rate loans that have an initial fixed-rate period, which we refer to as hybrid mortgage loans. In addition, in the short term and from time to time in the future, we intend to invest in mortgage-backed securities on a leveraged basis. NYMC has originated and we will continue to originate, mortgage loans of all types, and although we do not have specific guidelines as to the relative amounts of prime and non-prime mortgage loans that we can originate, we have a particular focus on prime adjustable- and fixed-rate, first lien, residential purchase mortgage loans. While the definition of a prime loan varies from institution to institution, we consider prime loans to be loans to borrowers with strong credit profiles, which we evaluate by analyzing the borrower's credit score, employment, income and assets and related documentation, the amount of equity in and value of the property securing the borrower's loan, debt to income ratio, credit history, funds available for closing and post-closing liquidity. NYMC has historically sold or brokered all of the loans it originates and has therefore historically relied on the underwriting criteria of the institutions to which NYMC has sold its loans. Some of the loans that NYMC originates are sold on an individual, or whole loan, basis, generally within 60 days after funding, and the remainder are aggregated into mortgage pools, which are sold on a servicing released basis, typically within 90 days after funding. Prior to the transfer of servicing responsibilities to a third party buyer, which generally occurs within 30 days after the sale of the loan, NYMC services the loans through a sub-servicer.

     Following this offering, we intend to continue to originate mortgage loans of all types through NYMC utilizing NYMC's historical origination strategy. NYMC will become our taxable REIT subsidiary upon completion of this offering. Generally, we intend to continue to sell the fixed-rate loans that we originate to third parties, and to retain in our portfolio and finance a majority of the adjustable-rate and hybrid loans that we originate. Our portfolio loans will be held at the REIT level or by a qualified REIT subsidiary. Any adjustable-rate or hybrid loans we originate that do not meet our investment criteria or portfolio requirements will be sold to third parties. We will rely on our own underwriting criteria with respect to the mortgage loans we intend to retain and will continue to rely on the underwriting criteria of the institutions to which we sell our loans with respect to the loans we intend to sell.


     While we are originating and building our portfolio of adjustable-rate and hybrid mortgage loans, we intend to use a substantial portion of the proceeds of this offering to purchase from one or more third parties on a leveraged basis residential mortgage-backed securities guaranteed by a government sponsored entity or rated investment grade by a nationally recognized statistical rating agency. While we have not established and do not expect to establish a limit on the amount of leverage we may incur, we expect to leverage our equity at eight to 12 times. Our board of directors has adopted a policy pursuant to which we may only invest a maximum of 7.5% of our assets in mortgage-backed securities that are not guaranteed by a government sponsored entity or rated investment grade by a nationally recognized statistical rating agency. Mortgage-backed securities that are guaranteed by a government sponsored entity are not guaranteed by the United States government. Over time, we expect that these securities will be replaced by adjustable-rate and hybrid mortgage loans that we originate, although we may continue to purchase securities from third parties. We believe that our ability to use primarily mortgage loans that we originate as the basis for our portfolio will enable us to build a portfolio that generates a higher return than the returns realized by mortgage investors that do not have their own origination capabilities, because mortgage investors that do not have their own origination capabilities must purchase their mortgage loans from third parties at higher premiums than NYMC's cost of originating the mortgage loans that we will retain.


     Historically, NYMC has financed its mortgage originations on a short-term basis through a variety of warehouse lines of credit and repurchase facilities. Subsequent to the offering, we will continue to use
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

warehouse lines of credit and repurchase facilities to fund NYMC's originations, and we will finance our portfolio of mortgage loans with a combination of equity capital, repurchase facilities and securitizations. From time to time, we may also purchase whole loans individually or in bulk pools from third parties, either for resale or to package for securitization with mortgage loans we originate. Once we have built a large enough portfolio comprised mainly of retained mortgage loans, we intend to securitize our mortgage loans.

     We expect to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code, immediately following the closing of this offering and will elect to be taxed as a REIT for our short taxable year beginning on the business day immediately preceding the closing of this offering and ending December 31, 2004. As a REIT, we generally will not be subject to federal income tax on the REIT taxable income to our stockholders, but the taxable income generated by NYMC, our taxable REIT subsidiary following this offering, which will include fee income on all loans we originate, including fees that we will pay NYMC to compensate for the origination services that it will provide with respect to the loans that we will retain, and gains and net interest income on all loans we sell, will be subject to regular corporate income tax.

     Currently, NYMC's core market is the tri-state area of New York, New Jersey and Connecticut, one of the most densely populated regions in the United States, which comprised approximately 93% of our loan originations, as measured by principal balance, for the fiscal year ended December 31, 2003. To a lesser extent, NYMC is presently doing business in a number of other geographic markets across the United States, including California, Florida and Pennsylvania. NYMC is presently licensed or authorized to do business in 36 states, and license applications are pending in several other states.


     We believe that the substantial growth of NYMC's mortgage banking business since its inception has resulted from its commitment to providing exemplary service to its customers and its concentration on retail, referral-based, mortgage banking to borrowers with strong credit profiles. Based on NYMC's past experience and our knowledge of the mortgage industry, we believe that referrals from realtors, attorneys, accountants and other professionals and from repeat customers tend to generate a higher percentage of purchase mortgage loan applications than refinance applications as compared to the loan applications generated by advertising and other mass marketing efforts. For the year ended December 31, 2003, NYMC's purchase loan originations represented 50.2% of NYMC's total residential mortgage loan originations as measured by principal balance, as compared to an industry-wide percentage of 31.2% for one to four family mortgage loans, according to the March 15, 2004 report of the Mortgage Bankers Association of America, or MBAA. We believe that the market for mortgage loans for home purchases is less susceptible than the refinance market to downturns during periods of increasing interest rates, because borrowers seeking to purchase a home do not generally base their decision to purchase on changes in interest rates alone, while borrowers that refinance their mortgage loans often make their decision as a direct result of changes in interest rates. Consequently, while our referral-based marketing strategy may cause our overall loan origination volume during periods of declining interest rates to lag our competitors who rely on mass marketing and advertising and who therefore capture a greater percentage of loan refinance applications during those periods, we believe our strategy will enable us to sustain stronger home purchase loan origination volumes than those same competitors during periods of flat to rising interest rates. In addition, we believe that our referral-based business results in relatively higher gross margins and lower advertising costs and loan generation expenses than most other mortgage companies whose business is not referral-based.



     We anticipate that the securitization transactions through which we finance the adjustable-rate and hybrid mortgage loans that we retain will be structured as financings for both tax and financial accounting purposes. Therefore, we do not expect to generate a gain or loss on sale from these activities. Following the securitizations, the loans will remain on our consolidated balance sheet as an asset with the securitization debt listed as a liability. We will record interest income generated by the mortgage loans and recognize interest expense on the collateralized debt securities, that we issue over the life of the loans. Therefore, we expect to generate earnings and cash flow from the loans we securitize primarily through net interest income, which is the difference between the interest income we earn from the mortgage loans and the interest paid on the collateralized debt securities that we issue plus the cost of financing our retained

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

interest in the securitized loans, losses due to defaults and delinquencies on the loans, servicing fees and securitization program expenses. Our net interest income will depend upon, among other things, the spread between interest income and interest expense, the performance of the underlying mortgage loans and the amount and timing of borrower prepayments on the underlying mortgage loans.

OUR INDUSTRY

     Generally, the residential mortgage industry is segmented by the size of the mortgage loans and credit characteristics of the borrowers. Mortgage loans that conform to the guidelines of government sponsored entities such as Fannie Mae, Freddie Mac or Ginnie Mae, for both size and credit characteristics are often referred to as conforming mortgage loans. All other mortgage loans are often referred to as non-conforming loans either because the size of the loan exceeds the guideline limit or the credit profiles of the borrowers do not meet the guideline requirements. Our strategy is to focus on adjustable- and fixed-rate and hybrid first lien mortgage loans to borrowers with strong credit profiles, which we refer to as prime mortgage loans. We believe the adjustable-rate and hybrid segment of the prime residential mortgage loan industry and our ability to originate such loans provides an opportunity for us to build a portfolio of our own well originated and well serviced prime adjustable-rate and hybrid loans with a goal to generate higher risk-adjusted returns on investment than would be available from a portfolio based either on purchased loans or on fixed-rate or non-prime loans. We believe that our experience as a mortgage loan originator with a comprehensive and sophisticated process for credit evaluation, risk-based pricing and loss mitigation will, over time, provide us with a significant advantage over other portfolio investors who do not have comparable origination capabilities.

     We believe fundamental changes are occurring in the U.S. mortgage industry, resulting in the shifting of investment capital and mortgage assets out of traditional lending and savings institutions and into new forms of mortgage banking and mortgage investment firms, including those that qualify as REITs under the Internal Revenue Code. We believe that, while traditional mortgage investment companies, such as banks, thrifts and insurance companies generally have greater diversification in their investments than we will have as a REIT, they provide less attractive investment structures for investing in mortgage assets because of the costs associated with regulation, infrastructure and corporate level taxation. As a REIT, we will generally be able to pass through our REIT earnings to our stockholders without incurring entity-level federal income tax, thereby allowing us to make relatively larger distributions than institutions with similar investments because they are subject to federal income tax on their earnings.

     Additionally, with the development of highly competitive national mortgage markets (which we believe is partly due to expansion of government sponsored entities such as Fannie Mae, Freddie Mac and Ginnie Mae), local and regional mortgage originators have lost market share to more efficient mortgage originators who compete nationally. The growth of the secondary mortgage market, including new securitization techniques, has also resulted in financing structures that can be utilized efficiently to fund leveraged mortgage portfolios and better manage interest rate risk.

OUR BUSINESS STRATEGY

     Our goal is to continue to grow the residential mortgage loan origination business of NYMC and to build and manage a leveraged portfolio of prime adjustable-rate and hybrid residential mortgage loans. We intend to execute our strategy by:

     - continuing to focus on originating prime residential mortgage loans through NYMC that we believe can either be retained in our portfolio or sold at a profit;

     - focusing on maximizing our lending to home buyers rather than to home owners seeking to refinance their mortgage loans, which we believe makes our business less vulnerable to declines in volume resulting from increases in interest rates;

     - leveraging our portfolio to increase its size with the intent to enhance our returns while at the same time managing the increased risk of loss associated with this leverage;

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

     - utilizing hedge strategies as we consider appropriate to minimize exposure to interest rate changes;

     - aggressively recruiting additional experienced loan officers and hiring new loan officers for our training program;

     - expanding our retail mortgage banking business through the opening of new retail branch offices in new markets; and

     - selectively pursuing strategic acquisitions in the mortgage banking industry.

OUR COMPETITIVE ADVANTAGES

     We believe we enjoy several key competitive advantages that will enable us to implement our business strategy. These competitive advantages include:

     - our ability to use mortgage loans that we originate as the basis for our portfolio, which we believe will enable us to build a portfolio that generates a higher return than the returns realized by other mortgage investors that do not have their own origination capabilities, because mortgage investors that do not have their own origination capabilities must purchase their mortgage loans from third parties at higher premiums than NYMC's cost of originating the mortgage loans that we will retain;

     - our extensive network of referral sources that generates recurring purchase loan originations;


     - our ability to offer a broader range of mortgage loan products than most of our competitors, including fixed-rate, adjustable-rate and hybrid mortgage loans with varying total terms, which allows us to meet the needs of a wider variety of customers as compared to those of our competitors that do not offer as many loan products;


     - access to real time data and trends in the residential mortgage business from NYMC, our mortgage loan originator, that we believe will enable us to better manage our origination strategy and investment decisions and risks with respect to our portfolio; and

     - a management team that includes experienced mortgage bankers and other professionals with experience investing in and managing portfolios of residential mortgage loans and residential mortgage-backed securities.

OUR MARKET OPPORTUNITY


     The residential mortgage loan market is the largest consumer finance market in the United States. According to the 1-to-4 Family Mortgage Originations, 1990-2002: Total, Refi Share, and ARM Share, Annual, 1990 to 2002, Report of the Mortgage Bankers Association of America, or MBAA, lenders in the United States originated more than $2.85 trillion in one to four family mortgage loans in 2002, while the March 15, 2004 Mortgage Finance Forecast of the MBAA estimated that lenders originated approximately $3.81 trillion in 2003. In the March forecast, the MBAA projects mortgage loan volumes will fall to $2.49 trillion in 2004 and $1.95 trillion in 2005, respectively primarily attributable to an expected continued decline in the volume of refinancing of existing loans relative to 2003. The MBAA also projects that mortgage loan volume to home purchases will increase from $1.30 trillion in 2003 to $1.34 trillion in 2004 and to $1.36 trillion in 2005. While loan refinancings represented a majority of our total loan origination volume during the year ended December 31, 2003, our purchase loan originations during that period as a percentage of our total loan originations exceeded the industry average. We believe that our concentration on purchase loan originations will cause our loan origination volume to be less susceptible to the expected industry-wide decline in origination volume.


     The U.S. residential mortgage market has experienced considerable growth during the past 8 years, with total outstanding U.S. mortgage debt growing from approximately $3.36 trillion in 1994 to approximately $6.64 trillion as of March 31, 2003, according to The Bond Market Association. According to the same source, the total amount of U.S. residential mortgage debt securitized annually into mortgage-backed securities has grown from approximately $358 billion in 1994 to $1.46 trillion in 2002 and approximately $1.74 trillion through the first nine months of 2003.

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

OUR LOAN PRODUCTS

     NYMC primarily originates prime first lien residential mortgage loans. Approximately 96% of the loans that we originated and sold in 2003 were considered to be prime loans by the purchasers of those loans according to the underwriting criteria of those purchasers. While the definition of prime loan varies from purchaser to purchaser, we believe that the vast majority of those loans would have been considered prime loans under the underwriting criteria that we expect to utilize following the completion of this offering. See "-- Our Loan Underwriting Guidelines and Practices." In addition, NYMC also originates a lesser amount of second mortgage loans, bridge loans, home equity lines of credit and commercial loans.

     The following table details the mortgage loan types originated by NYMC, as measured by principal balance, during the years ended December 31, 2003, 2002 and 2001:


LOAN TYPE                                                     2003    2002    2001
---------                                                     -----   -----   -----
1 month adjustable-rate (various total terms)...............    4.9%    8.5%    0.8%
6 month adjustable-rate (various total terms)...............    2.0     0.9     0.0
1 year adjustable-rate (various total terms)................    0.6     0.1     0.1
2 year fixed-rate, adjustable-rate hybrid (various total
  terms)....................................................    3.3     1.5     0.5
3 year fixed-rate, adjustable-rate hybrid (various total
  terms)....................................................    5.4     2.9     3.8
5 year fixed-rate, adjustable-rate hybrid (various total
  terms)....................................................   17.0    20.3    16.5
7 year fixed-rate, adjustable-rate hybrid (various total
  terms)....................................................    4.7     3.1     4.0
10 year fixed-rate, adjustable-rate hybrid (various total
  terms)....................................................    4.1     1.0     3.5
10 year term fixed-rate.....................................    0.1     0.1     0.2
15 year term fixed-rate.....................................    8.8     8.3     7.8
20 year term fixed-rate.....................................    0.8     0.6     0.5
30 year term fixed-rate.....................................   42.3    46.6    56.3
Federal Housing Authority (various total terms and rates)...    0.7     0.7     1.5
Other.......................................................    5.3     5.4     4.3
                                                              -----   -----   -----
Total.......................................................  100.0%  100.0%  100.0%


     The loans that fall into the "Other" category are comprised of second mortgage loans, bridge loans, home equity lines of credit and commercial loans. "Other" loans can be either fixed- or adjustable-rate loans and have a variety of terms to maturity.

     Loan types can also be classified according to the investor that will ultimately purchase, securitize or guaranty the repayment of the loan. The main differentiation for a first lien mortgage loan is whether the loan is a conventional or a government loan. Conventional loans are loans without a guaranty by a U.S. government agency and government loans are those that have a guaranty by either the Federal Housing Administration or the Veterans Administration. Conventional loans are typically securitized with a guaranty from or purchased by Fannie Mae, Freddie Mac or a large mortgage conduit, broker-dealer or depository institution depending on the loan's principal balance. During the year ended December 31, 2003, approximately 99.3% of NYMC's loan origination volume, as measured by principal balance, was conventional. The remaining 0.7% was Federal Housing Administration insured loans.

     The original principal balance of a conventional loan will determine if it is eligible for purchase or guaranty by either Fannie Mae or Freddie Mac. Mortgage loans with balances at or below the Fannie Mae and Freddie Mac loan size limit are eligible for such purchase or guaranty and are often referred to as conforming mortgage loans. Jumbo mortgage loans are those loans with principal amounts above the limit. For the year ended December 31, 2003, approximately 52.8% of NYMC's loan origination volume, as measured by principal balance, was conforming, and 47.2% was jumbo.


     Loan types also may be categorized by the amount of credit verification documentation provided by the borrower. The level of documentation provided by the borrower is just one factor that will be taken into account under our underwriting guidelines when determining which loans constitute prime loans. For the year ended December 31, 2003, approximately 63.8% of NYMC's first lien loan origination volume, as measured by principal balance, was to borrowers who provided full documentation of their income and assets, 15.9% was to borrowers who provided reduced documentation of their income and assets, 6.6% was asset only where the borrowers chose not to disclose their income but did disclose their assets, 4.2% was no documentation where the borrowers chose not to disclose either their income or assets, and 9.6% was to borrowers who stated their income and assets but the income and assets were not verified. See "Our Loan Underwriting Guidelines and Practices" below beginning on page 67 for a full discussion on underwriting.

     It is anticipated that only the following residential first lien mortgage loan types will be retained in our portfolio going forward:

     - 1 month adjustable-rate (various total terms)

     - 6 month adjustable-rate (various total terms)

     - 1 year adjustable-rate (various total terms)

     - 2 year fixed-rate, adjustable-rate hybrid (various total terms)

     - 3 year fixed-rate, adjustable-rate hybrid (various total terms)

     - 3 year fixed-rate, adjustable-rate hybrid (various total terms)

     - 5 year fixed-rate, adjustable-rate hybrid (various total terms)

     - 5 year fixed-rate, adjustable-rate hybrid (various total terms)

During the year ended December 31, 2003, approximately 33.3% of our mortgage loan origination volume, as measured by principal balance, was comprised of loans of the types described above, although we anticipate that in the future some of these types of loans will, nevertheless, not meet our investment guidelines or our portfolio requirements. The balance of our mortgage loan production consisted primarily of fixed-rate mortgage loans, all of which type will continue to be sold to third party investors.

ANALYSIS OF OUR LOAN ORIGINATIONS

  GEOGRAPHIC CONCENTRATION

     NYMC originates loans in states where NYMC is approved to do so. As of December 31, 2003, NYMC was either licensed or qualified to do business in 36 states. On that same date, NYMC had approximately 335 employees located in fifteen retail lending offices in seven different states and one wholesale origination office. During the years ended December 31, 2003, 2002 and 2001, NYMC's loan origination volume, as measured by principal balance, came from the following states:


                                                               PERCENTAGE OF LOAN
                                                               ORIGINATION VOLUME
                                                              ---------------------
STATE                                                         2003    2002    2001
-----                                                         -----   -----   -----
New York....................................................   82.3%   89.0%   92.0%
New Jersey..................................................    6.9     6.0     4.4
Connecticut.................................................    3.4     3.1     2.3
California..................................................    1.6     0.0     0.0
Florida.....................................................    1.9     0.5     0.6
Pennsylvania................................................    0.8     0.2     0.2
Others......................................................    3.1     1.1     0.5
                                                              -----   -----   -----
Total.......................................................  100.0%  100.0%  100.0%


  LOAN-TO-VALUE RATIOS

     A loan's loan-to-value ratio, or LTV, is an important way for many loan originators and loan investors to discern risk within a loan. An LTV is calculated by using the loan principal balance as the numerator and the lower of the home's sales price or appraised value as the denominator. A loan is said to have an 80 LTV if, for example, the home was purchased for $100,000 and the loan amount is $80,000. This assumes the appraised value of the home is at least $100,000.

     During the years ended December 31, 2003, 2002 and 2001, NYMC's first lien mortgage loan origination volume, as measured by principal balance, contained loans within the following LTV ranges:


                                                              PERCENTAGE OF FIRST LIEN
                                                              LOAN ORIGINATION VOLUME
                                                              ------------------------
LTV                                                            2003     2002     2001
---                                                           ------   ------   ------
50 or less..................................................   16.9%    17.4%    11.7%
50.01 -- 60.................................................   10.5     11.8     10.6
60.01 -- 70.................................................   20.1     22.7     20.2
70.01 -- 75.................................................   13.2     13.3     15.3
75.01 -- 80.................................................   30.0     27.7     29.5
80.01 -- 85.................................................    1.5      0.7      1.4
85.01 -- 90.................................................    5.2      4.0      7.7
90.01 -- 95.................................................    1.8      1.9      2.6
95.01 or more...............................................    0.8      0.5      1.0
                                                              -----    -----    -----
Total first lien mortgage loans.............................  100.0%   100.0%   100.0%
                                                              =====    =====    =====
Weighted average first lien LTV.............................   67.7     66.8     70.2


     First lien mortgage loan originations represented 96.2%, 96.5% and 96.2% of NYMC's total mortgage loan originations, as measured by principal balance, for the years ended 2003, 2002 and 2001 respectively.

  CREDIT SCORES

     Borrower credit scores are also a very important tool in determining quality of loans produced by a lender. In underwriting a potential mortgage loan, we will obtain credit scores from the borrower's credit report. A credit report contains information on credit history, including existing and previously repaid debt, and payment history on each obligation. There are three primary credit repositories that keep historical data and provide credit reports on potential borrowers. Each has a scoring model, the most common of which is referred to as a FICO score. The FICO score is a 3-digit number that can range from 300 to 850 and is based on payment histories, amounts owed, length of credit history, new credit and types of credit use.


     Higher scores are considered better scores. That is, the higher the score, the more favorably lenders look upon the borrower as a credit risk. Each of the primary credit repositories produce their own score based on the data they have on a potential borrower. We compare the three different scores from the three repositories and generally will use the middle of the three in rating the risk profile of a proposed mortgage loan. We generally consider loans to borrowers with FICO scores below the 600-650 range to have higher repayment risk than loans to borrowers with higher FICO scores, although FICO scores alone do not always accurately reflect repayment risk or a lack thereof. For example, a borrower may have a FICO score below 600 because of a historical pattern of late payments on other loans, but that same borrower's mortgage loan with us may have a low LTV and the borrower may have a high net worth, indicating very low repayment risk despite the low FICO score. Similarly, a borrower may have a very high FICO score, but may still be a poor credit risk because of a volatile employment situation or other factors. Consequently, in addition to evaluating a borrower's FICO score, we assess a borrower's employment, income and assets and related documentation, the amount of equity in and the value of the property securing a borrower's loan, the borrower's debt to income ratio, credit history, funds available for closing and post-closing liquidity and other factors when we evaluate credit risk.

     The table below shows, for the years ended December 31, 2003, 2002 and 2001, the percentage of loans, as measured by principal balance, we originated in each specific middle FICO score range:



                                                        PERCENTAGE OF LOAN ORIGINATION VOLUME
                                                        -------------------------------------
MIDDLE FICO SCORE                                         2003          2002          2001
-----------------                                       ---------     ---------     ---------
800+..................................................      2.4%          1.5%          1.1%
775-799...............................................     15.2          12.2          10.1
750-774...............................................     17.0          16.1          17.0
725-749...............................................     13.7          15.3          16.6
700-724...............................................     13.8          15.4          14.5
675-699...............................................     13.3          13.0          13.2
650-674...............................................      8.8          10.0          11.1
625-649...............................................      7.1           6.4           6.3
600-624...............................................      2.3           2.6           3.2
575-599...............................................      1.3           1.1           1.5
550-574...............................................      0.5           0.7           0.6
Below 550.............................................      0.8           0.6           0.6
No score available....................................      3.8           5.1           4.2
                                                        -----         -----         -----
Total.................................................   100%          100%          100%
                                                         ======        ======        ======
Weighted average available middle FICO score..........    719           716           713


  PROPERTY TYPES

     During the year ended December 31, 2003, approximately 99.2% of NYMC's loan origination volume, as measured by principal balance, was collateralized by residential property or cooperative apartments. The remaining loan volume was collateralized by commercial properties. The following table shows, for the years ended December 31, 2003, 2002 and 2001, the percentage of loans originated by property type:


                                                        PERCENTAGE OF LOAN ORIGINATION VOLUME
                                                        -------------------------------------
PROPERTY TYPE                                             2003          2002          2001
-------------                                           ---------     ---------     ---------
Single family.........................................     48.1%         50.3%         47.5%
2-4 family............................................     18.4          14.7          15.0
Condominium...........................................     15.7          13.4          15.7
Co-op apartment.......................................     15.2          19.7          21.0
Planned urban development.............................      1.8           0.8           0.7
Other.................................................      0.8           1.1           0.1
                                                         ------        ------        ------
Total.................................................    100.0%        100.0%        100.0%


     Although it accounts for a small percentage of NYMC's loan production, NYMC does offer commercial loans on a wide variety of commercial property types. These loans are generally either brokered or pre-approved for sale to a third party investor and are directly funded by that investor at the loan closing.

  LOAN BALANCES

     During the years ended December 31, 2003, 2002 and 2001, NYMC's first lien mortgage loan origination volume, as measured by principal balance, was comprised of loans with original principal balances in the following ranges:


                                                        PERCENTAGE OF LOAN ORIGINATION VOLUME
                                                       ---------------------------------------
                                                          2003          2002          2001
                                                       -----------   -----------   -----------
$100,000 or less.....................................        1.4%          2.2%          2.9%
$100,001 to $150,000.................................        4.9           5.3           7.0
$150,001 to $200,000.................................        7.4           7.1          11.1
$200,001 to $300,000.................................       22.8          26.0          32.1
$300,001 to $400,000.................................       19.9          17.6          13.9
$400,001 to $500,000.................................       13.6          10.0           8.4
$500,001 to $600,000.................................        7.8           7.9           6.4
$600,001 to $700,000.................................        5.3           6.1           4.8
$700,001 to $800,000.................................        3.2           3.2           3.0
$800,001 to $900,000.................................        1.8           2.6           2.0
$900,001 to $1,000,000...............................        4.4           3.5           2.8
$1,000,001 to $1,500,000.............................        2.9           3.2           3.3
$1,500,001 to $2,000,000.............................        1.4           3.6           0.6
$2,000,001 to $2,500,000.............................        1.5           1.4           0.7
$2,500,001 to $3,000,000.............................        0.2           0.3           1.0
$3,000,001 or higher.................................        1.5           0.0           0.0
                                                        --------      --------      --------
Total................................................      100.0%        100.0%        100.0%
                                                        ========      ========      ========
Weighted average principal balance...................   $317,051      $304,900      $265,533


     First lien mortgage loan originations represented 96.2%, 96.5% and 96.2% of NYMC's total loan originations, as measured by principal balance, for the years ended 2003, 2002 and 2001, respectively.

OUR LOAN UNDERWRITING GUIDELINES AND PRACTICES

     As a mortgage banker, NYMC has not, up to now, retained any of its funded loans on a long-term basis. Thus, NYMC's underwriting philosophy has historically been to underwrite loans according to the guidelines established by the available purchasers of its loans.

     Typically, mortgage underwriting guidelines provide a framework for determining whether a proposed mortgage loan to a potential borrower will be approved. The key points in this framework are the borrower's credit scores and other indicia of the borrower's ability and willingness to repay the loan, such as the borrower's employment and income, the amount of the borrower's equity in and the value of the borrower's property securing the loan, the borrower's debt to income and other debt ratios, the LTV of the loan, the amount of funds available to the borrower for closing and the borrower's post-closing liquidity.

     Going forward, we will follow our own investment guidelines in determining which NYMC originated loans will be eligible for us to retain in our portfolio and we will continue to follow the underwriting guidelines established by available purchasers with respect to the loans we intend to sell.

     For mortgage loans we intend to retain, we will follow a specific underwriting methodology based on the following philosophy -- first evaluate the borrower's ability to repay the loan, and then evaluate the value of the property securing the loan. We will seek only to retain mortgage loans that we believe have low risk of default and resulting loss. As underwriting basically seeks to predict future borrower payment patterns and ability based on the borrower's past history and current financial information and the lender's ability to be made whole in the future through foreclosure in the event a default does occur, no assurance can be made that every loan originated or purchased will perform as anticipated.

     We are in the process of developing, and expect to adopt prior to completion of this offering, underwriting guidelines and practices that establish clear parameters for our loan underwriters and credit officers to make loan approval decisions with respect to the loans we intend to retain. As stated above, these parameters will focus first on the borrower's ability and willingness to repay the loan, and then on the value of the underlying collateral. We anticipate that our underwriting guidelines will be similar to the guidelines to whom NYMC has historically sold prime loans. The key aspects of our guidelines will be as follows.

  BORROWER

     In evaluating the borrower's ability and willingness to repay a loan, we will review and analyze the following aspects of the borrower: credit score, income and its source, employment history, debt levels in revolving, installment and other mortgage loans, credit history and use of credit in the past, and finally the ability and/or willingness to provide verification for the above. Credit scores, credit history, use of credit in the past and information as to debt levels can be typically obtained from a third party credit report through a credit repository. Those sources will be used in all cases, as available. In certain cases, borrowers have little or no credit history that can be tracked by one of the primary credit repositories. In these cases, the reason for the lack of history will be considered and taken into account. In our experience, more that 95% of prospective borrowers have accessible credit histories.

  PROPERTY

     In evaluating a potential property to be used as collateral for a mortgage loan, we will consider all of the following aspects of the property: the loan balance versus the property value, or LTV, the property type, how the property will be occupied (a primary residence, second home or investment property), if the property's apparent value is supported by recent sales of similar properties in the same or a nearby area, any unique characteristics of the property and our confidence in the above data and their sources.

  OTHER CONSIDERATIONS

     Other considerations that will impact our decision regarding a borrower's loan application are the borrower's purpose in requesting the loan (purchase of a home as opposed to cashing equity out of the home through a refinancing for example), the loan type (adjustable-rate, including adjustment periods and loan life rate caps, or fixed-rate), and any items unique to a loan that we believe could affect credit performance.

OUR LOAN ORIGINATION FINANCING STRATEGY

     We intend to continue to finance our loan originations utilizing the warehouse facility, gestation facility and reverse repurchase agreement that NYMC currently utilizes to fund its loan originations, as well as other similar financing arrangements.

  NYMC'S WAREHOUSE FACILITY

     Non-depository mortgage lenders, such as NYMC, typically rely on credit facilities for capital needed to fund new mortgage loans. These facilities are typically lines of credit from other financial institutions that the mortgage banker can draw from in order to fund new mortgage loans. These facilities are referred to as warehouse lines or warehouse facilities.

     Warehouse lines are typically collateralized loans made to mortgage bankers that in turn pledge the resulting loans to the warehouse lender. Third-party mortgage custodians, usually large banks, typically hold the mortgage loans, including the notes, mortgages and other important loan documentation, for the benefit of the mortgage lender who is deemed to own the loan and, if there is a default under the warehouse line, for the benefit of the warehouse lender.


     NYMC currently has two warehouse lines of credit:



     - a $100 million warehouse facility with Greenwich Capital Financial Products, Inc., with NYMF, which will be our qualified REIT subsidiary following this offering, as borrower; and



     - a $50 million syndicated line of credit with HSBC Bank USA.



     The Greenwich Capital facility matures on January 8, 2005. As of March 22, 2004, nothing was outstanding under the Greenwich Capital facility. We have agreed to guarantee NYMF's obligations under the Greenwich Capital facility. The HSBC warehouse facility matures on June 30, 2004. As of March 22, 2004, $26.6 million was outstanding under the HSBC facility.


  NYMC'S MASTER REPURCHASE AGREEMENT

     Mortgage bankers use repurchase agreements or reverse repurchase agreements to finance the mortgage loans they originate. Under those agreements, the mortgage banker sells a mortgage loan to a counterparty and agrees to repurchase the loan from the counterparty at a price equal to the original sale price plus an interest factor.


     NYMC currently has one master repurchase agreement, also referred to as a reverse repurchase agreement, with Credit Suisse First Boston Mortgage Capital, LLC, pursuant to which NYMC may enter into up to $100 million in aggregate loan repurchase arrangements. This master repurchase agreement matures on April 15, 2004. As of March 22, 2004, $48.6 million was outstanding under the agreement. NYMC currently utilizes this master repurchase agreement essentially like a warehouse line to finance mortgage loans originations.


  NYMC'S GESTATION FACILITY

     Mortgage lenders use gestation facilities primarily to free up borrowing capacity under their warehouse lines. Under a gestation facility, the gestation lender actually purchases a closed mortgage loan from the mortgage banker shortly after funding and the proceeds are used to pay down the debt incurred under the warehouse line with respect to the loan. The gestation lender holds the loan until the mortgage banker arranges the sale of the loan to a third party purchaser. When the third party purchaser purchases the loan, the gestation lender transfers the loan directly to the purchaser in exchange for payment, and the gestation lender pays the mortgage lender, such as NYMC, a completion fee.


     NYMC currently has one $25 million gestation facility with Greenwich Capital Financial Products, Inc. This facility matures on August 31, 2004. As of March 22, 2004, $1.1 million was outstanding under this facility.


     The agreements are each renewable annually, but are not committed, meaning that the counterparties to the agreements may withdraw access to the credit lines at any time.

     We plan on continuing the use of these facilities going forward. We believe that we will receive more favorable terms under these facilities following this offering because of our increased equity as a result of this offering. Converting some or all of these facilities to committed facilities following this offering will strongly be considered, but we do not have a unilateral right to convert these facilities. Committed facilities are expected to involve the paying of up-front fees by us to the warehouse line provider, who in turn must make the facility available at all times during the term of the agreement. We believe that the financial ratios that we need to satisfy will remain the same whether the facilities are committed or uncommitted.

LOAN SERVICING

     Loan servicing is the administration function of a mortgage loan whereby an entity collects monthly payments from a mortgage borrower and disburses those funds to the appropriate parties. The servicer has to account for all payments, maintain balances in certain accounts for each loan, maintain escrow accounts for real estate taxes, remit the correct amount of principal and interest monthly to the holder of the loan and handle foreclosures as required.

     NYMC has, up until now, sold the servicing rights on all loans that NYMC has originated upon sale of its loans. However, NYMC has the ability to service loans through third party subservicers. Certain loans have recently been held on NYMC's balance sheet for a period of time in order to increase earnings. In these cases, we believe there is a large enough spread between the mortgage loan interest rate and the interest rate paid on the applicable warehouse line to make any additional risk in carrying those loans on our balance sheet worthwhile. In these cases, NYMC services the loans for the time period that NYMC holds the loans.

     We are currently negotiating an agreement with Cenlar Federal Savings Bank whereby Cenlar will subservice loans for us following this offering. Cenlar is a wholesale bank specializing in mortgage sub-servicing nationwide. According to Cenlar, it is currently the third largest subservicer in the United States with a total servicing portfolio of over 400,000 loans with $30 billion in aggregate principal balance. Cenlar states that it is an approved loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae and others.

     We expect that loans originated by NYMC that will be retained by us for our portfolio will have their servicing handled by Cenlar. Under this arrangement, Cenlar will act as an intermediary between us and the borrower. It will collect payments from borrowers, handle accounting and remittance of the payments, handle escrow accounts and do certain tax reporting for us. As our retained loans are securitized, Cenlar will continue to service those loans and report to the securities trustee or master servicer, as appropriate.

     Loans originated and funded by NYMC that will be sold to third parties will be serviced in the interim for NYMC by Cenlar, as needed.

OUR INVESTMENT GUIDELINES AND POLICIES

     We will seek to have a portfolio consisting of high quality mortgage-backed securities and loans. We believe that retaining high quality assets in our portfolio helps us mitigate risks associated with market disruptions.

     In defining our investment guidelines, we will use the following classifications for securities we intend to own:

     - Category I investments are mortgage-backed securities that are either rated within one of the two highest rating categories by at least one of either Standard & Poor's Corporation or Moody's Investors Service, or have their repayment guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae.

     - Category II investments are mortgage-backed securities with an investment grade rating of BBB or better by at least one of Standard & Poor's or Moody's.

     - Category III investments are mortgage-backed securities that have no rating from, or are rated below investment grade by at least one of Standard & Poor's or Moody's.

     Further, we intend to retain on our balance sheet a majority of the residential first lien adjustable-rate and hybrid mortgage loans originated by NYMC that we believe have a low risk of default and resulting loss and are of the following types:

     - 1 month adjustable-rate (various total terms)

     - 6 month adjustable-rate (various total terms)

     - 1 year adjustable-rate (various total terms)

     - 2 year fixed-rate, adjustable-rate hybrid (various total terms)

     - 3 year fixed-rate, adjustable-rate hybrid (various total terms)

     - 5 year fixed-rate, adjustable-rate hybrid (various total terms)

     We will initially fund these loans through warehouse facilities and reverse repurchase agreements. We intend to finance the loans that we retain in our portfolio through securitization transactions. Upon securitization, we expect that a vast majority of the resulting mortgage-backed securities will become eligible for inclusion in Category I.

     Additionally, the only subordinate classes of mortgage-backed securities that we anticipate acquiring and holding, which will generally be Category III investments, are subordinate classes that result from securitizations of the mortgage loans in our portfolio. We will not seek to acquire subordinated mortgage-backed securities as investments but instead will acquire them only in connection with our mortgage loan securitizations or in order to help us meet our asset tests as a REIT.

     Our board of directors has adopted an investment policy that provides, among other things, that:

     - No investment shall be made which would cause us to fail to qualify as a REIT;

     - No investment shall be made which would cause us to be regulated as an investment company;

     - At least 70% of our assets will be Category I investments or loans that back or will back such investments; and

     - No more than 7.5% of our assets will be Category III investments or loans that back or will back such investments.

     Our board of directors may amend or waive compliance with this investment policy at any time without the consent of our stockholders.


     Our board of directors has established an investment and leverage committee for the purpose of approving certain investment transactions and the incurrence of indebtedness that is comprised of our co-chief executive officers, our president and chief investment officer, our chief financial officer and our chief operating officer. The committee will have the authority to approve, without the need of further approval of our board of directors, the following transactions from time to time, any of which may be entered into by us or any of our subsidiaries:


     - the purchase and sale of agency and private label mortgage-backed securities, subject to the limitations described above;

     - securitizations of our mortgage loan portfolio;

     - the purchase and sale of agency debt;

     - the purchase and sale of U.S. Treasury securities;

     - the purchase and sale of overnight investments;

     - the purchase and sale of money market funds;

     - hedging arrangements using:

      - interest rate swaps and Eurodollar contracts;

      - caps, floors and collars;

      - financial futures; and

      - options on any of the above; and

     - the incurrence of indebtedness using:

      - repurchase and reverse repurchase agreements;

      - bank loans, up to an aggregate of $100 million; and

      - term repurchase agreements

Our board of directors may change the members of the committee, the powers of the committee, and the scope of the committee or may disband the committee at any time without the consent of our stockholders.

OUR TARGETED INVESTMENTS

     Our primary strategy, and a strategy that differentiates us from most other residential mortgage REITs, is to continue the residential mortgage banking operations of NYMC and to retain in our portfolio adjustable-rate and hybrid mortgage loans originated by NYMC, as opposed to purchasing comparable securities or mortgage loans on the open market at what we believe would be higher premiums. We believe that, as a result of this strategy, we will be able to build a portfolio of the mortgage loans at lower costs, which we expect will give us a competitive advantage over other mortgage loan investors, most of whom do not possess retail loan origination capabilities.

     Initially, given our desire to timely and safely deploy the capital raised in this offering, we intend to use the net available proceeds to purchase an initial portfolio of adjustable-rate and hybrid mortgage loans and/or mortgage-backed securities in the open market. Concurrently, we intend to also enter into financing agreements enabling us to leverage our equity by approximately eight to 12 times, which will provide us with capital to purchase additional mortgage loans and/or mortgage-backed securities. This initial portfolio of assets will be replaced over time with adjustable-rate and hybrid mortgage loans that we originate, as described above.

     Mortgage Loans. In addition to the loans we will retain in our portfolio, we will originate and may sell to third parties individual loans or portfolios of mortgage loans. We may also invest in portfolios of mortgage loans secured by residential properties in the U.S. from various sellers, including mortgage bankers, life insurance companies, banks and other owners. For the mortgage loans we originate and that we intend to retain, we will follow our loan underwriting guidelines and practices described above under "Our Loan Underwriting Guidelines and Practices," beginning on page 67.

     Residential Mortgage-Backed Securities. The residential mortgage-backed securities that we will invest in will be secured by or evidence ownership interests in pools of mortgage loans secured by one to four family residential properties. Subject to our investment guidelines, these securities may be senior, subordinate, investment grade or non-investment grade securities. We anticipate only holding or acquiring subordinate classes that result from securitizations of the mortgage loans in our portfolio. We expect the majority of our residential mortgage-backed securities investments to be rated by at least one nationally recognized statistical rating agency. The majority of our investments in residential mortgage-backed securities will consist of securities that are part of a capital structure or securitization where the rights of such class to receive principal and interest are senior to the rights of subordinate or lower classes of securities. We intend to invest in residential mortgage-backed securities that will yield current interest income and where we consider the return of principal to be likely. We intend to acquire residential mortgage-backed securities from originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities.

     The yield on residential mortgage-backed securities depends on the timely payment of interest and principal due on the underlying mortgage loans by the borrowers under such mortgage loans. Accelerated prepayments due to refinancing and defaults by such borrowers may ultimately result in deficiencies and defaults on the residential mortgage-backed securities. In the event of a default, the trustee for the benefit of the holders of residential mortgage-backed securities generally has recourse only to the underlying pool of mortgage loans and, if a loan is in default, to the mortgaged property securing such mortgage loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy generally will be available. However, holders of relatively senior classes of residential mortgage-backed securities will be protected to a certain degree by the structural features of the securitization transaction within which such residential mortgage-backed securities were issued, such as the subordination of the relatively more junior classes of the residential mortgage-backed securities.

     Generally, in considering whether to acquire a residential mortgage-backed security, we will perform due diligence, to the extent possible, to assess the credit quality of the mortgage loans, as well as:

     - our assessment of the likelihood of prepayment, which residential borrowers are generally permitted to do without penalty,

     - the extent of any guarantee of the mortgage loans securing the mortgage-backed securities by the federal government or a government sponsored entity,

     - assess the capabilities of the servicer of the mortgage loans,

     - the residential mortgage-backed security structure,

     - the prepayment and default history of the other mortgage loans previously originated by the applicable lenders,

     - our cash flow analyses under various prepayment and interest rate scenarios, and

     - our analyses of various borrower default scenarios.

RISK EVALUATION

     We expect to review credit risk associated with each of our potential investments. We may reduce risk with respect to our mortgage-related assets acquired from sellers and servicers by obtaining representations and warranties with respect to such assets. We intend to monitor the overall portfolio in order to determine appropriate levels of provision for losses we may experience.

     We intend to determine, at the time of purchase, whether or not a mortgage asset complies with our investment guidelines, based upon the most recent valuation utilized by us. Such compliance is not expected to be affected by events subsequent to such purchase, such as changes in characterization, value or rating of any specific mortgage assets or economic conditions or events generally affecting any mortgage-related assets of the type held by us.

OUR PORTFOLIO FINANCING STRATEGY

     As is the case with many mortgage REITs, we intend to leverage our equity through borrowings with the intent to enhance our returns. With leverage we will be able to expand the size of our portfolio, which we believe will enable us to increase our returns on equity and earnings. Although leverage increases business risk, we will operate within board of directors approved asset to equity ratio guidelines, which our board of directors has initially determined to set at 8 to twelve times, and with a set minimum of assets we deem to be high quality in an attempt to mitigate those risks.

     Our financing strategy may also focus on the use of match-funded financing structures. This means that we seek to match the maturities of our financial obligations with the maturities of our investments to minimize the risk that we have to refinance our liabilities prior to the maturities of our assets, and to reduce the impact of changing interest rates on earnings. We may match fund interest rates with like-kind debt (for example, fixed-rate assets will be financed with fixed-rate debt, and adjustable-rate assets are financed with adjustable-rate debt), through the use of hedges such as interest rate swaps, interest rate caps, or through a combination of these strategies. In addition, we may finance our mortgage loans and securities investments through the issuance of collateralized debt securities. We believe these strategies allow us to match-fund our assets and thereby reduce the impact of changing interest rates on our earnings.

  REVERSE REPURCHASE AGREEMENTS AND OTHER SHORT TERM FINANCINGS

     We will leverage our equity with the use of reverse repurchase agreements, warehouse lines of credit and other short term financings. With reverse repurchase agreements, we will be able to borrow against the mortgage loans and mortgage-backed securities we own. Under these agreements, we sell our mortgage assets to a counterparty and agree to repurchase the assets from the counterparty at a price equal to the original sales price plus an interest factor. During the period of a reverse repurchase agreement, we earn the principal and interest on the related mortgage assets and pay interest to the counterparty.

     We expect that our reverse repurchase agreement counterparties will be well capitalized commercial and investment banks with whom we will have agreements in place that cover the terms of our transactions. All our reverse repurchase agreement counterparties will be formally approved by our board of directors and will be monitored for changes in their financial conditions.

     We anticipate that reverse repurchase agreements will be one of the primary vehicles we will use to achieve our desired amount of leverage. We intend to maintain formal relationships with approximately ten counterparties, as needed, for the purpose of maintaining financing relationships on favorable terms.

  LOAN SECURITIZATIONS

     Because we intend to retain some or all of the adjustable-rate mortgage and hybrid loans originated by NYMC on a long-term basis, we will use securitization structures in an effort to enhance our performance. Securitizations can be multiple class, rated debt securities, or bonds, secured by a pool of assets such as a group of individual loans. Structuring involves segmenting cash flows from like-kind loan collateral into different investment horizons or maturity classes. Nationally recognized statistical rating agencies, such as Standard and Poor's, Moody's Investor Service, or Fitch Inc., typically provide ratings on classes of these securitizations. The securities provide liquidity as they can be bought or sold quickly, as any commonly traded bond, whereas trading a portfolio of loans is more expensive and time-consuming. Financing these securities can be done at lower costs relative to financing whole loans on a warehouse line. We believe that this cost savings will result in relatively higher net income because we expect it to reduce our interest expense.

     In order to securitize a portfolio of mortgage loans, we will have to enter into an agreement with an underwriter. The underwriter, typically a Wall Street broker-dealer active in the mortgage sector, will facilitate the transaction. The underwriter will structure the bonds issued in the securitization and their subordination levels, review some of the loans for credit evaluation reasons, interact with the rating agencies to get the transaction rated, create a prospectus, and place the offering with investors, should that be needed.

     There are fixed and variable fees associated with securitizations. Fixed fees are incurred regardless of the transaction size and variable fees are based on the number of loans or size of the transaction. The outside parties involved in the creation of the securities charge the fees. For example, a trustee must be engaged to administer the cash flows of the securities. The logical course of action when faced with these expenses is to try and maximize the size of the securitizations in order to minimize the effect of the fixed costs on the securities' yield. Thus, we will try to ensure that there is a sufficient number and dollar amount of mortgage loans in our portfolio before an underwriter is engaged and any securitization is undertaken. As liquidity at times will be of paramount importance to us, and as the events that trigger the need for liquidity cannot be readily foreseen, there could be times when we may be forced to securitize a smaller number of loans and lose some or all of the cost advantages of our loan securitizations.

     Our resulting securities will either be financed with reverse repurchase agreements on an indefinite basis or sold to third party investors in a transaction that is treated as a financing for tax and financial accounting purposes. These securities often will be financed on a non-recourse basis to us. Under these situations, risks associated with margin calls and illiquidity in the market place can be mitigated. Because our securitizations will be treated as financings for both tax and financial accounting purposes, we do not expect to generate a gain or loss on sale as a result of those transactions. Following the securitizations, the

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loans will remain on our consolidated balance sheet as an asset and the securitization debt will be listed as a liability. We generally will retain the most subordinated interests in loans we securitize. These interests are in a "first loss" position relative to the credit risk of the more senior securities sold to third parties, and accordingly, carry a greater risk with respect to the nonpayment of the mortgage loans backing the securities.

     We expect to generate earnings and cash flow from the loans we securitize primarily through net interest income, which is the difference between the interest income we earn from the mortgage loans and the sum of the interest paid by us to holders of our mortgage-backed securities, credit losses on the loans, servicing fees and securitization expenses.

OUR HEDGING ACTIVITIES

     Anticipating the direction of interest rates will generally not be a part of our business strategy. We will seek to maintain hedge positions that avoid the affects of severe interest rate movements, which might otherwise curtail our ability to earn net interest income. Accordingly, we will generally seek to match cash flows of our assets with similar offsetting liabilities. Generally, adjustable-rate assets will be matched with adjustable-rate liabilities and fixed-rate assets will be matched with fixed-rate liabilities.

     Subject to the limitations imposed by the REIT qualification tests, some or all of the following financial instruments may be used for hedging interest rate risk: interest rate swaps and Eurodollar contracts, interest rate caps, term repurchase agreements and other instruments that may be determined to be advantageous and are permitted under the hedging policy that is adopted by our board of directors. Examples of other possible hedging instruments include interest rate collars, interest rate floors, or options on any of these named instruments.

     Instruments may be used to hedge as much interest rate risk as our management determines to be in the best interest of our stockholders, given the cost of such hedges and the need to maintain our status as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risks is advisable. Members of our management have extensive experience in hedging mortgage assets with these types of instruments. We will engage in hedging for the sole purpose of protecting against interest rate risk and not for the purpose of speculating on changes in interest rates.

     The following describes common instruments that we are likely to use:

  INTEREST RATE SWAPS AGREEMENT AND EURODOLLAR CONTRACTS

     Interest rate swaps agreements, or swaps, are contracts entered into between two parties whereby each party agrees, for the term of the agreement, to pay the other a certain interest rate. Typically, one party will pay a fixed rate of interest, and the other will pay an adjustable rate. Thus, the party that pays a fixed rate will receive an adjustable rate, and the party that pays an adjustable rate will receive a fixed rate. In most instances, we will pay a fixed rate and receive an adjustable rate in order to hedge interest rate risk inherent in some of the adjustable-rate and hybrid mortgage loans and mortgage-backed securities in which we plan to invest. Eurodollar contracts are different financial futures that closely replicate the desired effects of swaps.

     We will own adjustable-rate and hybrid mortgage loans that have an initial fixed-rate period. In order to hedge the interest rate risk associated with owing hybrid adjustable-rate mortgage loans and mortgage securities, we will enter into swap agreements to attempt to fix the liability funding period to the expected duration of the hybrid adjustable-rate mortgage loan interest rate reset periods.

  INTEREST RATE CAPS

     Interest rate cap agreements, or caps, are agreements entered into between two parties whereby one party agrees, for the term of the agreement, to pay the other in the event the current value of an interest rate index exceeds a specified level. The party agreeing to make cap payments is paid an up front fee. For
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example, a cap can be entered into with a specified notional amount and a trigger set at 6.00% based on the one month London Interbank Offered Rate, known as LIBOR. In that example, if one month LIBOR rises above the 6.00% trigger during the five-year term of the cap, the owner of the cap will receive from the counterparty periodic payments equal to the product of (i) the excess of the current value of one-month LIBOR over the threshold rate and (ii) the notional amount of the cap. A cap agreement typically will be in place for a period of three to five years.

     A cap agreement can offset risks inherent in adjustable-rate and hybrid mortgage loans with what are known as life caps. Life caps limit, for the life of the loan, the maximum rate of interest the borrower will be obligated to pay. Typically, the life cap of adjustable-rate and hybrid mortgage loans is equal to the initial interest rate on the loan plus 5.00% or 6.00%. Thus if an adjustable-rate or hybrid mortgage loan has an initial rate of 6.00%, the life cap would most likely be either 11.00% or 12.00%.

     In the event that we are faced with the life caps described above, we may purchase a cap agreement with a trigger, or threshold rate, of 11.00%. Thus, if one month LIBOR were to increase above 11.00%, we would receive from the counterparty periodic payments equal to the product of (i) the excess of the current value of one-month LIBOR over the threshold rate and (ii) the notional amount of the cap. This sort of instrument can eliminate the risk of our liabilities costing more than the rate received on the mortgage assets. In the example above, would hold an asset paying as a capped rate of 11.00% while we might be paying a corresponding liability set at one month LIBOR with an interest rate above 11.00%. If we also held an interest rate cap with a trigger of 11.00%, the interest rate mismatch would be bridged.

  FINANCIAL FUTURES

     We may use financial futures, which are agreement between two parties to transact a set of financial instruments on a future date at an agreed upon price. Financial futures are used as a hedge for our assets against fluctuating interest rates.

  TERM REPURCHASE AGREEMENTS

     Because we will use reverse repurchase agreements to finance some of our assets, we may also at times, use term repurchase agreements. Reverse repurchase agreements are typically limited to 30 days. After the term, the interest rate we pay is reset at the current market interest rate. Term repurchase agreements, on the other hand, are agreements with terms of 60, 90 or more days. Some terms can be as long as a year or more. Term reverse repurchase agreements are financing arrangements that are also used to attempt to fix the liability funding period to the expected duration of an adjustable-rate mortgage-backed security or loan of less than one year we hold.

     In addition to using the above described financial instruments, we will seek to issue long-term securitized debt collateralized by some of our mortgage assets. This will serve as long-term financing of our pledged assets. We expect that long-term debt issuance will aid us to more efficiently match-up assets with liabilities and reduce liquidity risk, margin call risk, interest rate risk and prepayment risk. To issue long-term debt, a portion of our assets would be pledged to a securitization trust that would, in turn, issue long-term collateralized debt securities. The pledged mortgage assets would continue to be listed on our balance sheet as assets and the long-term debt would be listed on our balance sheet as a liability.

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

     If our board of directors determines that we require additional funding, we may raise such funds through additional equity offerings, debt financings, retention of cash flow (subject to provisions in the Internal Revenue Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

     In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional authorized common and preferred stock in any

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manner and on such terms and for such consideration our board of directors deems appropriate, including in exchange for property or other non-cash consideration.

     Debt financings may be in the form of traditional bank borrowings, publicly or privately placed debt instruments, purchase money obligations to the sellers of assets to us, long-term bonds or other publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, securitizations, including collateralized debt securities, any of which indebtedness may be unsecured or may be secured by mortgage loans or other interests in our assets. Such indebtedness have recourse to all or any part of our assets or may be limited to particular asset to which the indebtedness relates.

     We have authority to offer our common stock or other equity or debt securities in exchange for property or other non-cash consideration and to repurchase or otherwise reacquire our shares or any other securities and may engage in such activities in the future. Similarly, we may offer additional interests that are exchangeable into common stock or, at our option, cash, in exchange for property or other non-cash consideration. We also may make loans to our subsidiaries.

     Subject to our ownership limitations and the gross income and asset tests necessary for REIT qualification, we may invest in other entities engaged in mortgage-related activities or in the securities of other issuers, including for the purpose of exercising control over such entities. We also may engage in the purchase and sale of investments. We do not intend to underwrite the securities of other issuers.

     Our board of directors may change any of these policies without a vote of our stockholders.

COMPETITION

     We face intense competition from finance and mortgage banking companies, other mortgage REITs, Internet-based lending companies where entry barriers are relatively low, and, to a growing extent, from traditional bank and thrift lenders that have increased their participation in the mortgage industry. As we seek to expand our loan origination business further and expand our business strategy to build a portfolio of mortgage loans and mortgage-backed securities, we will face a significant number of additional competitors, many of whom will be well established in the markets we seek to penetrate. Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do.

     We anticipate that the majority of our competition will be in the mortgage industry. In addition to mortgage banking companies, Internet-based lending companies, traditional banks and thrift lenders, the government sponsored entities Fannie Mae and Freddie Mac are also expanding their participation in the mortgage industry. While the government sponsored entities presently do not have the legal authority to originate mortgage loans, they do have the authority to buy loans. If as a result of their purchasing practices, these government sponsored entities experience significantly higher-than-expected losses, the experience could adversely affect overall investor perception of the mortgage industry.

     Competition in the industry can take many forms, including lower interest rates and fees, less stringent underwriting standards, convenience in obtaining a loan, customer service, amount and term of a loan and marketing and distribution channels. The need to maintain mortgage loan volume in this competitive environment creates a risk of price and quality competition in the mortgage industry. Price competition could cause us to lower the interest rates that we charge borrowers, which could lower the value of our loans we sell or retain in our portfolio. If our competitors adopt less stringent underwriting standards, we will be pressured to do so as well. If we do not relax underwriting standards in response to our competitors, we may lose market share. If we relax our underwriting standards in response to price competition, we may be exposed to higher credit risk without compensating pricing. Any increase in these pricing and underwriting pressures could reduce the volume of our loan originations and sales and significantly harm our business, financial condition, liquidity and results of operations.

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GOVERNMENT REGULATION

     We must comply with the laws, rules and regulations, as well as judicial and administrative decisions, of all jurisdictions in which we originate mortgage loans, as well as an extensive body of federal laws, rules and regulations. The volume of new or modified laws, rules and regulations applicable to our business has increased in recent years and individual municipalities have also begun to enact laws, rules and regulations that restrict or otherwise affect loan origination activities, and in some cases loan servicing activities. The laws, rules and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. It may be more difficult to identify comprehensively, to interpret accurately, to program properly our information systems and to effectively train our personnel with respect to all of these laws, rules and regulations, thereby potentially increasing the risks of non-compliance with these laws, rules and regulations.

     Our failure to comply with these laws, rules and regulations can lead to:

     - civil and criminal liability, including potential monetary penalties;

     - loss of state licenses or permits required for continued lending and servicing operations;

     - legal defenses causing delay or otherwise adversely affecting our ability to enforce loans, or giving the borrower the right to rescind or cancel the loan transaction;

     - demands for indemnification or loan repurchases from purchasers of our loans;

     - class action lawsuits; and

     - administrative enforcement actions.

     Some states in which we operate may impose regulatory requirements on our officers and directors and parties holding 10%, and in some cases 5%, of our outstanding shares of common stock. If any officer, director or person holding 10%, and in some cases 5%, or more of our outstanding shares of common stock fails to meet or refuses to comply with a state's applicable regulatory requirements for mortgage lending, we could lose our authority to conduct business in that state. The loss of our authority to conduct business in a state, for this or any other reason, could have a material adverse effect on our business, financial condition, liquidity and results of operations.

     In recent years, federal and several state and local laws, rules and regulations have been adopted, or are under consideration, that are intended to eliminate certain lending practices, often referred to as "predatory" lending practices, that are considered to be abusive. Many of these laws, rules and regulations restrict commonly accepted lending activities and would impose additional costly and burdensome compliance requirements on us. These laws, rules and regulations impose certain restrictions on loans on which certain points and fees or the annual percentage rate, or APR, meets or exceeds specified thresholds. Some of these restrictions expose a lender to risks of litigation and regulatory sanction regardless of how carefully a loan is underwritten. In addition, an increasing number of these laws, rules and regulations seek to impose liability for violations on the purchasers of mortgage loans, regardless of whether a purchaser knew of or participated in the violation. Accordingly, the third parties that buy our loans or provide financing for our loan originations may not want, and are not contractually required, to buy or finance loans that do not comply with these laws, rules and regulations.

     The continued enactment of these laws, rules and regulations may prevent us from making certain loans and may cause us to reduce the APR or the points and fees we charge on the mortgage loans that we originate. In addition, the difficulty of managing the compliance risks presented by these laws, rules and regulations may decrease the availability of warehouse financing and the overall demand for the purchase of our originated loans. These laws, rules and regulations have increased our cost of doing business as we have been required to develop systems and procedures to ensure that we do not violate any aspect of these new requirements.

     In addition, many of these state laws, rules and regulations are not applicable to the mortgage loan operations of national banks, or other financial institutions chartered by the federal government. Therefore,
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the mortgage loan operations of these institutions are at a competitive advantage to us since they do not have to comply with many of these laws.

     Our goal is to avoid originating loans that meet or exceed the APR or "points and fees" threshold of these laws, rules and regulations except in the relatively small number of states in which the laws, rules and regulations relating to APR and "points and fees" thresholds allow, in our judgment, these loans to be made within our strict legal compliance standards and without undue risk relative to litigation or to the enforcement of the loan according to its terms. If we decide to relax our self-imposed restrictions on originating loans subject to these laws, rules and regulations, we will be subject to greater risks for actual or perceived non-compliance with the laws, rules and regulations, including demands for indemnification or loan repurchases from the parties to whom we broker or sell loans, class action lawsuits, increased defenses to foreclosure of individual loans in default, individual claims for significant monetary damages, and administrative enforcement actions. Any of the foregoing could significantly harm our business, cash flow, financial condition, liquidity and results of operations.

     The Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. These rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board or directors, particularly to serve on our audit committee.

  USA PATRIOT ACT

     The President of the United States signed the USA PATRIOT Act into law on October 26, 2001. The USA PATRIOT Act establishes a wide variety of new and enhanced ways of combating international terrorism. The provisions that affect national banks and other financial institutions most directly are contained in Title III of the act. In general, Title III amends current law -- primarily the Bank Secrecy Act -- to provide the Secretary of Treasury and other departments and agencies of the federal government with enhanced authority to identify, deter, and punish international money laundering and other crimes.

     Among other things, the USA PATRIOT Act prohibits financial institutions from doing business with foreign "shell" banks and requires increased due diligence for private banking transactions and correspondent accounts for foreign banks. In addition, financial institutions will have to follow new minimum verification of identity standards for all new accounts and will be permitted to share information with law enforcement authorities under circumstances that were not previously permitted. These and other provisions of the USA PATRIOT Act became effective at varying times and the Secretary of Treasury and various federal banking agencies are responsible for issuing regulations to implement the new law. To the extent the USA PATRIOT Act applies to our mortgage banking operations, we may be subject to additional burdens of compliance and potential liability for failure to comply.

ENVIRONMENTAL EXPOSURE

     In the course of our business, we may foreclose and take title to residential properties securing our mortgage loans, and if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

EMPLOYEES


     As of March 10, 2004, NYMC had 472 full-time employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We believe that our compensation and benefits offered to our employees are competitive and that our relations with our employees are good.

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FACILITIES


     Our principal offices are located at 1301 Avenue of the Americas, New York, New York, where we sub-lease approximately 62,600 square feet of space from an unaffiliated party. Additionally, we lease 22 branch office facilities, the largest of which is 7,900 square feet, and none of which, individually, represent a material expense to our operations. Our principal New York City office rent expense is material to our operations. We took occupancy of this new facility in June 2003 and due to a contractual rent credit, will not pay any rent until June 2004. Additionally, we are still liable under the lease for our former principal offices covering 16,500 square feet at 304 Park Avenue South, New York, New York until December 2008. This space is currently being marketed for sub-lease. If we are forced to vacate any of our facilities due to lease expirations or any other reason, we believe that equally suitable alternative locations are available in all areas where we currently do business.


LEGAL PROCEEDINGS

     Neither NYMC nor we are involved in any material litigation. Because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, we are subject to various legal proceedings in the ordinary course of our business related to foreclosures, bankruptcies, condemnation and quiet title actions, and alleged statutory and regulatory violations. We are also subject to legal proceedings in the ordinary course of business related to employment matters. We believe all of these proceedings, taken as a whole, will not have a material adverse effect on our business, financial position or our results of operations.

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                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES


     Upon completion of this offering, our board of directors will consist of nine directors, including the six director nominees named below, each of whom has been nominated for election and consented to serve as a director upon completion of this offering. Of these nine directors, we believe the six director nominees will be considered "independent" in accordance with the requirements of the Securities and Exchange Commission and the New York Stock Exchange. Our directors, executive officers and certain key employees and their ages as of March 1, 2004, and their anticipated positions with us upon completion of this offering, are as follows:



NAME                                        AGE                      TITLE
----                                        ----                     -----
Steven B. Schnall.........................    37   Chairman of the Board and Co-Chief
                                                   Executive Officer
David A. Akre.............................    46   Director and Co-Chief Executive Officer
Raymond A Redlingshafer, Jr. .............    48   Director, President and Chief Investment
                                                   Officer
David R. Bock.............................    61   Director nominee
Alan L. Hainey............................    57   Director nominee
Steven G. Norcutt.........................    44   Director nominee
Mary Dwyer Pembroke.......................    46   Director nominee
Jerome F. Sherman.........................    64   Director nominee
Thomas W. White...........................    66   Director nominee
Michael I. Wirth..........................    45   Chief Financial Officer, Executive Vice
                                                   President, Secretary and Treasurer
Steven R. Mumma...........................    45   Chief Operating Officer and Vice President
Joseph V. Fierro..........................    43   Chief Operating Officer of NYMC



EXECUTIVE OFFICERS


     STEVEN B. SCHNALL is our Chairman and Co-Chief Executive Officer. Prior to co-founding New York Mortgage Trust, Mr. Schnall co-founded NYMC in 1998, where he has served since inception as President and Chief Executive Officer. From 1992 until 1998, Mr. Schnall founded and served as the President of New York Mortgage Corp., one of the predecessors of NYMC. Prior to forming New York Mortgage Corp. in 1992, Mr. Schnall worked for Price Waterhouse, a big eight public accounting firm. Mr. Schnall received a B.S. cum laude in accounting from the University of Florida.

     DAVID A. AKRE is our Co-Chief Executive Officer. Prior to co-founding New York Mortgage Trust, Mr. Akre served as Vice President in Capital Markets at Thornburg Mortgage Corporation, a publicly traded residential mortgage REIT, from 1997 to 2003. From 1995 to 1997, Mr. Akre was a whole loan trader at Principal Asset Markets, a subsidiary of Principal Life, a boutique whole loan broker-dealer located in New Jersey. From 1988 to 1995, Mr. Akre served in a variety of positions, including Vice President, with GE Capital Mortgage Corporation. These positions included responsibility for mortgage pipeline hedging, bidding bulk fixed-rate loan pools, securitization of specific mortgage portfolios for public pension funds, and brokering loans between mortgage insurance clients. From 1985 to 1988, Mr. Akre worked in institutional taxable fixed income sales for Security Pacific Merchant Bank in New York, and prior to that, Mr. Akre worked in mortgage origination for three mortgage banking companies in New York. Mr. Akre received a B.S. in nautical science from the United States Merchant Marine Academy.


     RAYMOND A. REDLINGSHAFER, JR. is our President and Chief Investment Officer. Prior to co-founding New York Mortgage Trust, Mr. Redlingshafer served as the Managing Director of Pedestal Capital, an Internet-based trading platform used by institutional investors and dealers to transact in mortgage-backed securities, from 2000 to 2001. From 1998 to 2000, Mr. Redlingshafer served as Vice President of Mortgage


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


Capital Markets for Salomon Smith Barney in mortgage trading. From 1995 to 1998, Mr. Redlingshafer served as National Director of Securities Marketing for Freddie Mac. Prior to joining Freddie Mac, Mr. Redlingshafer was with UBS-PaineWebber from 1988 to 1995, where he started the ARMS trading desk and held a variety of mortgage trading positions before being promoted to Mortgage Sales & Product Manager. Mr. Redlingshafer began his career in 1983 with Goldman Sachs & Co. as a whole loan mortgage trader and was one of the original members of Goldman's mortgage department. Mr. Redlingshafer received a B.S. in business administration, as well as a J.D. and an M.B.A., from Creighton University.


     MICHAEL I. WIRTH is our Chief Financial Officer. Prior to co-founding New York Mortgage Trust, Mr. Wirth served from 2002 to 2003 as Chief Financial Officer of Newcastle Investment Corp., a publicly traded mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and Chief Financial Officer of the following three publicly traded companies: Charter Municipal Mortgage Acceptance Company, a residential finance company; American Mortgage Acceptance Company, a mortgage REIT; and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. From 1988 to 1997, Mr. Wirth was a Senior Manager with the Estate Consulting Practice of Deloitte & Touche where he specialized in real estate capital markets and the financial services industry. From 1986 to 1988, Mr. Wirth was the Chief Financial Officer of Cochran Properties, Inc., a commercial real estate development company based in Atlanta, Georgia. Mr. Wirth was a Senior Accountant with Deloitte Haskins & Sells specializing in real estate and banking from 1983 to 1986. Mr. Wirth received a B.B.A. from Georgia State University and is a member of the American Institute of Certified Public Accountants.

     STEVEN R. MUMMA is our Chief Operating Officer. From September 2000 to September 2003, Mr. Mumma was a Vice President of Natexis ABM Corp, a wholly-owned subsidiary of Natexis Banques Populaires from 1997 to 2000, Mr. Mumma served as a Vice President of Mortgage-Backed Securities trading for Credit Agricole. Prior to joining Credit Agricole, from 1988 to 1997, Mr. Mumma was a Vice President of Natexis ABM Corp. Prior to joining Natexis ABM Corp, from 1986 to 1988, Mr. Mumma was a Controller for PaineWebber Real Estate Securities Inc., the mortgage-backed trading subsidiary of PaineWebber Inc. Prior to joining PaineWebber, from 1984 to 1985, Mr. Mumma worked for Citibank in its Capital Markets Group, as well as for Ernst & Young. Mr. Mumma is a certified public accountant, and received a B.B.A. cum laude from Texas A&M University.

     JOSEPH V. FIERRO is NYMC's Chief Operating Officer. He co-founded NYMC, where he has served as the Chief Operating Officer since 1998. Prior to co-founding NYMC, Mr. Fierro was the founder in 1989 and President of First Security Financial Services, Inc, a wholesale mortgage banker providing niche mortgage products to mortgage brokers nationwide. During this time, Mr. Fierro served on the advisory committees for Shearson-Lehman Mortgage and Household Mortgage Services. Prior to founding First Security Financial Services, from 1984 to 1989, Mr. Fierro was employed as Senior Vice President at Resource Mortgage Banking Ltd., one of the first mortgage banking firms licensed by the State of New York. Mr. Fierro attended Newburgh Free Academy and Mount St. Mary's College, where he studied Computer Science and Business Management.


DIRECTORS



     DAVID R. BOCK has agreed to become a member of our board of directors upon completion of this offering. Mr. Bock is a Managing Partner of Federal City Capital Advisors, a strategic consulting and advisory firm, which is the successor firm to Maitland Ruick and Company, where he has served since 1995. Prior to joining Federal City Capital Advisors, Mr. Bock served as Executive Vice President and Chief Financial Officer of Pedestal Inc., an online mortgage-backed securities trading platform from 2000 until 2002. From 1992 to 1995, Mr. Bock served as a Managing Director at Lehman Brothers. Prior to joining Lehman Brothers, Mr. Bock served as Director, Operations Staff at The World Bank, where he was responsible for integrating policy, strategy and budget across four geographic regions and where he served as a member of the bank's senior management investment committee. Mr. Bock also served in a number of other management positions at The World Bank from 1974 to 1979 and 1982 to 1989 including Director, Bank Group Financial Policy, Director, Country Debt Restructuring and Liability Management and Division Chief, Funding Strategy. From 1979 to 1982, Mr. Bock was a partner of Atlantic Resources, a merchant bank focused on energy, agriculture and transportation projects in the Mid-Atlantic region of the U.S. Prior to this, Mr. Bock was an associate at McKinsey & Company. Mr. Bock received a B.A. in Philosophy from the University of Washington and M.Phil. in Economics from Oxford University, where he was a Rhodes Scholar.



     ALAN L. HAINEY has agreed to become a member of our board of directors upon completion of this offering. Mr. Hainey is the owner and manager of Carolina Dominion, LLC, a real estate brokerage development and investment firm that he founded in 2004. In 2001, Mr. Hainey incorporated and funded the Merrill L. Hainey Family Foundation, a not-for-profit charitable organization dedicated to academic achievement through scholarships, where he continues to serve as President. From 1996 to 2000, Mr. Hainey operated an independent consulting practice providing advisory and marketing services to clients engaged in insurance, mortgage finance and investment management. From 1990 to 1996, Mr. Hainey served as President and Chief Operating Officer of GE Capital's mortgage banking businesses and was a member of the GE Capital corporate executive council. From 1983 to 1990, Mr. Hainey served as President of GE Capital Mortgage Securities. Mr. Hainey received a B.A. with honors and a J.D. from the University of Missouri and a Master of Management with distinction from the Kellogg School of Northwestern University.



     STEVEN G. NORCUTT has agreed to become a member of our board of directors upon completion of this offering. Since May 2001, Mr. Norcutt has served as Executive Vice President and Chief Operating Officer of Centennial Mortgage and Funding, Inc., a residential mortgage banking company based in Minnesota. Mr. Norcutt's responsibilities at Centennial Mortgage and Funding, Inc., include oversight of firm profitability, diversification of product mix, recruiting, technology, production management, financial management and financial reporting. Prior to joining Centennial Mortgage and Funding, Inc., Mr. Norcutt served as Senior Vice President and Portfolio Manager of Structured Finance for Reliastar Investment Research, Inc. from 1993 through 2001. Mr. Norcutt joined Reliastar Investment Research, Inc. in 1988 as Vice President and Portfolio Manager of Residential Mortgage Loans. Mr. Norcutt received a M.B.A. in Finance from the University of Minnesota and a B.S. in Finance from St. Cloud State University.



     MARY DWYER PEMBROKE has agreed to become a member of our board of directors upon completion of this offering. Ms. Pembroke has served as a government relations strategist for the Student Loan Marketing Association from 2003 to 2004 and served as Counsel, Government Relations for BlackBird Technologies from 2001 to 2003. From 2001 to 2002, Ms. Pembroke served as a government relations consultant for Freddie Mac and from 1994 to 2001 Ms. Pembroke served as the Director, Government Relations for Freddie Mac. Prior to her service with Freddie Mac, Ms. Pembroke served as a Manager, International Risk Assessment with FMC Corporation, a Manager, Government Relations and Community Development with Citibank, counsel to the Housing and Urban Affairs Subcommittee of the United States Senate Banking Committee and as a legislative assistant to a United States Congressman. Ms. Pembroke is currently Campaign Director for Special Olympics International. Ms. Pembroke received a B.A. in History, Political Science and French from Marquette University and a J.D. from Marquette University.



     JEROME F. SHERMAN has agreed to become a member of our board of directors upon completion of this offering. Dr. Sherman is a recently retired Finance Professor from Creighton University. Since May 1999, Dr. Sherman has worked as a financial consultant to various corporations and as an economic and financial expert in litigation matters. Prior to that time, Dr. Sherman spent 29 years teaching both undergraduate and graduate finance courses at Creighton University and the University of Nebraska-Lincoln. Prior to that time, Dr. Sherman spent five years as a registered representative and owner of a small brokerage firm and five years in the research and corporate finance departments of two regional brokerage firms. Dr. Sherman has served on a variety of corporate and civic boards in Omaha and other locations in the Midwest.

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


Dr. Sherman has served as an economic and financial expert in more than 1,500 legal proceedings during the past thirty years. Dr. Sherman received a B.S. in Mathematics from Regis College, a M.A. in Finance and Economics from Memphis State University and a Ph.D. in Finance from the University of Mississippi.



     THOMAS W. WHITE has agreed to become a member of our board of directors upon completion of this offering. Since 2003, Mr. White has served as Senior Advisor to Beekman Advisors, a strategic financial advisory and investment management firm focused on the affordable housing sector. Since 2001, Mr. White has served as a member of the board of trustees of Charter Mac where he also serves as a member of the board's investment committee. Mr. White also serves on the board of directors of the Enterprise Social Investment Company, a for-profit subsidiary of the Enterprise Foundation. In 2001, Mr. White retired as a Senior Vice President of Fannie Mae where he has, served in a variety of positions since 1987. From 1986 to 1987, Mr. White served as an investment banker with Bear Stearns, Inc. From 1979 to 1986, Mr. White was the executive vice president of the National Council of State Housing Agencies. Mr. White currently works as a consultant to us. Mr. White received a B.A. in History from Wayne State University.


  OUR BOARD OF DIRECTORS


     Our board of directors currently consists of three directors. Immediately following the completion of this offering, we will increase the size of our board of directors to nine directors and elect the six director nominees named above, all of whom we believe will be considered independent directors under the standards imposed by the Securities and Exchange Commission and the New York Stock Exchange.


     Our board of directors is not divided into classes; therefore, our entire board of directors will be elected each year. Our authorized number of directors may be changed only by resolution of the board of directors.

  BOARD COMMITTEES

     Audit Committee. Following completion of this offering, our audit committee will consist of three independent directors, one of whom will serve as the chairperson and one of whom will be an audit committee financial expert as defined in applicable Securities and Exchange Commission and New York Stock Exchange regulations. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. Following completion of this offering, we expect our audit committee to adopt an audit committee charter, that will define the audit committee's primary duties to include:

     - serving as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting process and related internal contract systems and the performance generally of our internal audit function;

     - overseeing the audit and other services of our outside auditors and be directly responsible for the appointment, independence, qualifications, compensation and oversight of our outside auditors, who will report directly to the audit committee;

     - providing an open means of communication among our outside auditors, accountants, financial and senior management, our internal audit department, our corporate compliance department and our board of directors;

     - resolving any disagreements between our management and our independent auditors regarding our financial reporting;

     - meeting at least quarterly with our senior executives, internal audit staff and independent auditors; and

     - preparing the audit committee report for inclusion in our annual proxy statements for our annual stockholder meeting.

     Our audit committee charter will also mandate that our audit committee approve all audit, audit-related, tax and other services conducted by our independent auditors.

     Compensation Committee. Following completion of this offering, our compensation committee will consist of three independent directors. Following completion of this offering, we expect our compensation committee to adopt a compensation committee charter that will define the compensation committee's primary duties to include:

     - establishing guidelines and standards for determining the compensation of our executive officers;

     - evaluating the performance of our senior executives;

     - reviewing our executive compensation policies;

     - recommending to our board of directors compensation levels for our executive officers;

     - administering and implementing our equity incentive plans;

     - determining the number of shares underlying, and the terms of, restricted common stock owned, and stock options to be granted to our directors, executive officers and other employees pursuant to our equity incentive plans; and

     - preparing a report on executive compensation for inclusion in our annual proxy statement for our annual stockholder meeting.

     Nominating and Corporate Governance Committee. Upon completion of this offering, our nominating and corporate governance committee will consist of three independent directors. We expect that the members of our nominating and corporate governance committee, following completion of this offering, will adopt a nominating and corporate governance committee charter that will define the nominating and corporate governance committee's primary duties to include:

     - establishing standards for service on our board of directors;

     - identifying individuals qualified to become members of our board of directors and recommend director candidates for election or re-election to our board;

     - considering and making recommendations to our board of directors regarding board size and composition, committee composition and structure and procedures affecting directors; and

     - monitoring our corporate governance principles and practices, our human resource practices and our fulfillment of our obligations of fairness in internal and external matters.

DIRECTOR COMPENSATION

     Any member of our board of directors who is also our employee will not receive additional compensation for serving on our board of directors. Our non-employee directors will receive an annual retainer of $25,000 and a fee of $1,000 for each full board meeting attended in person, a fee of $750 for each committee meeting attended in person and that occurs on a date different from a full board meeting date and a fee of $500 for each full board or committee meeting attended telephonically. In addition, each non-employee director who is a committee chairman will receive an annual retainer of $7,500 for the audit committee chairman, $6,000 for the compensation committee chairman and $5,000 for the chairmen of other committees. We will also reimburse our directors for their reasonable travel expenses, if any, incurred in connection with their attendance at full board and committee meetings.

     Our non-employee directors will be eligible to receive restricted stock and option awards under our stock incentive plan. Our non-employee directors will receive annual stock awards valued at $15,000 and an initial one-time award of 2,500 shares.

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

EXECUTIVE COMPENSATION


     The following table sets forth (i) the total compensation paid by NYMC to Mr. Schnall, as chief executive officer and member, and Mr. Fierro, as chief operating officer and member, for the year ended December 31, 2003 and (ii) the total annual compensation we expect to pay our co-chief executive officers, our next three most highly compensated executive officers and Mr. Fierro, who will continue to serve as chief operating officer of NYMC, for 2004 following completion of this offering. We were organized in September 2003, did not conduct any prior operations and accordingly, did not pay any compensation to Messrs. Akre, Redlingshafer, Wirth or Mumma during the year ended December 31, 2003.



                                                                                              LONG-TERM
                                                        ANNUAL COMPENSATION                  COMPENSATION
                                              ----------------------------------------    ------------------
                                                                        OTHER ANNUAL       RESTRICTED STOCK      ALL OTHER
NAME AND POSITION                      YEAR   SALARY(1)     BONUS      COMPENSATION(2)          AWARDS          COMPENSATION
-----------------                      ----   ---------    --------    ---------------    ------------------    ------------
Steven B. Schnall,...................  2004   $390,000             (3)     $    --            $1,408,220(4)                (5)
  Chairman and Co-Chief                2003    221,250           --             --                    --         16,275,447(6)
  Executive Officer
David A. Akre,.......................  2004   $390,000             (3)     $    --             1,408,220(4)                (5)
  Co-Chief Executive Officer
Raymond A. Redlingshafer, Jr., ......  2004   $390,000             (3)     $    --             1,408,220(4)                (5)
  President and Chief
  Investment Officer
Michael I. Wirth,....................  2004   $320,000             (3)     $    --             1,091,770(4)                (5)
  Chief Financial Officer
Steven R. Mumma......................  2004   $212,000     $100,000             --               409,130(4)              --
  Chief Operating Officer
Joseph V. Fierro,....................  2004   $315,000             (3)     $    --               603,520(4)                (5)
  Chief Operating Officer,             2003    221,250           --             --                    --          4,253,025(7)
  NYMC


---------------


(1) Amounts for 2004 are annualized. The officers will only receive a pro rated portion of the amounts shown based on the number of days between the closing of this offering and the end of 2004.



(2) Under the employment agreements for these individuals, we will reimburse the premiums payable for life insurance policies and supplemental long-term disability insurance policies for these individuals during the terms of the agreements. The premium amounts have not yet been determined, but we do not expect the premiums for these policies to exceed $15,000 per person.



(3) The employment agreements for these individuals include provisions for a performance based bonus ranging from a multiple of between zero and two times the executive's annual base salary as determined at the discretion of the compensation committee of our board of directors.



(4) Based on an assumed initial public offering price of $10.00 per share, which is the mid-point of the range set forth on the cover page of this prospectus.



(5) Other compensation includes premiums on term life insurance policies in the amount of $3.0 million per individual for the benefit of each listed officer's beneficiaries.



(6) Represented $4,842,897 in cash distributions paid and the issuance of a promissory note issued in the original principal amount of $12,132,550, and subsequently reduced to $11,432,550.



(7) Represents $1,978,673 in cash distributions paid and the issuance of a promissory note issued in the original principal amount of $2,574,352, and subsequently reduced to $2,274,352.

RESTRICTED STOCK AWARDS


     Our stock incentive plan will allow for the grant of restricted stock awards to our officers, directors, employees and other persons who provide services to us. See "Stock and Benefit Plans -- 2004 Stock Incentive Plan" below. Upon the closing of this offering, we will grant an aggregate of 647,909 restricted stock awards to the executive officers, directors and key employees set forth in the table below. The number of shares subject to the restricted stock awards below assume no exercise by the underwriters of their option to
purchase up to an additional      shares of our common stock to cover
over-allotments, if any, and in such a case the number of shares will be proportionally increased. These restricted stock awards will have voting and dividend rights; however, these awards will be subject to forfeiture restrictions that will terminate ratably over a three-year period from the date of grant, with the exception of the awards shown below to Messrs. Schnall, Akre, Redlingshafer, Wirth, Fierro and Mumma, one-third of which will be unrestricted upon the date of grant and two-thirds of which will be subject to forfeiture restrictions that will terminate ratably over the three-year period from the date of grant.



                                                              INITIAL AWARD OF
                                                                 RESTRICTED
NAME                                                               STOCK
----                                                          ----------------
Executive Officers
Steven B. Schnall...........................................      140,822
David A. Akre...............................................      140,822
Raymond A. Redlingshafer, Jr. ..............................      140,822
Michael I. Wirth............................................      109,178
Steven A. Mumma.............................................       40,913
Joseph V. Fierro............................................       60,352
Directors
David R. Bock...............................................        2,500
Alan L. Hainey..............................................        2,500
Steven G. Norcutt...........................................        2,500
Mary Dwyer Pembroke.........................................        2,500
Jerome F. Sherman...........................................        2,500
Thomas W. White.............................................        2,500


EMPLOYMENT AGREEMENTS


     We have entered into employment agreements with each of the executive officers named in the executive compensation table above. The employment agreements provide that these executive officers are eligible to participate in the 2004 Stock Incentive Plan, as described above in the section entitled "Restricted Stock Awards" and below in the section entitled "Stock and Benefit Plans -- 2004 Stock Incentive Plan." For a list of the initial awards of restricted stock under the 2004 Stock Incentive Plan to each of these executive officers during the fiscal year 2004, see the section entitled "Restricted Stock Awards" above. The employment agreements also provide that these executive officers are eligible to receive annual cash incentive bonuses under our approved bonus plans. See "Management -- Executive Compensation" above.



     These employment agreements will expire on December 31, 2007, unless further extended or sooner terminated. Commencing on January 1, 2005, and on each January 1 thereafter, the term of each of these employment agreements will be automatically extended for one additional calendar year, unless we or the executive provides the other with a notice of non-renewal by no later than the October 31 immediately preceding such January 1. These agreements provide the following annual base salaries for the fiscal year 2004: Steven B. Schnall, $390,000; David A Akre, $390,000; Raymond A. Redlingshafer, Jr., $390,000; Michael I. Wirth, $320,000; Joseph V. Fierro, $315,000; and Steven R. Mumma, $212,000. Each of these base salaries will increase by 5% on January 1, 2005 and effective each January 1 thereafter will receive a minimum increase equal to the increase in the Consumer Price Index for the preceding year. These agreements also provide that the executives will be eligible to participate in our annual cash incentive bonus plan adopted by our compensation committee for each fiscal year during the term providing for cash bonuses of up to two times the executive's base salary. Mr. Mumma's bonus for 2004 will be $100,000.



     These agreements provide that the executive officers agree to devote substantially all of their business time to our operations (except as we otherwise agree, including on behalf of any of our subsidiaries); provided however that the executives named above are not precluded from serving as a director or trustee in any other firm or from pursuing real estate investments and other personal investments, as long as those activities do not interfere with the performance of the executive's duties or violate the non-competition provisions in the agreements. These employment agreements permit us to terminate the executives' employment with appropriate notice for or without "cause." "Cause" is generally defined to mean:



     - committing fraud or misappropriating, stealing or embezzling funds or property from us or our affiliates, or attempting to secure personally any profit in connection with any transaction entered into or on our behalf or on behalf of our affiliates;



     - knowingly violating or breaching any material law or regulation to the material detriment of us or our affiliates;



     - conviction of, or the entry of a plea of guilty or nolo contendere to, a felony which in the reasonable opinion of the board of directors brings the executive into disrepute or is likely to cause material harm to our business, customer or suppliers relations, financial condition or prospects;



     - a willful failure by the executive to perform his material duties under the employment agreement that continues for a period of 30 days after written notice to the executive; or



     - the breach of any non-competition, non-disclosure or non-solicitation agreement between the executive and is that causes or is reasonably likely to cause material harm to us.



     In addition, each of the executives named above has the right under his employment agreement to resign for "good reason" in the event of (a) an assignment to the executive of any material duties inconsistent with the executive's position with us or a substantial adverse alteration in the nature or status of the executive's responsibilities without the consent of the executive; (b) a material reduction in employee benefits other than a reduction generally applicable to similarly situated executives of our company without the consent of the executive; (c) a failure on our part to comply with any material provision of the employment that is 30 days after written notice to us; (d) any failure on our part to pay the executive's base salary or any incentive bonus to which the executive is entitled under our bonus plan that, in either case, is not cured within ten days after written notice to us, or any failure of our compensation committee to approve a bonus plan for any fiscal year; and (e) the relocation of our principal place of business outside of a fifty mile radius of Midtown Manhattan without the consent of the executive. In addition, for Mr. Schnall only, for so long as he beneficially owns at least 1,000,000 shares of our common stock, "good reason" shall also include (i) a failure on the part of our board of directors to nominate Mr. Schnall for re-election to our board of directors, (ii) a failure on the part of our shareholders to re-elect Mr. Schnall as a member of our board of directors or (iii) any removal by our board of directors or shareholders of Mr. Schnall from our board of directors, other than a removal for "cause."



     Pursuant to their employment agreement, the executives named above will receive four weeks of paid vacation annually and various other customary benefits. In addition, we will purchase a whole life insurance policy for each of the executives named above, with a death benefit of $3.0 million (except for Mr. Mumma, whose death benefit is $1.5 million), and will also reimburse each of the named executives for the income tax they incur with respect to our payment of the premiums.



     We have the right to obtain a key man life insurance policy for our benefit on the life of each of our executives.

     The employment agreements referred to above also provide that the named executives will be eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of such benefit plans as in effect from time to time.



     If the executives' employment is terminated for "cause" or the executive resigns other than for "good reason," we will pay the executive his full base salary through to the date of termination and reimburse the executive for all reasonable and customary expenses associated with his employment by us through the date of termination. If however, we terminate the executive without cause (other than for death or disability) or the executive terminates his employment for good reason, we will be obligated to pay (a) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time; (b) a lump sum payment of an amount equal to (i) the sum of the executive's base salary in effect as of the date of termination plus the executive's highest annual bonus earned in the last three fiscal years multiplied by (ii) the lesser of (A) three or (B) the number of whole months remaining under the employment agreement divided by 12;
(c) the payment of premiums for group health coverage for 18 months following the date of termination; and (d) other benefits as provided for in such employment agreement.



     In the event we deliver to the executive a notice of non-renewal of his employment agreement, the executive will have the right to resign at any time during the remainder of his employment term and we will be obligated to pay (a) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time;
(b) a lump sum payment of an amount equal to the sum of the executive's base salary in effect as of the date of termination plus the executive's highest annual bonus earned in the last three fiscal years; (c) the payment of premiums for group health coverage for 18 months following the date of termination; and
(d) other benefits as provided for in such employment agreement.



     In addition, in the event of a termination of an executive's employment by us for any reason other than for cause, or any resignation by an executive following receipt from us of a notice of non-renewal, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination.



     Our obligation to make payments to an executive as described above is conditioned on the executive's delivery to us of a general release of all claims against us.



     Upon a change in control of us, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination. In general terms, a change of control of us will be deemed to occur:



     - if a person or entity, acting alone or as part of a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, acquires more than 50% of our then outstanding voting securities;



     - if the holders of our outstanding voting securities approve the transfer of all or substantially all of our total assets on a consolidated basis;



     - if the holders of our outstanding voting securities approve a transaction pursuant to which we will undergo a merger, consolidation, or statutory share exchange (unless the holders of our voting shares immediately prior to the transaction have at least 50% of the combined voting power of the securities in the surviving entity resulting from the transaction or its parent);

     - if the holder of our outstanding voting securities approve a plan of complete liquidation or upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets;



     - if a majority of the members of our board of directors votes in favor of a resolution stating that a change in control of us has occurred; or



     - if our continuing directors cease for any reason to constitute a majority of the members of our board of directors.



     During an executive's employment with us and for a 24 month period after termination of an executive's employment for any reason (other than a resignation following receipt by the executive of a notice of non-renewal, in which case the period shall be 12 months after termination), each executive under these employment agreements has agreed not to compete with us by working with or investing in (subject to certain limited exceptions) any enterprise engaged in our principal line of business, or a line of business that we plan on entering, in any state where we presently conduct or intend to conduct business. In addition, each executive under these employment agreements has agreed to not solicit, induce or attempt to induce any person who has been employed by us or our affiliates, suppliers, licensees or consultants within six months prior to the date of termination.


STOCK AND BENEFIT PLANS

     In connection with our reorganization as a REIT, we intend to adopt a new stock incentive plan immediately before the closing of this offering.

  2004 STOCK INCENTIVE PLAN

     This summary is qualified in its entirety by the detailed provisions of our stock incentive plan. You may refer to the exhibits that are a part of the registration statement of which this prospectus is part for a copy of our stock incentive plan.

     Our board of directors and stockholders approved our stock incentive plan
on             , 2004. The purpose of our stock incentive plan is to provide incentives to our employees, non-employee directors and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.


     There will be 647,909 restricted shares of common stock outstanding under our stock incentive plan following completion of this offering and the grant of restricted stock awards described above in "-- Restricted Stock Awards." The number of shares of common stock reserved for future issuance under our stock incentive plan either as restricted stock awards or pursuant to the exercise of stock options will be 1,180,495.


     The individual limits on the number of shares of common stock issuable under our stock incentive plan, which are described in the following paragraph, become effective at the expiration of a grace period which expires on the earlier to occur of:

     - the first stockholders meeting at which directors are to be elected held after the close of the third calendar year following the calendar year in which this offering occurs; or

     - the time at which our stock incentive plan is materially amended.


     The maximum number of shares of common stock subject to options, share appreciation rights or time-vested shares of restricted stock that can be issued under our stock incentive plan to any person is 175,000 shares in any single calendar year. The maximum number of shares that can be issued under our stock incentive plan to any person other than pursuant to options, share appreciation rights or time-vested shares of restricted stock is 60,000 shares in any single calendar year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $3,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $3,000,000.


     Section 162(m) of the Internal Revenue Code limits publicly traded companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officers and the four highest compensated executive officers other than the chief executive officer determined at the end of each year, referred to as covered employees. However, performance-based compensation is excluded from this limitation. Our stock incentive plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of
Section 162(m).

     Administration. Upon completion of this offering, our stock incentive plan will be administered by the compensation committee of our board of directors. Subject to the terms of our stock incentive plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of our stock incentive plan.


     Source of Shares. The shares of common stock issued or to be issued under our stock incentive plan consist of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any shares of common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under our stock incentive plan, but will be deducted from the maximum individual limits described above.


     If the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, only the number of shares issued net of the shares tendered or withheld will be deemed delivered for purposes of determining the maximum number of shares available for delivery under our stock incentive plan.

     Eligibility. Awards may be made under our stock incentive plan to our or our affiliates' employees, outside directors and consultants and to any other individual whose participation in our stock incentive plan is determined to be in our best interests by our board of directors.

     Amendment or Termination of the Plan. While our board of directors may terminate or amend our stock incentive plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the New York Stock Exchange or if the amendment would increase the benefits accruing to participants under our stock incentive plan, materially increase the aggregate number of shares of common stock that may be issued under our stock incentive plan, or materially modify the requirements as to eligibility for participation in our stock incentive plan.


     Unless terminated earlier, our stock incentive plan will terminate in 2014, but will continue to govern unexpired awards.



     Options. Our stock incentive plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The maximum number of shares of common stock that can be issued to any participant pursuant to options that are earned solely on account of the passage of time or continued employment or service is 175,000 shares in any calendar year. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the


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

economic value of the employee's stock option from his or her former employer. Such options granted in substitution shall not count against the shares available for issuance under the stock incentive plan.

     The term of each stock option will be fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged.

     In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which, if acquired from us, have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise. Stock options granted under the stock incentive plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.


     Options to purchase a total of 450,000 shares of our common stock will be awarded to certain key employees upon completion of the offering. These options will have an exercise price equal to the initial public offering price of our common stock in this offering and will vest in one-third increments on the first, second and third anniversaries of the closing date.



     Stock Awards. Our stock incentive plan also permits the grant of shares of our common stock in the form of stock awards. The maximum number of shares of common stock that can be issued to any participant pursuant to stock awards that are earned solely on account of the passage of time or continued employment or service is 175,000 shares in any calendar year. A participant's rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain performance goals tied to the business criteria described below. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve stated objectives or any of the performance criteria listed below. Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee may also be issued under our stock incentive plan.



     Incentive Awards. Incentive awards entitle the participant to receive shares of common stock or, in the discretion of the compensation committee, a cash payment, subject to the attainment of performance criteria described below. All incentive awards shall be finally determined exclusively by the compensation committee under the procedures established by the compensation committee, provided however, that no participant may receive an incentive award payment in any calendar year that exceeds $3,000,000. Incentive awards shall be nontransferable; provided however, the compensation committee may provide that an incentive award may be transferred by a participant to the participant's children, grandchildren, spouse or one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.



     Performance Shares. Our stock incentive plan also allows the grant of performance share awards, meaning the right to receive common stock, cash or a combination of common stock and cash in the future. The maximum number of shares of common stock that can be issued to any participant pursuant to a performance share award is 150,000 shares in any calendar year. The participant will be entitled to receive payment pursuant to the performance shares only upon the satisfaction of performance objectives and other criteria prescribed by the compensation committee. The performance measurement period will be at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment is contingent on the attainment


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

of the objectives stated with respect to performance criteria listed below. To the extent the performance shares are earned, our payment obligation may be settled in cash, by shares of our common stock or a combination of the two.

     Stock Appreciation Rights. Stock appreciation rights may be awarded under our stock incentive plan. Stock appreciation rights entitle the participant to receive a number of shares of common stock or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the stock appreciation right during a stated period specified by the compensation committee.

     Performance Criteria. The compensation committee will use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or lending groups (except with respect to the total shareholder return and earnings per share criteria), in establishing performance goals for awards (other than options and stock appreciation rights) intended to comply with Section 162(m) of the Internal Revenue Code:

     - total stockholder return;

     - total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index;

     - net income;

     - pretax earnings;

     - funds from operations;

     - earnings before interest expense and taxes;

     - earnings before interest, taxes, depreciation and amortization;

     - operating margin;

     - earnings per share;

     - return on equity;

     - return on capital;

     - return on assets;

     - return on investment;

     - operating earnings;

     - working capital;

     - ratio of debt to stockholders' equity; and

     - revenue.

     Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under our stock incentive plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-off and other similar events.

     Change in Control. Our stock incentive plan provides that the compensation committee of our board of directors has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock award will become vested and transferable and

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

all or any outstanding performance shares and incentive awards will be earned if there is a change in control of us.


     Under our stock incentive plan, a change in control is generally defined to include (i) the acquisition of at least 50% of our voting securities by any person; (ii) the transfer of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our board of directors; (v) stockholder approval of our liquidation or dissolution; or (vi) our board of directors adopts a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a change in control has effectively occurred.


401(k) PLAN

     Following completion of this offering, we intend to amend the existing 401(k) plan of NYMC to permit our officers and employees to participate in this 401(k) plan. For some of our and NYMC's employees, we may make matching contributions with respect to a portion of the contributions made by those employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Following completion of this offering, our board of directors will establish a compensation committee. We expect that none of our executive officers will serve on the compensation or similar committee of any other entity.


LIMITATION ON LIABILITY AND INDEMNIFICATION



     Our charter limits the liability of our directors and officers for money damages, except for liability resulting from:



     - actual receipt of an improper benefit or profit in money, property or services; or



     - a final judgment based upon a finding of active and deliberate dishonesty by the director that was material to the cause of action adjudicated.



     Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.



     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.



     Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:



     - the act of omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit of money, property or services; or



     - in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.



     However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a derivative action or if the director or officer was adjudged to be liable for an improper person benefit unless in either case a court orders indemnification and then only for expenses. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:



     - a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and



     - a written undertaking by him or her to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.



     In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors and officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:


     - there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

     - all claims against the director of officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     - a court of competent jurisdiction approves a settlement of the claims against the director of officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

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

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth the total number and percentage of our shares of common stock that will be beneficially owned immediately following the completion of this offering and our acquisition of NYMC by (i) each of our directors, director nominees and executive officers, (ii) all directors, director nominees and executive officers as a group, and (iii) all persons known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock. As of March 22, 2004, 100 shares of our common stock were issued and outstanding and all of these shares were held by Steven B. Schnall. These shares will be cancelled upon completion of the offering. The persons as to whom information is given in the table below have sole voting and investment power over the shares beneficially owned, unless otherwise noted in the footnotes following the table.



                                                              SHARES BENEFICIALLY OWNED
                                                                AFTER THE OFFERING(1)
                                                              --------------------------
                                                                NUMBER          PERCENT
                                                              ----------        --------
Steven B. Schnall(2)........................................  3,031,339               %
Joseph V. Fierro(3).........................................  1,299,145
David A. Akre(4)............................................    140,822
Raymond A. Redlingshafer, Jr.(5)............................    140,822
Michael I. Wirth(6).........................................    109,178
Steven R. Mumma(7)..........................................     40,913
David  . Bock(8)............................................      2,500
Alan L. Hainey(8)...........................................      2,500
Steven G. Norcutt(8)........................................      2,500
Mary Dwyer Pembroke(8)......................................      2,500
Jerome F. Sherman(8)........................................      2,500
Thomas W. White(8)..........................................      2,500
Executive officers, directors and director nominees as a
  group (12 persons)........................................  4,777,219               %


---------------

 *  Less than 1%.

(1) All shares not outstanding but which may be acquired by the stockholder within 60 days by the exercise of any stock option or any other right are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by the stockholder, but not by any other stockholder.


(2) Includes 140,822 shares of restricted stock to be granted to Mr. Schnall upon completion of this offering. Excludes 700,000 shares of our common stock to be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.



(3) Includes 60,352 shares of restricted stock to be granted to Mr. Fierro upon completion of this offering. Excludes 700,000 shares of our common stock to be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets.



(4) Includes 140,822 shares of restricted stock to be granted to Mr. Akre upon completion of this offering.



(5) Includes 140,822 shares of restricted stock to be granted to Mr. Redlingshafer upon completion of this offering.



(6) Includes 109,178 shares of restricted stock to be granted to Mr. Wirth upon completion of this offering.



(7) Includes 40,913 shares of restricted stock to be granted to Mr. Mumma upon completion of this offering.



(8) Includes 2,500 shares of restricted stock to be granted to each of Mr. Bock, Mr. Hainey, Mr. Norcutt, Ms. Pembroke, Mr. Sherman and Mr. White, respectively, upon completion of this offering.


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

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ACQUISITION OF MEMBERSHIP INTERESTS IN THE NEW YORK MORTGAGE COMPANY, LLC


     We have entered into a contribution agreement, dated as of December 23, 2003, with Steven B. Schnall, our chairman and co-chief executive officer, and Joseph V. Fierro, the chief operating officer of NYMC, as amended and restated on March 25, 2004, pursuant to which we will, upon completion of this offering, acquire from Messrs. Schnall and Fierro and their affiliates all of the outstanding membership interests in NYMC. We will issue a total of 4,129,310 shares of our common stock for these interests, seventy percent of which, or 2,890,517 shares, will be issued to Mr. Schnall and his affiliate and thirty percent of which, or 1,238,793 shares, will be issued to Mr. Fierro and his affiliate.



     In addition, 700,000 of the shares of common stock issuable to Mr. Schnall and his affiliate and 300,000 of the shares of common stock issuable to Mr. Fierro and his affiliate as consideration for their interests in NYMC will be placed in an escrow account and will be subject to forfeiture by them unless one of the following conditions is satisfied:


      i) The dollar amount of NYMC's and its affiliates' total mortgage loan originations during the 2004 calendar year, as a percentage of the dollar amount of NYMC's and its affiliates' total mortgage loan originations during the 2003 calendar year, exceeds the dollar amount of the total industry-wide mortgage loan originations in the United States during the 2004 calendar year, as a percentage of the dollar amount of the total industry-wide mortgage loan originations in the United States during the 2003 calendar year (as reported by the Mortgage Bankers Association of America, or MBAA);

     ii) The dollar amount of NYMC's and its affiliates' total mortgage loan originations during the 2004 calendar year exceeds the dollar amount of NYMC's and its affiliates' total mortgage loan originations during the 2003 calendar year; or

     iii) The dollar amount of NYMC's and its affiliates' total mortgage loan originations during the 2004 and 2005 calendar years, as a percentage of the dollar amount of NYMC's and its affiliates' total mortgage loan originations during the 2003 calendar year, exceeds the dollar amount of the total industry-wide mortgage loan originations in the United States during the 2004 and 2005 calendar years, as a percentage of the dollar amount of the total industry-wide mortgage loan originations in the United States during the 2003 calendar year (as reported by the MBAA).


     Finally, we have agreed under the contribution agreement to indemnify each of Messrs. Schnall and Fierro and their affiliates against all liabilities, losses, damages, costs, claims, obligations and expenses (including reasonable attorneys' fees) that either or both of them may suffer or incur by reason of
(i) any breach of our representations, warranties, covenants or agreements contained in the contribution agreement, (ii) any act or cause of action occurring or accruing on or after the closing date and arising from our ownership or operation of NYMC on or after the closing date and (iii) any personal guarantee of NYMC's obligations by either or both of Messrs. Schnall or Fierro in existence prior to or as of the closing date of our acquisition of NYMC of or relating to any liability or obligation of NYMC. In addition, we have agreed in the contribution agreement to take all actions necessary to cause all of these guarantees by Messrs. Schnall and Fierro to be terminated or released in full without any continuing liability or obligation on their part as soon as reasonably practicable following the completion of our acquisition of NYMC.

NOTES PAYABLE TO STEVEN B. SCHNALL AND JOSEPH V. FIERRO


     NYMC has issued notes in the amounts of $11,432,550 and $2,274,352 to Messrs. Schnall and Fierro, respectively, issued by NYMC on August 31, 2003, as amended and restated on December 23, 2003, and as further amended and restated on February 26, 2003, and due no later than April 30, 2004, that bear interest at 3% per annum, as distributions equal to NYMC's paid-in equity and retained earnings as of August 31, 2003.



     We have entered into an agreement with NYMC and Messrs. Schnall and Fierro dated December 23, 2003, to cause NYMC to repay these promissory notes following completion of this offering.


INVESTMENT BY STEVEN B. SCHNALL AND JOSEPH V. FIERRO IN CENTURION ABSTRACT, LLC

     Steven B. Schnall owns a 48% membership interest and Joseph V. Fierro owns a 12% membership interest in Centurion Abstract, LLC, which provides title insurance brokerage services for certain title insurance providers. From time to time, NYMC refers its mortgage loan borrowers to Centurion Abstract, LLC for assistance in obtaining title insurance in connection with their mortgage loans, although the borrowers have no obligation to utilize Centurion's services. When NYMC's borrowers elect to utilize Centurion's services to obtain title insurance, Centurion collects various fees and a portion of the title insurance premium paid by the borrower for its title insurance. Centurion Abstract received $983,256 in fees and other amounts from NYMC borrowers for the year ended December 31, 2003.

AFFILIATION WITH NYMC CAPITAL CORPORATION


     Steven B. Schnall owns a 74% equity interest in, and serves as the president of NYMC Capital Corp., a commercial mortgage brokerage company. Another employee of NYMC owns the other 26% interest and serves as the vice president. NYMC Capital brokers commercial mortgage loans to third party lenders. From time to time, loan officers at NYMC refer customers who are seeking commercial mortgage loans to NYMC Capital and receive commissions for these referrals directly from NYMC Capital, typically 30% of the earned fees. NYMC receives no fees or commissions from these referrals. NYMC has no obligation to refer such customers to NYMC Capital, but makes such referrals when an NYMC loan officer has a prospective client seeking commercial mortgage financing and NYMC is unable to serve that client. To date, the volume of loans that NYMC loan officers have referred to NYMC Capital has been immaterial; however, if the volume increases significantly in the future we will formalize our relationship with NYMC Capital so that we share in any commissions payable by NYMC Capital for referrals by our loan officers or we will acquire NYMC Capital.


OTHER RELATIONSHIPS


     Several of our executive officers, directors and their friends and family members have obtained residential mortgage loans from NYMC and may obtain residential mortgage loans from NYMC again in the future. During the fiscal year ended December 31, 2003, immediate family members of Mr. Schnall have obtained an aggregate of $1,194,000 in residential mortgage loans, with interest rates ranging from 2.5% to 5.5% for which NYMC waived an aggregate of $2,765 in fees. In providing these loans, NYMC has on occasion waived some of the fees that it customarily charges for mortgage loan originations and has on occasion charged interest rates that, while within the range of what NYMC considered to be market rates, were lower than what NYMC would typically charge for loans to unaffiliated borrowers with similar credit profiles. NYMC has to date sold all of these loans for a profit.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon the completion of this offering and our acquisition of NYMC, we will have shares of common stock outstanding. As of December 31, 2003, we had one stockholder who held all 100 shares of our outstanding common stock. These 100 shares will be canceled upon completion of the offering. Following completion of this offering, Messrs. Schnall and Fierro and their affiliates will contribute their equity interests in NYMC to us in exchange for our issuance to the contributors of a total of 4,129,310 shares of our common stock, 1,000,000 of which will be held in escrow for up to two years and will be subject to our achieving certain mortgage loan origination volume targets, as described above under the heading "Our Acquisition of NYMC" beginning on page 34. As of December 31, 2003, NYMC had two equity owners.



     Of the shares of our common stock that will be outstanding upon completion
of this offering and our acquisition of NYMC, the           shares sold in this
offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares held by our "affiliates," as that term is defined by Rule 144 under the Securities Act. The remaining shares and any shares purchased by affiliates in this offering or as a result of our acquisition of NYMC, will be "restricted shares" as defined in Rule 144.


     In addition, each of our executive officers and each of our directors who beneficially owns our common stock as of the date of this prospectus have agreed under written "lock-up" agreements not to sell any common stock for 180 days after the date of this prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. See "Underwriting" beginning on page 122.

RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after this offering, a person who owns shares that were purchased from us or any affiliate of ours at least one year previously, including a person who may be deemed an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:


     - 1% of our then outstanding common stock, or approximately        shares
       following the completion of this offering and our acquisition of NYMC; or


     - the average weekly trading volume of the common stock of the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

     Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 that were purchased from us or any of our affiliates at least two years previously, would be entitled to sell those shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

RULE 701

     Rule 701 may be relied upon with respect to the resale of securities originally purchased from us by our employees, directors or officers prior to this offering. In addition, the Securities and Exchange Commission has indicated that Rule 701 will apply to the typical stock options granted by an issuer before it becomes a public company, along with the shares acquired upon exercise of those options, including exercises after the date of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the "lock-up" agreements described above, beginning 90 days after the date of this prospectus, may be sold by:

     - persons other than affiliates, in ordinary brokerage transactions; and

     - affiliates under Rule 144 without compliance with the one-year holding requirement.

SALE OF RESTRICTED SHARES

     As a result of Rules 144 and 701, beginning 90 days after the closing of this offering, we expect that:


     - no shares of common stock will be eligible for resale without restriction under Rule 144(k) other than the shares sold in this offering to non-affiliates;



     - upon the expiration of the lock-up agreements 180 days after this offering, no additional shares of common stock will become eligible for sale under Rule 144; and



     - 647,909 shares of common stock will be eligible for sale under Rule 144 subject to the volume and other resale restrictions of that rule,
       beginning in           , 2005.


     We have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 180 days after the date of this prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., subject to specific limited exceptions. See "Underwriting" beginning on page 122.

                          DESCRIPTION OF CAPITAL STOCK


     The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" on page 126.


GENERAL


     Our charter provides that we may issue up to 400,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. Following completion of this offering and our acquisition
of NYMC,            shares of common stock will be issued and outstanding, and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.


VOTING RIGHTS OF COMMON STOCK


     Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence.


DIVIDENDS, LIQUIDATION AND OTHER RIGHTS


     All shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our shares of common stock will be entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.



     Holders of our shares of common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock will have equal dividend, liquidation and other rights.



     Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock that we have the authority to issue, without your approval. Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into any other classes or series of classes of our stock, as discussed below, to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest.


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PREFERRED STOCK


     Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest. As of the completion of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.


POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK


     We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in your best interest.


RESTRICTIONS ON OWNERSHIP AND TRANSFER


     In order to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, if certain "disqualified organizations" hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool. In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit, or REMIC.



     To help us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either (i) more than 9.4% in value of our outstanding shares of capital stock or (ii) more than 9.4% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. Our board of directors has waived these ownership limits with respect to Steven B. Schnall, our co-chief executive officer, who will be permitted to own up to 12.3% in value or in number of shares of our common stock. Our charter prohibits the following "disqualified organizations" from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer's cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and any rural electrical or telephone cooperative.



     Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code, and


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(b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.



     Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. As discussed above, our board of directors has waived the ownership limits for Steven B. Schnall. Pursuant to that waiver, Mr. Schnall may own up to 12.3% of our common stock.



     Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void. However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:


     - rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

     - recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.


     Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the


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


shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:


     - the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and


     - the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).



The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:


     - such shares will be deemed to have been sold on behalf of the charitable trust; and

     - to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

     In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

     - the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

     - the market price on the date we, or our designee, accept such offer.


We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.


     All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.


     Every holder of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.



     Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.


TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for our shares of common stock will be American Stock Transfer & Trust Company.


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                     CERTAIN PROVISIONS OF MARYLAND LAW AND

                             OUR CHARTER AND BYLAWS



     The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.


NUMBER OF DIRECTORS; VACANCIES


     Our charter and bylaws provide that the number of our directors shall be nine and may only be increased or decreased by a vote of a majority of the members of our board of directors. Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.


REMOVAL OF DIRECTORS


     Our charter provides that a director may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.



AMENDMENT TO THE CHARTER



     Generally, our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. However, provisions in our charter related to (1) removal of directors, (2) blank check stock and (3) the restrictions on transfer and ownership may only be amended by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.


DISSOLUTION

     Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

BUSINESS COMBINATIONS

     Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

     - any person or entity who beneficially owns 10% or more of the voting power of our stock; or

     - an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

     A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

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

     After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:


     - 80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and



     - two thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.


     These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

     The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.

     As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the business combination provisions of the Maryland General Corporation Law will not apply to us.

CONTROL SHARE ACQUISITIONS


     Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by a vote of two thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:


     - one-tenth or more but less than one-third;

     - one-third or more but less than a majority; or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.


     A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.



     If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

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

     Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. Nothing prevents our board of directors from amending or repealing this provision in the future.

LIMITATION OF LIABILITY AND INDEMNIFICATION


     Our charter limits the liability of our directors and officers for money damages, except for liability resulting from:



     - actual receipt of an improper benefit or profit in money, property or services; or



     - a final judgment based upon a finding of active and deliberate dishonesty by the director that was material to the cause of action adjudicated.



     Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.



     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.



     Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:



     - the act of omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;



     - the director or officer actually received an improper personal benefit of money, property or services; or



     - in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.



     However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a derivative action or if the director or officer was adjudged to be liable for an improper person benefit unless in either case a court orders indemnification and then only for expenses. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:



     - a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and



     - a written undertaking by him or her to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.


MEETINGS OF STOCKHOLDERS


     Special meetings of stockholders may be called only by the directors, by the chairman of our board of directors, our co-chief executive officers, our president or our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.


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ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS


     Our bylaws will provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:


     - pursuant to our notice of the meeting;


     - by or at the direction of our board of directors; or



     - by a stockholder who was a stockholder of record both at the time of the giving of notice by the stockholder and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.



     With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:


     - pursuant to our notice of the meeting;

     - by our board of directors; or

     - provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.


     The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws will not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.



POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS



     Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:



     - a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year,



     - a director may be removed only by a two-thirds vote of the stockholders,



     - a requirement that the number of directors be fixed only by vote of the directors,



     - a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred, and



     - a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock.

     Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships, (c) require vacancies on the board of directors to be filled only by the remaining directors and (d) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock. Further, although we do not currently have a classified board of directors Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.



     The business combination and control share acquisition provisions of Maryland law (if the applicable provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors' ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.


                                       109
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            FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

     This section summarizes the federal income tax issues that you, as a stockholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in "-- Taxation of Tax-Exempt Stockholders" below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in "-- Taxation of Non-U.S. Stockholders" below).

     The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF OUR COMPANY

     We currently have in effect an election to be taxed as a pass-through entity under subchapter S of the Internal Revenue Code of 1986, as amended, referred to as the Code, but intend to revoke our S election on the business day prior to the closing of this offering. We plan to make an election to be taxed as a REIT under the federal income tax laws effective for our short taxable year beginning on the date of revocation of our S election and ending on December 31, 2004. We believe that, commencing with such short taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

     In connection with this offering of our common stock, Hunton & Williams LLP is rendering an opinion that, commencing with our short taxable year beginning on the day prior to the closing of this offering and ending December 31, 2004, we will be organized in conformity with the requirements for qualification as a REIT under the federal income tax laws, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the federal income tax laws. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the Internal Revenue Service, or IRS, or any court. In addition, Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see "-- Failure to Qualify."

     If we qualify as a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by NYMC, our taxable REIT

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subsidiary following completion of this offering, will be subject to regular corporate income tax. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, we will be subject to federal tax in the following circumstances:

     - We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

     - We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to stockholders.

     - We will pay income tax at the highest corporate rate on:

      - net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

      - other non-qualifying income from foreclosure property.

     - We will pay a 100% tax on net income earned by the REIT from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

     - If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "-- Requirements for Qualification -- Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

      - the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 90% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by

      - a fraction intended to reflect our profitability.

     - If we fail to distribute during a calendar year at least the sum of:

      - 85% of our REIT ordinary income for the year,

      - 95% of our REIT capital gain net income for the year, and

      - any undistributed taxable income from earlier periods,

      we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

     - We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

     - We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

     - If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

      - the amount of gain that we recognize at the time of the sale or disposition, and

      - the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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     - We will pay tax at the highest corporate rate on the portion of any excess inclusion, or phantom taxable income, that we derive from REMIC residual interests equal to the percentage of our stock that is held by "disqualified organizations." A "disqualified organization" includes:

      - the United States;

      - any state or political subdivision of the United States;

      - any foreign government;

      - any international organization;

      - any agency or instrumentality of any of the foregoing;

      - any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

      - any rural electrical or telephone cooperative.


     For this reason, our charter prohibits disqualified organizations from owning our stock.


REQUIREMENTS FOR QUALIFICATION

  ORGANIZATIONAL REQUIREMENTS

     A REIT is a corporation, trust, or association that meets each of the following requirements:

          (i) It is managed by one or more trustees or directors.

          (ii) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

          (iii) It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

          (iv) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

          (v) At least 100 persons are beneficial owners of its shares or ownership certificates.

          (vi) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

          (vii) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

          (viii) It meets certain other qualification tests, described below, regarding the nature of its income and assets.

     We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit

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sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.


     We believe that we are issuing sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in "Description of Capital Stock -- Restrictions on Ownership and Transfer."


     Qualified REIT Subsidiaries. A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

     Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

     Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more "taxable REIT subsidiaries," or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

     A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We will make an election for NYMC to be treated as a TRS. NYMC will be subject to corporate income tax on its taxable income, which will be its net income from loan originations and sales. See
"-- Taxable REIT Subsidiaries."

     Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

     - substantially all of its assets consist of debt obligations or interests in debt obligations;

     - more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

     - the entity has issued debt obligations that have two or more maturities; and

     - the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

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     Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

     We may make investments or enter into financing and securitization transactions that give rise to us being considered to be, or to own an interest in, one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT's assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

     A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or "phantom" taxable income, could be treated as "excess inclusion income." Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over
(ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or "phantom" income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See "-- Distribution Requirements."

     Our excess inclusion income would be allocated among our stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See "-- Taxation of Taxable U.S. Stockholders," "-- Taxation of Tax-Exempt Stockholders," and "-- Taxation of Non-U.S. Stockholders." The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors, and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

     If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

  GROSS INCOME TESTS

     We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property

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or qualified temporary investment income. Qualifying income for purposes of the
75% gross income test generally includes:

     - rents from real property;

     - interest on debt secured by a mortgage on real property, or on interests in real property;

     - dividends or other distributions on, and gain from the sale of, shares in other REITs;

     - gain from the sale of real estate assets;

     - amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits; and

     - income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

     Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, income from certain hedging instruments or any combination of these. Gross income from servicing and loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We will monitor the amount of our non-qualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

     Interest. The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

     - an amount that is based on a fixed percentage or percentages of receipts or sales; and

     - an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

     If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

     Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property -- that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

     The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is

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less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

     Fee Income. We may receive various fees in connection with the mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income or profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties and origination fees, are not qualifying income for purposes of either income test. NYMC will conduct servicing and origination functions that generate fee income that is not qualifying income. The income earned by NYMC from these services will not be included for purposes of our income tests.

     Dividends. Our share of any dividends received from any corporation (including NYMC and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

     Rents from Real Property. We do not intend to acquire any real property with the proceeds of this offering, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     - First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

     - Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

     - Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

     - Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

     Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry "real estate assets," including mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be qualifying income for purposes
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of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments or for other purposes, or to the extent that a portion of our mortgage loans is not secured by "real estate assets" (as described below under "-- Asset Tests") or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

     Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our loans through NYMC or one of our other taxable REIT subsidiaries.

     It is our current intention that our securitizations of our mortgage loans will not be treated as sales for tax purposes. If we were to transfer a mortgage loan to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, we intend to securitize our mortgage loans only in non-REMIC transactions.

     Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

     - that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

     - for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

     - for which the REIT makes a proper election to treat the property as foreclosure property.

     However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

     - on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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     - on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

     - which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

     Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

     - our failure to meet such tests is due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the sources of our income to our tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "-- Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 90% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

  ASSET TESTS

     To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

     - cash or cash items, including certain receivables;

     - government securities;

     - interests in real property, including leaseholds and options to acquire real property and leaseholds;

     - interests in mortgage loans secured by real property;

     - stock in other REITs;

     - investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term; and

     - regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

     Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

     Third, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities.

     Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

     Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

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     For purposes of the second and third asset tests, the term "securities"
does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that certain "straight debt" securities are not treated as "securities" for purposes of the 10% value test (for example, qualifying debt securities of a corporation of which we own no equity interest or of a partnership if we own at least a 20% profits interest in the partnership). For this purpose, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors.

     The asset tests described above are based on our gross assets. For federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized through non-REMIC debt securitizations. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the gross assets we are considered to own for purposes of the asset tests.

     We believe that all or substantially all of the mortgage loans and mortgage-backed securities that we will own will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by a mortgage on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities.

     We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

     - we satisfied the asset tests at the end of the preceding calendar quarter; and

     - the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

     If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     We currently believe that the loans, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

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DISTRIBUTION REQUIREMENTS

     Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

     - the sum of

      - 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

      - 90% of our after-tax net income, if any, from foreclosure property, minus

     - the sum of certain items of non-cash income.

     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

     We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

     - 85% of our REIT ordinary income for such year,

     - 95% of our REIT capital gain income for such year, and

     - any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "-- Taxation of Taxable U.S. Stockholders." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

     It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

     - Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

     - We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

     - We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

     - We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

     - We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

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     Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

    RECORDKEEPING REQUIREMENTS

     We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

FAILURE TO QUALIFY

     If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

TAXABLE REIT SUBSIDIARIES

     As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

     We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm's-length basis.

     We will make an election to treat NYMC as a TRS. NYMC will originate our loans and will be subject to corporate income tax on its taxable income. We believe that all transactions between us and NYMC and any other TRS that we form or acquire (including sales of loans from NYMC to us or a qualified REIT subsidiary) will be conducted on an arm's-length basis.

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TAXATION OF TAXABLE U.S. STOCKHOLDERS

     As long as we qualify as a REIT, a taxable "U.S. stockholder" must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. The term "U.S. stockholder" means a holder of our common stock that, for United States federal income tax purposes, is:

     - a citizen or resident of the United States;

     - a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

     - an estate whose income is subject to U.S. federal income taxation regardless of its source; or

     - any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

     A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15%, 20% or 25% rate distributions. See "-- Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

     A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

     Dividends paid to a U.S. stockholder generally will not qualify for the new 15% tax rate for "qualified dividend income." The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2008. Without future congressional action, the maximum tax rate on qualified dividend income will move to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the new 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be tax at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and

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(ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

     Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

     We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder's after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor's before-tax return on the investment would be 10% and the investor's after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor's after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on its taxable stockholders in managing our investments.

     Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder's share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the stockholder.

TAXATION OF U.S. STOCKHOLDERS ON THE DISPOSITION OF COMMON STOCK

     In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income

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tax rate currently is 35% (which rate will apply for the period from January 1,
2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year occurring from May 7, 2003 through December 31, 2008. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15%, 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

     - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

     - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders. See " -- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder's share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our

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stock must treat a percentage of the dividends that it receives from us as UBTI.
Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

     - the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

     - we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

     - either

       - one pension trust owns more than 25% of the value of our stock; or

       - a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. WE URGE NON-U.S. STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

     - a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

     - the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

     However, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

     A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a

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dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

     We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

     For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws known as "FIRPTA." The term "U.S. real property interests" includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term "U.S. real property interests" does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against our tax liability for the amount we withhold.

     In the unlikely event that at least 50% of the assets we hold were determined to be U.S. real property interests, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that test will be met. In addition, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from the sale of our common stock if the common stock is "regularly traded" on an established securities market. Because our common stock is expected to be regularly traded on an established securities market, a non-U.S. stockholder that owns 5% or less of our common stock would not incur tax under FIRPTA on the gain from the sale of its common stock. If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

     - the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

     - the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

STATE AND LOCAL TAXES

     We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock.

                                  UNDERWRITING

     We are offering our common stock described in this prospectus through a number of underwriters. Friedman, Billings, Ramsey & Co., Inc. is acting as the representative of the underwriters. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock listed next to its name in the following table:


UNDERWRITERS                                                  NUMBER OF SHARES
------------                                                  ----------------
Friedman, Billings, Ramsey & Co., Inc. .....................
J.P. Morgan Securities Inc. ................................
RBC Capital Markets Corporation.............................
  Total.....................................................          --
                                                                    ====


     The underwriters are obligated to take and pay for all of the common stock offered if any of the shares of common stock are taken.

     The underwriters will initially offer the shares to the public at the price specified on the cover page of this prospectus. The underwriters may allow to selected dealers a concession of not more than $ per share. The underwriters may also allow, and any dealers may reallow, a concession of not more than
$ per share to selected other dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. Our shares of common stock are offered subject to a number of conditions, including:

     - receipt and acceptance of our common stock by the underwriters; and

     - the underwriters' right to reject orders in whole or in part.

     We have granted the underwriters an option, exercisable in one or more installments for 30 days after the date of this prospectus, to purchase up to additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this prospectus.

     The following table shows the amount per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full
exercise of the underwriters' option to purchase up to           additional
shares to cover over-allotments.

                                                              NO EXERCISE   FULL EXERCISE
                                                              -----------   -------------
Per share...................................................
  Total.....................................................


     We estimate that the total expenses of this offering to be paid by us, not including the underwriting discount, will be approximately $5,000,000.



     On August 27, 2003, we entered into an engagement letter agreement with Friedman, Billings, Ramsey & Co., Inc. pursuant to which Friedman Billings Ramsey agreed to act as financial advisor and lead underwriter and bookrunner for this offering. We have agreed to reimburse the underwriters for certain expenses in connection with this offering, which we estimate to be approximately $400,000, which is included in the $5,000,000 of estimated offering expenses described above.


     Each of our officers and directors has agreed with the underwriters, for a period of 180 days after the date of this prospectus, subject to certain exceptions, not to sell any shares of common stock or any securities convertible into or exchangeable for shares of common stock owned by them without the prior
written consent of the lead underwriter. A total of      shares of our common
stock will be subject to these lock-up agreements. We have also agreed with the underwriters, for a period of 180 days after the date of this prospectus, subject to certain exceptions, not to sell or issue any shares of common stock or any securities convertible into or exchangeable for shares of common stock, or file any registration statement with the Securities and Exchange Commission (except a registration statement on Form S-8 relating to our stock incentive plan), without the prior written consent of the lead underwriter, except that we may make grants of options or shares of restricted common stock under our equity incentive plan and issue shares upon exercise of those options. However, the lead underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these agreements.

     We will indemnify the underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.


     We intend to apply for listing of our common stock on The New York Stock Exchange under the symbol "NTR." In connection with the listing of our common stock on The New York Stock Exchange, the underwriters will undertake to sell round lots of 100 shares or more to a minimum of 2,000 beneficial owners.


     In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

     - stabilizing transactions;

     - short sales;

     - syndicate covering transactions;

     - imposition of penalty bids; and

     - purchases to cover positions created by short sales.

     Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing common stock from us or in the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount.

     The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares pursuant to the over-allotment option.

     A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, the underwriters will purchase shares in the open market to cover the position.

     The underwriters also may impose a penalty bid on selling group members. This means that if the underwriters purchase shares in the open market in stabilizing transactions or to cover short sales, the underwriters can require the selling group members that sold those shares as part of this offering to repay the selling concession received by them.

     As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise.

     The lead underwriter has advised us that the underwriters do not confirm sales to accounts over which they exercise discretionary authority.

     Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiations among us and the underwriters. The primary factors to be considered in determining the initial public offering price include:

     - the economic conditions in and future prospects for the industry in which we compete;

     - our past and present operating performance and financial condition;

     - our prospects for future earnings;

     - an assessment of our management;

     - the present state of our development;

     - the prevailing conditions of the equity securities markets at the time of this offering; and

     - current market valuations of publicly traded companies considered comparable to our company.

     The underwriters or their affiliates may provide us with certain commercial banking, financial advisory and investment banking services in the future, for which they would receive customary compensation.

     A prospectus in electronic format may be available on the Internet sites of or through other online services maintained by the underwriters and selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

     Other than the prospectus in electronic format, the information on the underwriters' or any selling group member's web site and any information contained in any other web site maintained by the underwriters or any selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by our counsel, Hunton & Williams LLP. Venable LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law including the validity of the common stock offered hereby. Certain legal matters related to the offering will be passed upon for the underwriters by McDermott, Will & Emery.

                                    EXPERTS


     The financial statements of New York Mortgage Company, LLC as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the balance sheet of New York Mortgage Trust, Inc. as of December 31, 2003, both of which are included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common stock we propose to sell in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the common stock we propose to sell in this offering, we refer you to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission 450 Fifth Street, N.W., Washington, DC 20549. The Securities and Exchange Commission's toll-free number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission.

     AS A RESULT OF THIS OFFERING, WE WILL BECOME SUBJECT TO THE INFORMATION AND REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT, AND WILL FILE PERIODIC REPORTS, PROXY STATEMENTS AND WILL MAKE AVAILABLE TO OUR STOCKHOLDERS ANNUAL REPORTS CONTAINING AUDITED FINANCIAL INFORMATION FOR EACH YEAR AND QUARTERLY REPORTS FOR THE FIRST QUARTERS OF EACH FISCAL YEAR CONTAINING UNAUDITED INTERIM FINANCIAL INFORMATION.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
NEW YORK MORTGAGE TRUST, INC.:
INDEPENDENT AUDITORS' REPORT................................   F-2
  Balance Sheet as of December 31, 2003.....................   F-3
  Notes to Financial Statement..............................   F-4
UNAUDITED PRO FORMA FINANCIAL INFORMATION:
Introduction................................................   F-6
Unaudited Pro Forma Condensed Consolidated Balance Sheet as
  of December 31, 2003......................................   F-7
Notes to Unaudited Pro Forma Condensed Consolidated Balance
  Sheet.....................................................   F-8
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2003...........  F-10
Notes to Unaudited Pro Forma Condensed Consolidated
  Statements of Operations..................................  F-11
NEW YORK MORTGAGE COMPANY, LLC:
INDEPENDENT AUDITORS' REPORT................................  F-13
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003,
  2002 AND 2001:
  Balance Sheets............................................  F-14
  Statements of Income......................................  F-15
  Statements of Members' Equity.............................  F-16
  Statements of Cash Flows..................................  F-17
  Notes to Financial Statements.............................  F-18

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
New York Mortgage Trust, Inc.:


     We have audited the accompanying balance sheet of New York Mortgage Trust, Inc. (the "Company") as of December 31, 2003. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.



     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of New York Mortgage Trust, Inc. as of December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

New York, New York
March 19, 2004

                         NEW YORK MORTGAGE TRUST, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 2003


ASSETS:
  Cash......................................................  $10
                                                              ---
     Total assets...........................................  $10
                                                              ===
STOCKHOLDERS' EQUITY:
Common stock (par value $0.01, 100 shares authorized, 100
  shares issued and outstanding)............................  $ 1
Additional paid in capital..................................    9
                                                              ---
     Total stockholders' equity.............................  $10
                                                              ===

                       See notes to financial statement.

                         NEW YORK MORTGAGE TRUST, INC.

                          NOTES TO FINANCIAL STATEMENT

                               DECEMBER 31, 2003


1.  ORGANIZATION


     New York Mortgage Trust, Inc. (the "Company") is a newly organized, fully integrated, self-advised residential mortgage finance company formed as a Maryland Real Estate Investment Trust on September 26, 2003. The Company was formed to initiate a residential mortgage securitization business through the merger with the residential mortgage banking operations of The New York Mortgage Company, LLC ("NYMC"). NYMC originates all types of mortgage loans, with a primary focus on prime, residential mortgage loans. The Company plans to raise common equity in an initial public offering ("IPO") which is anticipated to be finalized in the second quarter of 2004. Following completion of the IPO, the Company intends to purchase 100% of the equity interests of NYMC from its owners, and invest any remaining proceeds in residential mortgage-backed securities on a leveraged basis.



     On December 22, 2003, the Company entered into an agreement to merge with NYMC. The agreement was amended and restated on March 25, 2004. The merger will be consummated by the issuance of a total of 4,129,310 shares of common stock of the Company to the previous owners of NYMC. 1,000,000 of such shares will be held in escrow for up to two years subject to our achieving certain mortgage loan origination volume targets. On December 23, 2003, the Company entered into an agreement with NYMC and Messrs. Schnall and Fierro to cause NYMC to repay promissory notes totaling $14,706,902 due to Messrs. Schnall and Fierro following completion of the IPO.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.


3.  SUBSEQUENT EVENTS



     On January 9, 2004, the Company capitalized New York Mortgage Funding, LLC ("NYMF") as a wholly owned, subsidiary of the Company. NYMF is a newly organized Delaware limited liability company formed on October 30, 2003. The capitalization of NYMF by the Company was funded by a non-interest bearing loan for $275,000 from NYMC. The capitalization of NYMF allows for NYMF to pursue certain state licenses related to its business upon completion of the Company's IPO. Other than the capitalization of NYMF by the Company and the license applications for certain states, the Company has not commenced operations. Once the Company becomes a REIT, NYMF will be classified as a qualified REIT subsidiary.


     NYMF will own and retain certain adjustable rate and hybrid adjustable rate mortgages ("ARMs") originated by NYMC. NYMF may also own ARM securities; predominately agency paper (issued by Freddie Mac or Fannie Mae) and non-agency investment grade ARM securities. NYMF will also enter into various arrangements to finance its investments in ARMs through the use of repurchase agreements, the securitization of its loan investments, or by other means. In order to mitigate interest rate and term financing risk, NYMF may enter into various hedging transactions, including interest rate swaps and caps. NYMF has not yet commenced operations.

     On February 26, 2004 the promissory notes of $14,706,902 to Messrs. Schnall and Fierro were modified to reduce the outstanding balance to $13,706,902 and extend the maturity to April 30, 2004. The $1,000,000 reduction in the notes will be treated as an equity contribution by the members.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION


     The following unaudited pro forma condensed consolidated balance sheet of the Company has been prepared as if it had successfully completed its IPO, and had completed the merger with NYMC, both on December 31, 2003. The pro forma condensed consolidated statement of operations for the year ended December 31, 2003 has been prepared as if the Company had successfully completed its IPO, and had completed the merger with NYMC both on January 1, 2003. The combination of NYMC and NYMT assumes a merger under common control.



     The pro forma financial statements are based upon available information and assumptions, as set forth in the notes to the pro forma financial statements that we believe are reasonable in the circumstances.



     The unaudited pro forma statements are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the Company or of the financial position or the results of operations that would have been realized had the Company's acquisition of NYMC been consummated during the period or as of the date for which the pro forma statement is presented.



     These statements do not purport to represent what the Company's financial position and results of operations (a) would actually have been had its merger with NYMC occurred on those dates or at the beginning of the period or (b) any future date or period.


     The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto for NYMC and NYMT, which are both included herein.

                         NEW YORK MORTGAGE TRUST, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                         AS OF DECEMBER 31, 2003
                                                          PRO FORMA ADJUSTMENTS
                                 ------------------------------------------------------------------------
                                                                                  NYMC
                                      NYMC           NYMT        OFFERING        MERGER       PRO FORMA
                                 HISTORICAL (A)   HISTORICAL       (B)            (C)            NYMT
                                 --------------   ----------   ------------   ------------   ------------
ASSETS
  Cash and equivalents.........   $  3,898,688       $ 10      $227,500,000   $(13,994,168)  $217,404,530
  Restricted cash..............        217,330         --                --             --        217,330
  Marketable securities........      3,737,134         --                --             --      3,737,134
  Due from loan purchasers.....     58,862,433         --                --             --     58,862,433
  Loans held for sale..........     36,258,229         --                --                    36,258,229
  Prepaid and other assets.....      5,075,937         --                --             --      5,075,937
  Goodwill.....................             --         --                --             --             --
  Property and equipment,
     net.......................      2,031,697         --                --             --      2,031,697
                                  ------------       ----      ------------   ------------   ------------
     Total Assets..............   $110,081,448       $ 10      $227,500,000   $(13,994,168)  $323,587,290
                                  ============       ====      ============   ============   ============

LIABILITIES
  Financing arrangements.......   $ 90,425,133       $ --      $         --   $         --   $ 90,425,133
  Due to loan purchasers.......        753,720         --                --             --        753,720
  Accounts payable and accrued
     expenses..................      4,277,241         --                --       (147,472)     4,129,769
  Subordinate notes due to
     members...................     14,706,902         --                --    (14,706,902)            --
  Other liabilities............        392,077         --                --             --        392,077
                                  ------------       ----      ------------   ------------   ------------
     Total Liabilities.........    110,555,073         --                --    (14,854,374)    95,700,699
                                  ------------       ----      ------------   ------------   ------------
MEMBERS'/SHAREHOLDERS' EQUITY
  (DEFICIT)....................       (473,625)        10       227,500,000        860,206    227,886,591
                                  ------------       ----      ------------   ------------   ------------
Total Liabilities and Equity
  (Deficit)....................   $110,081,448       $ 10      $227,500,000   $(13,994,168)  $323,587,290
                                  ============       ====      ============   ============   ============

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



PRESENTATION



     The accompanying unaudited pro forma condensed consolidated balance sheet of New York Mortgage Trust, Inc. (the "Company") as of December 31, 2003 is based on the historical balance sheet of New York Mortgage Company, LLC ("NYMC"), assumes the completion of this offering and the application of the net proceeds, to the extent discernable, contractual or as otherwise factually supportable, as described in "Use of Proceeds" and the resultant merger of NYMC and the Company.



     The Pro Forma Condensed Consolidated Balance Sheet assumes all of the following occurred on December 31, 2003:



     - The exchange of 3,129,310 shares of common stock of the Company for the contribution of 100% of the ownership interests in NYMC to the Company;



     - the initial public offering of shares of common stock at $10.00 per share, with net proceeds of $227.5 million;



     - the retirement of approximately $14.0 million of notes outstanding and related accrued interest.



     The pro forma condensed consolidated balance sheet represents the consolidated balance sheet of the Company, and its subsidiaries, including NYMC which will become a taxable REIT subsidiary of the Company upon completion of the merger of NYMC and the Company.



ACCOUNTING TREATMENT



     The combination of NYMC and will be accounted for as a transfer of assets between entities under common control. Accordingly, the Company will record the assets and liabilities transferred from NYMC at their carrying amounts in accounts of NYMC at the date of transfer.



     In the opinion of the Company's management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not indicative of what the actual financial position would have been had the common stock offering and other transactions described above occurred on December 31, 2003, nor does it purport to represent the future financial position of the Company.



NOTES AND MANAGEMENT ASSUMPTIONS:



          (A) Reflects the exchange of 3,129,310 shares of common stock of the Company representing the consideration for the contribution of membership equity interests in NYMC to the Company (see "Our Acquisition of NYMC" on page 33). The value of the consideration for the contribution of ownership interest does not include an additional aggregate 1,000,000 shares of common stock that will be held in escrow for up to two years subject to our achieving certain mortgage origination volume targets. The conversion of membership equity interests into shares of common stock changes the computation of shares outstanding but does not change the NYMC's historical equity balance as a result of the merger.



          (B) Represents proceeds from the initial public offering of 25,000,000 shares of common stock at $10.00 per share, net of underwriting discounts and estimated transaction costs of $22,500,000.



          (C) Reflects the payment by NYMC of approximately $13.7 million and a reclassification of $1,000,000 to equity (see "Our Acquisition of NYMC" on page 33) to retire notes outstanding to its former owners and the elimination of $147,500 in accrued interest payable on such notes for the period such notes were outstanding and reflected in the financial statements of NYMC during the year. In addition, the payment of $139,794 of accrued interest on these notes during 2004 through the estimated date of the closing for this offering.

     As the execution of the Company's business plan is contingent upon the completion of this offering, it is assumed that the available net proceeds from this offering are held as cash for purposes of this pro forma presentation rather than invested in mortgage loans or mortgage-backed securities on a leveraged basis as contemplated by our business plan. Other significant differences in the Company's contemplated business plan versus the pro forma presentation include the retention in the Company of a portion of loans originated by NYMC, which have historically been sold to third party investors and are a significant source of historical revenues.



     In addition, retention of such loans would generate additional qualifying interest income for purposes of the REIT income tests and would not be subject to corporate income tax, but would be subject to the REIT distribution requirements. As the Company's contemplated business plan assumes the acquisition of NYMC as a taxable REIT subsidiary, the pro forma analysis indicates pro forma net income taxed at statutory federal and state corporate tax rates. As a result, the Company's pro forma financial data is not necessarily indicative of what its actual financial position would have been as of the date and for the periods indicated, nor does it purport to represent its future financial position.

                         NEW YORK MORTGAGE TRUST, INC.



      UNADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                                     FOR THE YEAR ENDED
                                                                     DECEMBER 31, 2003
                                                        --------------------------------------------
                                                            NYMC          PRO FORMA       PRO FORMA
                                                         HISTORICAL     ADJUSTMENTS(A)      NYMT
                                                        -------------   --------------   -----------
Revenues
  Gains on sale of mortgage loans.....................    23,030,669              --      23,030,669
  Interest income.....................................     7,609,631              --       7,609,631
  Revenue from brokered loans.........................     6,682,571              --       6,682,571
  Miscellaneous income................................        45,579              --          45,579
                                                         -----------     -----------     -----------
     Total Revenue....................................    37,368,450              --      37,368,450
Expenses
  Salaries, commissions and benefits..................     9,246,869       4,398,025      13,644,894
  Interest expense....................................     3,266,438        (147,472)      3,118,966
  Costs of brokered loans.............................     3,733,666              --       3,733,666
  Occupancy and equipment.............................     2,017,804              --       2,017,804
  Marketing and promotion.............................     1,008,418              --       1,008,418
  Data processing and communications..................       607,897          65,901         673,798
  Office supplies and expenses........................       802,954              --         802,954
  Professional fees...................................       958,922              --         958,922
  Travel and entertainment............................       666,213              --         666,213
  Depreciation and amortization.......................       411,812              --         411,812
  Other expenses......................................       921,381              --         921,381
                                                         -----------     -----------     -----------
     Total Expenses...................................    23,642,374       4,316,454      27,958,828
                                                         -----------     -----------     -----------
     Income before provision for income taxes.........    13,726,076      (4,316,454)      9,409,622
     Provision for income taxes.......................            --       4,161,876       4,161,876
                                                         -----------     -----------     -----------
     Net income.......................................    13,726,076      (8,478,330)      5,247,746
                                                         ===========     ===========     ===========
Pro forma basic income per share(B)...................            --              --     $      0.19
Pro forma diluted income per share(B).................            --              --     $      0.19
Weighted average shares outstanding -- basic..........            --       3,129,310      28,355,278
Weighted average shares outstanding -- diluted........            --       3,129,310      28,777,219



SUPPLEMENTAL DISCLOSURE                                         BASIC       DILUTED
-----------------------                                       ----------   ----------
  Weighted Average Shares:
     Shares issued as consideration for NYMC................   3,129,310    3,129,310
     Shares issued by this offering.........................  25,000,000   25,000,000
     Restricted shares granted on completion of this
      offering..............................................     225,968      647,909
                                                              ----------   ----------
     Weighted average shares outstanding....................  28,355,278   28,777,219
                                                              ==========   ==========



     Note: Assumes a $10.00 per share offering price, which is the mid-point of the range indicated on the front cover of this prospectus.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


PRESENTATION




     The accompanying unaudited pro forma condensed consolidated statement of operations of New York Mortgage Trust, Inc. (the "Company") for the year ended December 31, 2003 are based on the historical statement of operations of New York Mortgage Company, LLC ("NYMC"), assumes the completion of this offering and the application of the net proceeds, to the extent discernable, contractual or as otherwise factually supportable, as described in "Use of Proceeds" and the resultant merger of NYMC and the Company.



     The Pro Forma Condensed Consolidated Statement of Operations of the Company assumes all of the following occurred on January 1, 2003:



     - The exchange of 3,129,310 shares of common stock of the Company, for the contribution of 100% of the ownership interests in NYMC to the Company;



     - the initial public offering of 25,000,000 shares of common stock at $10.00 per share, with net proceeds of $227.5 million;



     - the retirement of approximately $14.7 million of notes outstanding.



     The pro forma condensed consolidated statement of operations represent the consolidated statements of operations of the Company, and its subsidiaries, including NYMC which will become a taxable REIT subsidiary of the Company upon completion of the merger of NYMC and the Company.



ACCOUNTING TREATMENT



     The combination of NYMC and the Company will be accounted for as a transfer of assets between entities under common control. Accordingly, the Company will record the assets and liabilities transferred from NYMC at their carrying amounts in accounts of NYMC at the date of transfer.



     In the opinion of the Company's management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited pro forma condensed consolidated statements of operations is presented for illustrative purposes only and is not indicative of what the actual results of operations would have been had the common stock offering and other transactions described above occurred on January 1, 2003, nor does it purport to represent the future results of operations of the Company.



NOTES AND MANAGEMENT ASSUMPTIONS:



          (A) The pro forma adjustments represents (1) an increase in personnel currently contracted for and related salaries (cash salary and restricted stock vesting over three years), director compensation (including issuance of 15,000 shares for director compensation) and the related income tax impact of acquiring NYMC as a taxable REIT subsidiary, (2) the cost of certain acquired or contracted software and related systems (amortized over three years) to accommodate the Company's business plan and (3), the payment of $147,500 in interest expense on notes outstanding to NYMC's former owners for the period such notes were outstanding and reflected in the financial statements of NYMC during the year. The resulting pro forma income is taxed at the applicable federal and state statutory income tax rates.



          Weighted average shares reflect the conversion of membership equity interests in NYMC into 3,129,310 shares of common stock, representing the consideration for the contribution of membership equity interests in NYMC to the Company (see "Our Acquisition of NYMC" on page XXXX). The weighted average shares do not include an additional aggregate 1,000,000 shares of common stock that will be held in escrow for up to two years subject to our achieving certain mortgage origination volume targets. The impact of these additional shares, including an incremental additional issuance of

     2.25% of restricted shares of common stock, if currently issued and not contingent on future performance, would result in pro forma net income per basic share of $0.18 with weighted average shares outstanding -- basic of 29,362,777 and pro forma net income per diluted share of $0.17 with weighted average shares outstanding -- diluted of 29,799,719. Weighted average shares outstanding -- diluted also include 647,909 restricted shares granted to executive officers and directors of which 225,968 shares vest upon completion of this offering and are included in weighted average shares outstanding -- basic.



     As the execution of the Company's business plan is contingent upon the completion of this offering, it is assumed that the net available proceeds from this offering are held as cash for purposes of this pro forma presentation rather than invested in mortgage loans and mortgage securities on a leveraged basis as contemplated by its business plan. Other significant differences in the Company's contemplated business plan versus the pro forma presentation include the retention in the Company of a portion of loans originated by NYMC, which have historically been sold to third party investors and are a significant source of historical revenues.



     In addition, retention of such loans in the Company would generate additional qualifying interest income for purposes of the REIT gross income tests and would not be otherwise subject to corporate income tax, but would be subject to the REIT distribution requirements. As the Company's contemplated business plan assumes the merger of NYMC as a taxable REIT subsidiary, the pro forma analysis indicates pro forma net income taxed at statutory federal and state corporate tax rates. As a result, our pro forma financial data is not necessarily indicative of what its actual financial position and results of operations would have been for the periods indicated, nor does it purport to represent its future results of operations.



          (B) Pro forma basic income per share and pro forma diluted income per share are calculated by dividing net income by the weighted average basic and diluted shares outstanding, respectively.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Members of
New York Mortgage Company, LLC
New York, NY


     We have audited the accompanying balance sheets of New York Mortgage Company, LLC (the "Company") as of December 31, 2003 and 2002, and the related statements of income, changes in members' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such financial statements present fairly, in all material respects, the financial position of New York Mortgage Company, LLC at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
New York, New York

March 19, 2004

                         NEW YORK MORTGAGE COMPANY, LLC

                                 BALANCE SHEETS


                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2003           2002
                                                              -------------   -----------
ASSETS
Cash and equivalents........................................  $  3,898,688    $ 2,746,477
Restricted cash.............................................       217,330        202,131
Marketable securities.......................................     3,737,134      2,152,399
Due from loan purchasers....................................    58,862,433     40,620,772
Loans held for sale.........................................    36,258,229     34,039,252
Prepaid and other assets....................................     5,075,937      2,271,336
Property and equipment, net.................................     2,031,697        971,804
                                                              ------------    -----------
TOTAL.......................................................  $110,081,448    $83,004,171
                                                              ============    ===========

LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
Financing arrangements......................................  $ 90,425,133    $73,016,168
Due to loan purchasers......................................       753,720      1,110,325
Accounts payable and accrued expenses.......................     4,277,241      1,539,851
Subordinated notes due to members...........................    14,706,902             --
Other liabilities...........................................       392,077        837,572
                                                              ------------    -----------
  Total liabilities.........................................   110,555,073     76,503,916
                                                              ------------    -----------
COMMITMENTS AND CONTINGENCIES (Note 6)
MEMBERS' EQUITY (DEFICIT)...................................      (473,625)     6,500,255
                                                              ------------    -----------
TOTAL.......................................................  $110,081,448    $83,004,171
                                                              ============    ===========


                       See notes to financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC

                              STATEMENTS OF INCOME


                                                               YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           2003          2002          2001
                                                        -----------   -----------   -----------
REVENUE:
  Gain on sales of mortgage loans.....................  $23,030,669   $ 9,858,183   $ 6,429,233
  Interest income.....................................    7,609,631     2,986,248     1,569,928
  Revenue from brokered loans.........................    6,682,571     5,241,070     3,748,581
  Miscellaneous income................................       45,579        14,417        48,360
                                                        -----------   -----------   -----------
     Total revenues...................................   37,368,450    18,099,918    11,796,102
                                                        -----------   -----------   -----------
EXPENSES:
  Salaries, commissions and benefits..................    9,246,869     5,787,834     3,644,465
  Interest expense....................................    3,266,438     1,673,108     1,288,780
  Costs of brokered loans.............................    3,733,666     2,992,231     2,173,598
  Occupancy and equipment.............................    2,017,804     1,013,102       686,486
  Marketing and promotion.............................    1,008,418       488,339       349,702
  Data processing and communications..................      607,897       366,182       214,602
  Office supplies and expenses........................      802,954       505,119       442,692
  Professional fees...................................      958,922       509,980       433,198
  Travel and entertainment............................      666,213       419,758       336,525
  Depreciation and amortization.......................      411,812       271,011       179,970
  Other...............................................      921,381       322,975       164,766
                                                        -----------   -----------   -----------
     Total expenses...................................   23,642,374    14,349,639     9,914,784
                                                        -----------   -----------   -----------
NET INCOME............................................  $13,726,076   $ 3,750,279   $ 1,881,318
                                                        ===========   ===========   ===========


                       See notes to financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC


                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)


              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001



                                                        ACCUMULATED
                                          MEMBERS'         OTHER
                                           EQUITY      COMPREHENSIVE   COMPREHENSIVE
                                         (DEFICIT)     INCOME (LOSS)   INCOME (LOSS)      TOTAL
                                        ------------   -------------   -------------   ------------
BALANCE, JANUARY 1, 2001..............     1,872,603       181,113                        2,053,716
  Net income..........................     1,881,318            --      $ 1,881,318       1,881,318
  Contributions.......................       708,140            --               --         708,140
  Distributions.......................      (790,352)           --               --        (790,352)
  Decrease in net unrealized gain on
     available for sale securities....            --      (183,093)        (183,093)       (183,093)
                                                                        -----------
  Comprehensive income................            --            --      $ 1,698,225              --
                                        ------------     ---------      ===========    ------------
BALANCE, DECEMBER 31, 2001............     3,671,709        (1,980)                       3,669,729
  Net income..........................     3,750,279            --      $ 3,750,279       3,750,279
  Contributions.......................       635,758            --               --         635,758
  Distributions.......................    (1,588,765)           --               --      (1,588,765)
  Increase in net unrealized gain on
     available for sale securities....            --        33,254           33,254          33,254
                                                                        -----------
  Comprehensive income................            --            --      $ 3,783,533              --
                                        ------------     ---------      ===========    ------------
BALANCE, DECEMBER 31, 2002............     6,468,981        31,274                        6,500,255
  Net income..........................    13,726,076            --      $13,726,076      13,726,076
  Distributions.......................   (21,564,956)           --               --     (21,564,956)
  Increase associated with cash flow
     hedges...........................            --        82,343           82,343          82,343
  Increase in net unrealized gain on
     available for sale securities....            --       782,657          782,657         782,657
                                                                        -----------
  Comprehensive income................            --            --      $14,591,076              --
                                        ------------     ---------      ===========    ------------
BALANCE, DECEMBER 31, 2003............  $ (1,369,899)    $ 896,274                     $   (473,625)
                                        ============     =========                     ============


                       See notes to financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC

                            STATEMENTS OF CASH FLOWS


                                                                         YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------
                                                                   2003             2002            2001
                                                              ---------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $    13,726,076   $   3,750,279   $   1,881,318
  Adjustments to reconcile net income to net cash used in
    operating activities:
  Depreciation and amortization.............................          123,571         271,011         179,970
  Loss on sale of securities................................               --          20,374          93,711
  Origination of mortgage loans held for sale...............   (1,234,847,453)   (593,146,346)   (390,020,666)
  Proceeds from sales of mortgage loans.....................    1,232,710,820     569,001,035     383,911,059
  Derivatives...............................................         (107,431)        135,320           6,109
  (Increase) decrease in operating assets:
    Restricted cash.........................................          (15,199)       (114,370)        (76,796)
    Due from loan purchasers................................      (18,241,661)    (19,913,973)    (14,271,959)
    Due from affiliate......................................         (153,171)             --         763,294
    Prepaid expenses and other assets.......................       (2,614,708)     (2,044,797)       (150,726)
  Increase (decrease) in operating liabilities:
    Due to loan purchasers..................................         (356,605)        944,556          60,041
    Accounts payable and accrued expenses...................        2,737,390         798,684         399,981
    Other...................................................         (374,787)        463,162          85,425
                                                              ---------------   -------------   -------------
    Net cash used in operating activities...................       (7,413,158)    (39,835,065)    (17,139,239)
                                                              ---------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of securities....................................       (2,155,147)     (1,520,576)     (1,841,398)
  Sale of securities........................................        1,353,069         713,912       1,141,252
  Purchases of property and equipment.......................       (1,183,464)       (519,015)       (384,396)
                                                              ---------------   -------------   -------------
    Net cash used in investing activities...................       (1,985,542)     (1,325,679)     (1,084,542)
                                                              ---------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in financing arrangements, net...................       17,408,965      43,311,688      19,801,792
  Contributions from members................................               --         635,758         708,140
  Cash distributions to members.............................       (6,858,054)     (1,588,765)       (790,352)
                                                              ---------------   -------------   -------------
    Net cash provided by financing activities...............       10,550,911      42,358,681      19,719,580
                                                              ---------------   -------------   -------------
NET INCREASE IN CASH........................................        1,152,211       1,197,937       1,495,799
CASH AND CASH EQUIVALENTS -- Beginning of year..............        2,746,477       1,548,540          52,741
                                                              ---------------   -------------   -------------
CASH AND CASH EQUIVALENTS -- End of year....................  $     3,898,688   $   2,746,477   $   1,548,540
                                                              ===============   =============   =============
SUPPLEMENTAL DISCLOSURE --
Cash paid for interest......................................  $     2,987,853   $   1,619,715   $   1,325,293
                                                              ===============   =============   =============
NONCASH FINANCING ACTIVITY:
Distribution to members in the form of subordinated notes...  $    14,706,902              --              --
                                                              ===============   =============   =============


                       See notes to financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC

                         NOTES TO FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     ORGANIZATION -- The New York Mortgage Company, LLC (the "Company") was organized under the laws of the State of New York on June 12, 1998 and obtained its mortgage banking licenses to broker, fund, acquire and sell mortgages on residential properties in states where the Company has a mortgage banking and/or a mortgage broker license. The Company is licensed, exempt from licensing or authorized to do business in 36 states and has retail branches in California, Colorado, Connecticut, Florida, New Jersey, New York, Pennsylvania, South Carolina, Utah and a wholesale branch in Amherst, New York. The Company is owned by Messrs. Steven B. Schnall and Joseph V. Fierro, each with a 70% and 30% ownership interest, respectively.



     On December 22, 2003, the members of the Company executed an agreement to merge the Company into New York Mortgage Trust, Inc. ("NYMT"), a newly formed Maryland corporation that intends to elect to be taxed as a real estate investment trust. The merger of the Company into NYMT will be consummated by the issuance of NYMT common stock of approximately 4.1 million shares, of which 1.0 million shares will be held in escrow for up to two years subject to achieving certain mortgage loan origination volume targets, to the owners of the Company. Steven B. Schnall, the majority owner of the Company is the co-chief executive officer of NYMT. The other four senior executives of NYMT, including the other co-chief executive officer, president, chief financial officer and chief operating officer, have no past or current financial interests in the Company.


     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, credit exposure and regulatory changes. Although management is not currently aware of any factors that would significantly change its estimates and assumptions in the near term, future changes in market conditions may occur which could cause actual results to differ materially.


     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash on hand, amounts due from banks and overnight deposits. Restricted cash represents amounts held in escrow on behalf of borrowers.



     AVAILABLE FOR SALE SECURITIES -- Marketable securities include investment grade mortgage-backed securities classified as available for sale and consist of debt and equity securities neither classified as trading securities nor as securities to be held to maturity. Securities available for sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains and losses on available for sale securities occurring from sales of such investments are included in miscellaneous income and expense and determined using the specific identification method.


     LOANS HELD FOR SALE -- Loans held for sale represent originated mortgage loans held for sale to permanent investors. The loans are initially recorded at cost based on the principal amount outstanding net of deferred direct origination costs and fees. The loans are subsequently carried at the lower of cost or market value. Market value is determined by examining outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis.

     PROPERTY AND EQUIPMENT -- Property and equipment has lives ranging from three to seven years, and is stated at cost less accumulated depreciation and amortization. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Leasehold improvements are amortized over the lesser of the life of the lease or service lives of the improvements using the straight-line method. Depreciation and amortization are recorded within occupancy and equipment expense within the financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC

     DERIVATIVE FINANCIAL INSTRUMENTS -- The Company has developed risk management programs and processes designed to manage market risk associated with its mortgage banking activities.


     On January 1, 2001, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted ("SFAS 133"), which requires the recognition of all derivative financial instruments at fair value and reported as either assets or liabilities in the balance sheet. The gains and losses associated with changes in the fair value of derivatives not designated as hedges are reported in current earnings. If the derivative is designated as a fair value hedge and is highly effective in achieving offsetting changes in the fair value of the asset or liability hedged, the recorded value of the hedged item is adjusted by its change in fair value attributable to the hedged risk. If the derivative is designated as a cash flow hedge, the effective portion of change in the fair value of the derivative is recorded in other comprehensive income ("OCI") and is recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. Under the provisions of SFAS 133, the method used for assessing the effectiveness of a hedging derivative, as well as the measurement approach for determining the ineffective aspects of the hedge, is established at the inception of the hedge. Those methods are consistent with the Company's approach to managing risk.


     SFAS 133 may cause an increase or decrease to reported net income in certain periods depending on changes in interest rates and other variables affecting the fair values of derivative instruments and hedged items.

     The net effect of adopting FAS 133 was not material to the Company's financial statements at the date of adoption.


     The Financial Accounting Standards Board ("FASB") is considering a number of mortgage banking industry-related issues concerning the implementation of SFAS No. 133. Specifically, the FASB has agreed to address the valuation of loan commitments (including interest rate lock commitments ("IRLCs")) accounted for as derivatives under FAS 133 and whether a loan commitment should ever be reported as an asset by the issuer of that commitment. In accordance with a proposed Staff Accounting Bulletin to be issued by the Securities and Exchange Commission, beginning in the second quarter of 2004, the fair value of IRLCs can only be zero or a liability, but never an asset.



     RISK MANAGEMENT -- Derivative transactions are entered into by the Company solely for risk management purposes. The decision of whether or not an economic risk within a given transaction (or portion thereof) should be hedged for risk management purposes is made on a case-by-case basis, based on the risks involved and other factors as determined by senior management, including the financial impact on income, asset valuation and restrictions imposed by the Internal Revenue Code among others. In determining whether to hedge a risk, the Company may consider whether other assets, liabilities, firm commitments and anticipated transactions already offset or reduce the risk. All transactions undertaken to hedge certain market risks are entered into with a view towards minimizing the potential for economic losses that could be incurred by the Company. Under SFAS No. 133, the Company is required to formally document its hedging strategy before it may elect to implement hedge accounting for qualifying derivatives. This documentation was completed in the third quarter of 2003. Accordingly, all qualifying derivatives entered into after July 1, 2003 are intended to qualify as fair value, or cash flow hedges, or free standing derivatives intended to act as economic hedges under FAS 133. To this end, terms of the hedges are matched closely to the terms of hedged items with the intention of minimizing ineffectiveness. Prior to July 1, 2003, all derivatives entered into by the Company were treated as free-standing derivatives, with changes in fair value charged to interest expense.


     The Company has developed risk management programs and processes designed to manage market risk associated with normal mortgage origination activities.

                         NEW YORK MORTGAGE COMPANY, LLC

     In the normal course of its origination business, the Company enters into contractual interest rate lock commitments to extend credit to finance residential mortgages. These commitments, which contain fixed expiration dates, become effective when eligible borrowers lock-in a specified interest rate within time frames established by the Company's origination, credit and underwriting practices. Interest rate risk arises if interest rates move between the time of the lock-in of the rate by the borrower and the sale of the loan. Under SFAS No. 133, the interest rate locks are considered undesignated or free-standing derivatives. Accordingly, IRLCs are recorded at fair value with changes in fair value recorded to current earnings. Mark to market adjustments on IRLCs are recorded from the inception of the interest rate lock through the date the underlying loan is funded. The fair value of the IRLCs is determined by the interest rate differential between the contracted loan rate and the currently available market rates as of the reporting date.



     To mitigate the effect of the interest rate risk inherent in providing IRLCs from the lock-in date to the funding date of a loan, the Company generally enters into forward sale loan contracts ("FSLC"). Because the FSLCs are committed prior to loan funding and thus there is no owned asset to hedge, the FSLCs in place prior to the funding of a loan are undesignated derivatives under FAS 133 and are marked to market through current earnings.


     The Company uses other derivative instruments, including treasury, agency or mortgage-backed securities/notes forward sale contracts which are also classified as free-standing, undesignated derivatives and thus are recorded at fair value with the changes in fair value recorded to current earnings.

     Once a loan has been funded, the Company's risk management objective for its mortgage loans held for sale is to protect earnings from an unexpected charge due to a decline in value. The Company's strategy is to engage in a risk management program involving the designation of FSLCs (the same FSLCs entered into at the time of rate lock) to hedge most of its loans held for sale. Provided that the FSLCs were entered into after July 1, 2003, and have been designated as qualifying hedges for the funded loans and the notional amount of the forward delivery contracts, along with the underlying rate and critical terms of the contracts, are equivalent to the unpaid principal amount of the mortgage loan being hedged, the forward delivery contracts effectively fix the forward sales price and thereby offset interest rate and price risk to the Company. Accordingly, the Company evaluates this relationship quarterly and classifies and accounts for the FSLCs as fair value hedges.

     INTEREST RATE RISK -- The Company may hedge the aggregate risk of interest rate fluctuations with respect to its borrowings, regardless of the form of such borrowing, which require payments based on a variable interest rate index. The Company generally intends to hedge only the risk related to changes in the benchmark interest rate (LIBOR or a Treasury rate).

     In order to reduce such risks, the Company may enter into swap agreements whereby the Company would receive floating rate payments in exchange for fixed rate payments, effectively converting the borrowing to a fixed rate. The Company may also enter into cap agreements whereby, in exchange for a fee, the Company would be reimbursed for interest paid in excess of a certain capped rate.

     To qualify for cash flow hedge accounting, interest rate swaps and caps must meet certain criteria, including:

     - The items to be hedged expose the Company to interest rate risk;

     - The interest rate swaps or caps are expected to be and continue to be highly effective in reducing the Company's exposure to interest rate risk.

     Correlation and effectiveness are periodically assessed at least quarterly based upon a comparison of the relative changes in the fair values or cash flows of the interest rate swaps and caps and the items being hedged.

                         NEW YORK MORTGAGE COMPANY, LLC

     For derivative instruments that are designated and qualify as a cash flow hedge (i.e. hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss, and net payments received or made, on the derivative instrument are reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change.


     With respect to interest rate swaps and caps that have not been designated as hedges, any net payments under, or fluctuations in the fair value of, such swaps and caps will be recognized currently in income.

     Derivative financial instruments contain credit risk to the extent that the issuing counterparties may be unable to meet the terms of the agreements. The Company minimizes such risk by using multiple counterparties and limiting its counterparties to major financial institutions with investment grade credit ratings. In addition, the potential risk of loss with any one party resulting from this type of credit risk is constantly monitored. Management does not expect any material losses as a result of default by other parties.

     TERMINATION OF HEDGING RELATIONSHIPS -- The Company employs a number of risk management monitoring procedures to ensure that the designated hedging relationships are demonstrating, and are expected to continue to demonstrate, a high level of effectiveness. Hedge accounting is discontinued on a prospective basis if it is determined that the hedging relationship is no longer highly effective or expected to be highly effective in offsetting changes in fair value of the hedged item.

     Additionally, the Company may elect to de-designate a hedge relationship during an interim period and re-designate upon the rebalancing of a hedge profile and the corresponding hedge relationship. When hedge accounting is discontinued, the Company continues to carry the derivative instruments at fair value with changes in their value recorded in earnings.

     GAIN ON SALE OF LOANS -- The Company recognizes gain on sale of loans for the difference between the sales price and the adjusted cost basis of the loans when the title transfers. The adjusted cost basis of the loans includes the original principal amount adjusted for deferrals of origination and commitment fees received, net of direct loan origination costs paid.


     LOAN ORIGINATION FEES AND DIRECT ORIGINATION COST -- The Company records loan fees, discount points and certain incremental direct origination costs as an adjustment of the cost of the loan and such amounts are included in gain on sales of loans when the loan is sold. Accordingly, salaries, compensation and benefits and commission costs have been reduced due to incremental direct loan origination costs, by approximately $13,699,761, $7,953,000 and $5,505,000 for the years ended December 31, 2003, 2002 and 2001, respectively.


     LOAN COMMITMENT FEES -- Fees received for guaranteeing the funding of mortgage loans to borrowers at pre-set conditions, are deferred and recognized at the earlier of the date at which the commitment expires or the loan is sold.


     INTEREST RECOGNITION -- The Company accrues interest income as it is earned. Loans are placed on a nonaccrual status when any portion of the principal or interest is 90 days past due or earlier when concern exists as to the ultimate collectibility of principal or interest. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible. Interest expense is recorded on outstanding lines of credit at a rate based on a spread to LIBOR.



     EMPLOYEE BENEFITS PLANS -- The Company sponsors a defined contribution plan (the "Plan") for all eligible domestic employees. The Plan qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may defer up to 25% of their pre-tax

                         NEW YORK MORTGAGE COMPANY, LLC
earnings, subject to the annual Internal Revenue Code contribution limit. The Company matches contributions up to a maximum of 25% of the first 5% of salary. Employees vest immediately in their contribution and vest in the Company's contribution at a rate of 25% after two full years and then an incremental 25% per full year of service until fully vested at 100% after five full years of service. The Company's total contributions to the Plan were $121,931, $74,686 and $59,387 for the years ended December 31, 2003, 2002 and 2001, respectively.


     MARKETING AND PROMOTION -- The Company charges the costs of marketing, promotion and advertising to expense in the period incurred.

     INCOME TAXES -- The Company is not a taxpaying entity for Federal or state income tax purposes, and accordingly, no provision is made for income taxes. The Members' allocable shares of taxable income or loss of the Company are reportable on the Members' individual tax returns.

2.  LOANS HELD FOR SALE


     Mortgage loans held for sale consist of the following as of December 31, 2003 and 2002:



                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2003          2002
                                                             -----------   -----------
Mortgage loans principal amount............................  $36,168,003   $33,747,301
Deferred origination costs/(fees) -- net...................        1,304       291,951
Hedging basis adjustments..................................       88,922            --
                                                             -----------   -----------
Loans held for sale........................................  $36,258,229   $34,039,252
                                                             ===========   ===========


3.  PROPERTY AND EQUIPMENT -- NET


     Property and equipment consist of the following as of December 31, 2003 and 2002:



                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2003         2002
                                                              ----------   ----------
Office and computer equipment...............................  $1,433,700   $  856,107
Furniture and fixtures......................................     721,966      511,963
Leasehold improvements......................................     789,725      393,857
                                                              ----------   ----------
Total premises and equipment................................   2,945,391    1,761,927
Less: accumulated depreciation and amortization.............    (913,694)    (790,123)
                                                              ----------   ----------
Property and equipment -- net...............................  $2,031,697   $  971,804
                                                              ==========   ==========


4.  DERIVATIVE ASSETS AND LIABILITIES


     The following table summarizes derivative assets and liabilities as of December 31, 2003 and 2002.



                                                                   DECEMBER 31,
                                                               ---------------------
                                                                 2003        2002
                                                               ---------   ---------
Derivative Assets:
  Interest rate lock commitments (included in other
     assets)................................................   $ 227,513   $ 190,789
                                                               =========   =========
Derivative Liabilities:
  Forward loan sale contracts -- loan commitments...........   $(133,682)  $ (97,769)
  Forward loan sale contracts -- loans held for sale........      (6,579)   (158,348)
  Forward loan sale contracts -- TBA Securities.............    (121,250)    (76,101)
                                                               ---------   ---------
Total derivative liabilities................................   $(261,511)  $(332,218)
                                                               =========   =========

                         NEW YORK MORTGAGE COMPANY, LLC

     Derivative liabilities of $88,922 are included in the balance sheets in loans held for sale. The remaining liabilities related to derivatives are included in other liabilities.


5.  FINANCING ARRANGEMENTS


     Financing arrangements consist of the following as of December 31, 2003 and 2002:



                                                                  DECEMBER 31,
                                                          ----------------------------
                                                              2003            2002
                                                          ------------     -----------
$100 million master repurchase agreement initially
  expiring April 15, 2004 bearing interest at LIBOR plus
  1.50% (2.495% at December 31, 2003). Principal
  repayments are required 90 days from the funding
  date(a)...............................................  $ 72,461,446     $53,221,764
$30 million revolving line of credit which expires on
  June 30, 2004 bearing interest at LIBOR plus 1.50%
  (2.62% at December 31, 2003)..........................    14,966,814      13,809,710
$15 million revolving line of credit expiring on June
  13, 2004 bearing interest at the lesser of LIBOR plus
  1.5% or the prime rate (2.62% at December 31, 2003)...     2,996,873       5,984,694
                                                          ------------     -----------
                                                          $ 90,425,133     $73,016,168
                                                          ============     ===========


---------------


(a) The credit facility requires the Company to transfer specific collateral to the lender under repurchase agreements; however, due to the rate of turnover of the collateral by the Company, the counterparty has not taken title to or recorded their interest in any of the collateral transferred. Interest is paid to the counterparty based on the amount of outstanding borrowings based on the terms provided.


    The lines of credit are secured by mortgage loans and all other assets of the Company, and are guaranteed by the members of the Company. The lines contain various covenants pertaining to maintenance of net worth and working capital and certain restrictions on distributions to members.

6.  COMMITMENTS AND CONTINGENCIES


     LOANS SOLD TO INVESTORS -- Generally, the Company is not exposed to significant credit risk on its loans sold to investors. In the normal course of business, the Company is obligated to repurchase loans which are subsequently unable to be sold through its long-term contractual investor channels. Historically the repurchase percentage has been less than 0.02% of loans sold. Such loans are then repackaged and sold to non-traditional investors.



     LOANS FUNDING AND DELIVERY COMMITMENTS -- At December 31, 2003 and 2002, the Company had commitments to fund loans with agreed-upon rates totaling $71,375,732 and $42,701,043 respectively. The Company hedges the interest rate risk of such commitments and the recorded loans held for sale balances primarily with mandatory delivery commitments, which totaled $54,522,057 and $96,434,918 at December 31, 2003 and 2002, respectively. The remaining commitments to fund loans with agreed-upon rates are anticipated to be sold through optional delivery contracts investor programs. The Company does not anticipate any material losses from such sales.



     NET WORTH REQUIREMENTS -- The Company is required to maintain certain specified levels of minimum net worth to maintain its approved status with Fannie Mae, Freddie Mac, HUD and other investors. At December 31, 2003, the highest minimum net worth requirement applicable to the Company was $250,000. As of December 31, 2003, the Company had a equity deficit of $473,625. Certain parties provided waivers to their minimum net worth requirements as they considered the distributions the Company made to its members in the form of subordinate promissory notes of $14,706,902 as a form of equity. In order to more clearly maintain minimum net worth requirements, on February 26, 2004, these promissory notes were reduced by $1,000,000 with a corresponding increase to members' equity. In the

                         NEW YORK MORTGAGE COMPANY, LLC
opinion of management, the Company's noncompliance with minimum net worth requirements will not have a material impact on the financial statements.


     OUTSTANDING LITIGATION -- The Company is involved in litigation arising in the normal course of business. Although the amount of any ultimate liability arising from these matters cannot presently be determined, the Company does not anticipate that any such liability will have a material effect on the Company's financial statements.

7.  RELATED PARTY TRANSACTIONS


     On August 31, 2003, the Company made distributions to its members in the form of promissory notes to its members totaling $14,706,902. As of December 31, 2003, the Company recorded $147,472 of accrued interest on these notes. On February 26, 2004 these notes were modified reducing the outstanding balance to $13,706,902 and extending the maturity date to April 30, 2004. The $1,000,000 reduction in the notes will be treated as an equity contribution by the members. The notes bear interest at 3% per annum.



     Steven B. Schnall owns a 48% membership interest and Joseph V. Fierro owns a 12% membership interest in Centurion Abstract, LLC, which provides title insurance brokerage services for certain title insurance providers. From time to time, NYMC refers its mortgage loan borrowers to Centurion Abstract, LLC for assistance in obtaining title insurance in connection with their mortgage loans, although the borrowers have no obligation to utilize Centurion's services. When NYMC's borrowers elect to utilize Centurion's services to obtain title insurance, Centurion collects various fees and a portion of the title insurance premium paid by the borrower for its title insurance. Centurion Abstract received $983,256 in fees and other amounts from NYMC borrowers for the year ended December 31, 2003.



     Steven B. Schnall owns 4.25% of Restaurant.com, and holds no active interest. Two employees from Restaurant.com currently rent space from NYMC and pay rent on a month to month basis. As of December 31, 2003, the Company has collected $10,625 in rental income.


8.  OPERATING LEASES


     Certain retail facilities and equipment are leased under short-term lease agreements expiring at various dates through 2010. All such leases are accounted for as operating leases. Total rental expense for property and equipment, which is included in occupancy and equipment expense within the financial statements, amounted to $2,099,496, $1,086,495 and $719,887 for the years ended December 31, 2003, 2002 and 2001, respectively.



     Obligations under non-cancelable operating leases that have an initial term of more than one year are as follows:



YEAR ENDING
DECEMBER 31,
------------
2004........................................................  $ 2,273,896
2005........................................................    2,691,075
2006........................................................    2,712,373
2007........................................................    2,644,482
2008........................................................    2,344,277
Thereafter..................................................    3,756,000
                                                              -----------
                                                              $16,422,103
                                                              ===========


9.  CONCENTRATIONS OF CREDIT RISK

     The Company has originated loans predominantly in the eastern United States. Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers with similar

                         NEW YORK MORTGAGE COMPANY, LLC
characteristics, which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. At December 31, 2003 and 2002, there were geographic concentrations of credit risk exceeding 5% of the total loan balances within loans held for sale as follows:



                                                                 2003          2002
                                                              -----------   -----------
New York....................................................      82.2          89.0%
New Jersey..................................................       7.0           6.1%


10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made as of a specific point in time based on estimates using market quotes, present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience, and other factors.

     Changes in assumptions could significantly affect these estimates and the resulting fair values. Derived fair value estimates cannot be necessarily substantiated by comparison to independent markets and, in many cases, could not be necessarily realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the Company's fair values should not be compared to those of other companies.

     All forward delivery commitments and option contracts to buy securities are to be contractually settled within six months of the balance sheet date.

     Fair value estimates are based on existing financial instruments and do not attempt to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Company.

     The fair value of certain assets and liabilities approximate cost due to their short-term nature, terms of repayment or interest rate associated with the asset or liability. Such assets or liabilities include cash and cash equivalents, unsettled mortgage loan sales accrued expenses and other liabilities, and financing arrangements.

     The following describes the methods and assumptions used by the Company in estimating fair values of other financial instruments:

          a. Mortgage Loans Held for Sale -- Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current investor or dealer commitments to purchase loans.

          b. Commitments to Fund with Agreed Upon Rates -- The fair value of commitments to fund with agreed upon rates is estimated using the fees and rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. These commitment obligations are considered in conjunction with the Company's lower of cost or market valuation of its mortgage loans held for sale.

          c. Commitments to Deliver Mortgages -- The fair value of these instruments is estimated using current market prices for dealer or investor commitments relative to the Company's existing positions. These instruments contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties to those major banks, investment bankers and private investors who meet established credit and capital guidelines. Management does not expect any counterparty to default on its

                         NEW YORK MORTGAGE COMPANY, LLC
     obligations and, therefore, does not expect to incur any loss due to counterparty default. These commitments and option contracts are considered in conjunction with the Company's lower of cost or market valuation of its mortgage loans held for sale.

     The following tables set forth information about financial instruments, except for those noted above for which the carrying amount approximates fair value.


                                                           DECEMBER 31, 2003
                                                ---------------------------------------
                                                 NOTIONAL      CARRYING      ESTIMATED
                                                  AMOUNT        AMOUNT      FAIR VALUE
                                                -----------   -----------   -----------
Assets:
  Mortgage loans held for sale................  $36,168,003   $36,258,229   $38,020,465
Commitments and contingencies:
  Interest rate lock commitments..............   71,375,732       227,513       227,513
  Forward loan sales commitments..............   54,522,057      (261,511)     (261,511)


                                                           DECEMBER 31, 2002
                                                ---------------------------------------
                                                 NOTIONAL      CARRYING      ESTIMATED
                                                  AMOUNT        AMOUNT      FAIR VALUE
                                                -----------   -----------   -----------
Assets:
  Mortgage loans held for sale................  $33,747,301   $34,039,252   $34,380,737
Commitments and contingencies:
     Interest rate lock commitments...........   42,701,043       190,789       190,789
     Forward loan sales commitments...........   96,434,918      (332,218)     (332,218)

                                                           DECEMBER 31, 2001
                                                ---------------------------------------
                                                 NOTIONAL      CARRYING      ESTIMATED
                                                  AMOUNT        AMOUNT      FAIR VALUE
                                                -----------   -----------   -----------
Assets:
  Mortgage loans held for sale................  $ 9,899,917   $ 9,893,941   $10,000,100
Commitments and contingencies:
     Interest rate lock commitments...........   24,262,526        40,990        40,990
     Forward loan sales commitments...........   53,702,508       (47,099)      (47,099)

11.  RECENTLY ISSUED ACCOUNTING STANDARDS

     In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 on July 1, 2003, as required, had no impact on the Company's consolidated financial statements.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that certain financial instruments be classified as liabilities that were previously considered equity. Certain of the requirements regarding mandatory redeemable instruments have been deferred until January 1, 2005, other provisions have been deferred indefinitely. The adoption of SFAS No. 150 did not have a material effect on the Company's financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC

     The FASB issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which expands on the accounting guidance of SFAS No. 5, Accounting for Contingencies, SFAS No. 57, Related Party Disclosures, and SFAS No. 107, Disclosures about Fair Value of Financial Instruments. FIN No. 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees issued. FIN No. 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN No. 45 did not have a material effect on the Company's financial statements.



     NEW ACCOUNTING PRONOUNCEMENTS -- In January 2003, the FASB issued Interpretation No. 46, as amended by FIN 46(R) "Consolidation of Variable Interest Entities" and revised this interpretation in December 2003. This interpretation clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of Interpretation No. 46(R) will be immediately effective for all variable interests in variable interest entities created after December 31, 2003, and the Company will need to apply its provisions to any existing variable interests in variable interest entities for financial statements issued after January 1, 2005. The Company is completing its evaluation of the impact that this interpretation could have on the Company's financial statements and currently believes that any impact will not be significant.



12.  SUBSEQUENT EVENTS



     On March 1, 2004, NYMC assumed from SIB Mortgage Corp., or SIB, eight loan origination branches -- including the locked and unlocked mortgage loan pipelines, furniture, fixtures, equipment, computers, tangible personal property and leasehold improvements (to the extent located in the branches), and certain other assets -- in exchange for NYMC's assumption of certain expenses and obligations in connection with the operation of these branches from and after March 1, 2004. The assumption of the SIB branches is not expected to have a material impact on the Company's financial statements.

                         NEW YORK MORTGAGE COMPANY, LLC

                                     ******

             ------------------------------------------------------
             ------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
PROSPECTUS SUMMARY..............................    1
RISK FACTORS....................................   13
SPECIAL NOTE REGARDING FORWARD-LOOKING
  STATEMENTS....................................   29
MARKET DATA.....................................   29
USE OF PROCEEDS.................................   30
DIVIDEND POLICY AND DISTRIBUTIONS...............   31
CAPITALIZATION..................................   32
DILUTION........................................   33
OUR HISTORY.....................................   34
OUR ACQUISITION OF NYMC.........................   34
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
  OF OUR COMPANY AND NYMC.......................   35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULT OF
  OPERATIONS....................................   38
OUR COMPANY.....................................   60
MANAGEMENT......................................   82
PRINCIPAL STOCKHOLDERS..........................   97
CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS..................................   98
SHARES ELIGIBLE FOR FUTURE SALE.................  100
DESCRIPTION OF CAPITAL STOCK....................  102
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR
  CHARTER AND BYLAWS............................  106
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS
  A REIT........................................  111
UNDERWRITING....................................  128
LEGAL MATTERS...................................  131
EXPERTS.........................................  131
WHERE YOU CAN FIND MORE INFORMATION.............  132
INDEX TO FINANCIAL STATEMENTS...................  F-1


    Until         , 2004 (25 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                         SHARES OF
                                  COMMON STOCK

                                  (NYMT LOGO)
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                            FRIEDMAN BILLINGS RAMSEY

                                    JPMORGAN


                              RBC CAPITAL MARKETS

                                          , 2004
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expense payable by the Registrant in connection with the issuance and distribution of common stock being registered. All amounts are estimates.


                                                               AMOUNT TO BE PAID
SEC registration fee........................................      $   28,527
NASD fee....................................................      $   30,000
NYSE listing fees...........................................      $  150,000
Transfer agent and registrar fees...........................      $   15,000
Legal fees and expenses.....................................      $1,200,000
Accounting fees and expenses................................      $     [   ]
Printing and mailing fees...................................      $  475,000
Premiums for directors and officers insurance...............      $     [   ]
Miscellaneous...............................................      $     [   ]
                                                                  ----------
Total.......................................................      $5,000,000


ITEM 32.  SALES TO SPECIAL PARTIES.

     Not applicable.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     Except for the sale of 100 shares to Steven B. Schnall, our chairman and co-chief executive officer, at an aggregate price of $10.00 in connection with the Registrant's formation in September 2003, there have been no sales of unregistered securities by the Registrant in the last three years. These 100 shares will be redeemed for the same price as the purchase price immediately prior to the completion of the Registrant's initial public offering.

ITEM 34.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.



     Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or a predecessor of us.



     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and
(b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.


ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements included in the prospectus.

     (b) Exhibits


  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
   3.01        Form of Articles of Amendment and Restatement.***
   3.02        Form of Bylaws.***
   4.01        Form of Common Stock Certificate.****
   5.01        Opinion of Venable LLP.****
   8.01        Opinion of Hunton & Williams LLP with respect to certain tax matters.****
  10.01        Promissory Note, issued by The New York Mortgage Company,
               LLC on August 31, 2003, as amended and restated, on December
               23, 2003, in the principal amount of $2,574,352.00, payable to Joseph V. Fierro.*
  10.02        Promissory Note, issued by The New York Mortgage Company,
               LLC on August 31, 2003, as amended and restated, on December
               23, 2003, in the principal amount of $12,132,550.00 payable to Steven B. Schnall.*
  10.03        Master Repurchase Agreement between Credit Suisse First
               Boston Mortgage Capital LLC, The New York Mortgage Company,
               LLC, Steven B. Schnall and Joseph V. Fierro, dated October
               2, 2002.*
  10.04        Amendment No. 1 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated December 4, 2002.*

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.05        Amendment No. 2 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated February 20, 2003.*
  10.06        Amendment No. 3 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated April 22, 2003.*
  10.07        Amendment No. 4 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated July 1, 2003.*
  10.08        Amendment No. 5 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated July 7, 2003.*
  10.09        Amendment No. 6 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated July 31, 2003.*
  10.10        Amendment No. 7 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated August 4, 2003.*
  10.11        Amendment No. 8 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated August 9, 2003.*
  10.12        Amendment No. 9 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated August 28, 2003.*
  10.13        Amendment No. 10 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated September 17, 2003.*
  10.14        Amendment No. 11 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated October 1, 2003.*
  10.15        Amendment No. 12 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated October 31, 2003.*
  10.16        Amendment No. 13 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated December 19, 2003.*
  10.17        Credit Note between HSBC Bank USA and The New York Mortgage
               Company LLC, dated as of March 30, 2001.*
  10.18        Credit and Security Agreement between HSBC Bank USA and The
               New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.19        First Amended Credit Note, dated as of May 24, 2001, between
               HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.20        First Amended Credit and Security Agreement, dated as of May
               24, 2001, between HSBC Bank USA and The New York Mortgage
               Company LLC, dated as of March 30, 2001.*
  10.21        Second Amended Credit Note, dated as of June 18, 2001,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.22        Second Amended Credit and Security Agreement, dated June 18,
               2001, between HSBC Bank USA and The New York Mortgage
               Company LLC, dated as of March 30, 2001.*
  10.23        Third Amended Credit Note, dated as of November 13, 2001,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.24        Third Amended Credit and Security Agreement, dated as of
               November 13, 2001, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.*
  10.25        Fourth Amended Credit Note, dated as of January 16, 2002,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.26        Fourth Amended Credit and Security Agreement, dated as of
               January 16, 2002, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.*
  10.27        Fifth Amended Credit Note, dated as of April 29, 2002,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.28        Fifth Amended Credit and Security Agreement, dated as of
               April 29, 2002, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.*
  10.29        Extension Letter, dated August 26, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.30        Extension Letter, dated September 11, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.31        Extension Letter, dated October 28, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.32        Extension Letter, dated November 27, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.33        Extension Letter, dated April 15, 2003, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.34        Extension Letter, dated June 24, 2003, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.35        Guaranty between HSBC Bank USA, The New York Mortgage
               Company LLC and Steven Schnall, dated as of March 30,
               2001.**
  10.36        Guaranty between HSBC Bank USA, The New York Mortgage
               Company LLC and Joseph V. Fierro, dated as of March 30,
               2001.**
  10.37        First Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of May 24,
               2001.*
  10.38        First Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of May
               24, 2001.*
  10.39        Warehousing Credit Agreement, among The New York Mortgage
               Company LLC, Steven B. Schnall, Joseph V. Fierro and
               National City Bank of Kentucky, dated January 25, 2002.*
  10.40        First Amendment, dated April 2002, to Warehousing Credit
               Agreement, among The New York Mortgage Company LLC, Steven
               B. Schnall, Joseph V. Fierro and National City Bank of
               Kentucky, dated January 25, 2002.*
  10.41        Second Amendment, dated June 3, 2002, to Warehousing Credit
               Agreement, among The New York Mortgage Company LLC, Steven
               B. Schnall, Joseph V. Fierro and National City Bank of
               Kentucky, dated January 25, 2002.*
  10.42        Third Amendment, dated November   , 2002, to Warehousing
               Credit Agreement, among The New York Mortgage Company LLC,
               Steven B. Schnall, Joseph V. Fierro and National City Bank
               of Kentucky, dated January 25, 2002.*
  10.43        Fourth Amendment, dated June 15, 2003, to Warehousing Credit
               Agreement, among The New York Mortgage Company LLC, Steven
               B. Schnall, Joseph V. Fierro and National City Bank of
               Kentucky, dated January 25, 2002.*
  10.44        Warehouse Promissory Note, between The New York Mortgage
               Company, LLC and National City Bank of Kentucky, dated
               January 25, 2002.*
  10.45        Amended and Restated Warehouse Promissory Note, between The
               New York Mortgage Company, LLC and National City Bank of
               Kentucky, dated June 3, 2002.*

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.46        Warehousing Credit Agreement, between New York Mortgage
               Company, LLC, Steven B. Schnall, Joseph V. Fierro and
               National City Bank of Kentucky, dated as of January 25,
               2002.*
  10.47        Pledge and Security Agreement, between The New York Mortgage
               Company, LLC and National City Bank of Kentucky, dated as of
               January 25, 2002.*
  10.48        Unconditional and Continuing Guaranty of Payment by Steven
               B. Schnall to National City Bank of Kentucky, dated January
               25, 2002.*
  10.49        Unconditional and Continuing Guaranty of Payment by Joseph
               V. Fierro to National City Bank of Kentucky, dated January
               25, 2002.*
  10.50        Amended and Restated Unconditional and Continuing Guaranty
               of Payment by Steven B. Schnall to National City Bank of
               Kentucky, dated June 15, 2003.*
  10.51        Amended and Restated Unconditional and Continuing Guaranty
               of Payment by Joseph V. Fierro to National City Bank of
               Kentucky, dated June 15, 2003.*
  10.52        Inter-Creditor Agreement, between National City Bank of
               Kentucky and HSBC Bank USA, dated January 25, 2002.*
  10.53        Whole Loan Purchase and Sale Agreement/Mortgage Loan
               Purchase and Sale Agreement between The New York Mortgage
               Company, LLC and Greenwich Capital Financial Products, Inc.,
               dated as of September 1, 2003.*
  10.54        Whole Loan Custodial Agreement/Custodial Agreement between
               Greenwich Capital Financial Products, Inc., The New York
               Mortgage Company, LLC and LaSalle Bank National Association,
               dated as of September 1, 2003.*
  10.55        Form of New York Mortgage Trust, Inc. 2004 Stock Incentive
               Plan.***
  10.56        Contribution Agreement by and among Steven B. Schnall and
               Joseph V. Fierro and New York Mortgage Trust, Inc., dated
               December 22, 2003.**
  10.57        Agreement by and among New York Mortgage Trust, Inc., The
               New York Mortgage Company, LLC, Steven B. Schnall and Joseph
               V. Fierro, dated December 23, 2003.**
  10.58        Sixth Amended Credit and Security Agreement, dated as of
               August 11, 2003, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.**
  10.59        Temporary Overadvance Note, dated as of August 11, 2003,
               between HSBC Bank USA and The New York Mortgage Company
               LLC.**
  10.60        Second Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of June
               18, 2001.**
  10.61        Second Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of June
               18, 2001.**
  10.62        Third Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of
               November 13, 2001.**
  10.63        Third Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of
               November 13, 2001.**
  10.64        Fourth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of January
               16, 2002.**
  10.65        Fourth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of
               January 16, 2002.**
  10.66        Fifth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of April
               29, 2002.**
  10.67        Fifth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of April
               29, 2002.**
  10.68        Sixth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of August
               11, 2003.**
  10.69        Sixth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of
               August 11, 2003.**

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.70        Credit and Security Agreement by and among HSBC Bank USA,
               National City Bank of Kentucky and The New York Mortgage
               Company LLC, dated as of December 15, 2003.**
  10.71        Guaranty between HSBC Bank USA, National City Bank of
               Kentucky, The New York Mortgage Company LLC and Steven B.
               Schnall, dated as of December 15, 2003.**
  10.72        Guaranty between HSBC Bank USA, National City Bank of
               Kentucky, The New York Mortgage Company LLC and Joseph V.
               Fierro, dated as of December 15, 2003.**
  10.73        Credit Note by and between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of December 15, 2003.**
  10.74        Credit Note by and between National City Bank of Kentucky
               and The New York Mortgage Company LLC, dated as of December
               15, 2003.**
  10.75        Swingline Note by and between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of December 15, 2003.**
  10.76        Custodial Agreement by and among Greenwich Capital Financial
               Products, Inc., The New York Mortgage Corporation LLC and
               Deutsche Bank Trust Company Americas, dated as of August 1,
               2003.**
  10.77        Master Mortgage Loan Purchase and Interim Servicing
               Agreement by and between The New York Mortgage Company
               L.L.C. and Greenwich Capital Financial Products, Inc., dated as of August 1, 2003.**
  10.78        Subordination and Pledge Agreement by and between HSBC Bank
               USA and Steven B. Schnall, dated as of December 15, 2003.**
  10.79        Subordination and Pledge Agreement by and between HSBC Bank
               USA and Joseph V. Fierro, dated as of December 15, 2003.**
  10.80        Second Amended and Restated Promissory Note, issued by The
               New York Mortgage Company, LLC on August 31, 2003, as
               further amended and restated, on December 23, 2003 and
               February 26, 2004, in the principal amount of $11,432,550
               payable to Steven B. Schnall.***
  10.81        Second Amended and Restated Promissory Note, issued by The
               New York Mortgage Company, LLC on August 31, 2003, as
               further amended and restated, on December 23, 2003 and
               February 26, 2004, in the principal amount of $2,274,352,
               payable to Joseph V. Fierro.***
  10.82        Promissory Note, issued by New York Mortgage Funding, LLC on
               January 9, 2004 in the principal amount of $100,000,000.00, payable to Greenwich Capital Financial Products, Inc.***
  10.83        Guaranty between the New York Mortgage Company, LLC and
               Greenwich Capital Financial Products, Inc., dated as of
               January 9, 2004.***
  10.84        Master Loan and Security Agreement between New York Mortgage
               Funding, LLC and Greenwich Capital Financial Products, Inc.,
               dated as of January 9, 2004.***
  10.85        Custodial Agreement between New York Mortgage Funding, LLC,
               Deutche Bank Trust Company Americas and Greenwich Capital
               Financial Products, Inc., dated as of January 9, 2004.
  10.86        Amendment Number One, dated November 24, 2003, to the Master
               Mortgage Loan Purchase and Interim Servicing Agreement,
               dated as of August 1, 2003.***
  10.87        Amended and Restated Contribution Agreement, by and among
               Steven B. Schnall, Steven B. Schnall Annuity Trust U/A
               3/23/04, Joseph V. Fierro, 2004 Joseph V. Fierro Grantor
               Retained Annuity Trust and The New York Mortgage Company,
               LLC, dated March 25, 2004.***
  21.01        List of Subsidiaries of the Registrant.**
  23.01        Consent of Deloitte & Touche LLP.***
  23.02        Consent of Venable LLP (included in Exhibit 5.01).****
  23.03        Consent of Hunton & Williams LLP (included in Exhibit
               8.01).****
  24.01        Power of Attorney (included on signature page of the
               Registration Statement filed with the Securities and
               Exchange Commission on December 31, 2003).

99.01  Consent of David R. Bock to being named as a director.***
99.02  Consent of Alan L. Hainey to being named as a director.***
       Consent of Steven G. Norcutt to being named as a
99.03  director.***
       Consent of Mary Dwyer Pembroke to being named as a
99.04  director.***
       Consent of Jerome F. Sherman to being named as a
99.05  director.***
99.06  Consent of Thomas W. White to being named as a director.***


---------------


   * Previously filed as an exhibit to the Company's Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.



  ** Previously filed as an exhibit to Amendment No. 1 to the Company's
     Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.



 *** Filed herewith.



**** To be filed by amendment.


ITEM 37.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the final prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 25, 2004.


                                          NEW YORK MORTGAGE TRUST, INC.
                                          (Registrant)

                                          By:     /s/ STEVEN B. SCHNALL
                                            ------------------------------------
                                              Name: Steven B. Schnall
                                              Title:  Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

        /s/ STEVEN B. SCHNALL               Chairman of the Board and       March 25, 2004
--------------------------------------     Co-Chief Executive Officer
          Steven B. Schnall               (Principal Executive Officer)


          /s/ DAVID A. AKRE              Director and Co-Chief Executive    March 25, 2004
--------------------------------------               Officer
            David A. Akre


         /s/ MICHAEL I. WIRTH               Chief Financial Officer,        March 25, 2004
--------------------------------------           Vice President,
           Michael I. Wirth                  Secretary and Treasurer
                                            (Principal Financial and
                                               Accounting Officer)


  /s/ RAYMOND A. REDLINGSHAFER, JR.       Director, President and Chief     March 25, 2004
--------------------------------------         Investment Officer
    Raymond A. Redlingshafer, Jr.

                               INDEX TO EXHIBITS


  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
   3.01        Form of Articles of Amendment and Restatement.***
   3.02        Form of Bylaws.***
   4.01        Form of Common Stock Certificate.****
   5.01        Opinion of Venable LLP.****
   8.01        Opinion of Hunton & Williams LLP with respect to certain tax matters.****
  10.01        Promissory Note, issued by The New York Mortgage Company,
               LLC on August 31, 2003, as amended and restated, on December
               23, 2003, in the principal amount of $2,574,352.00, payable to Joseph V. Fierro.*
  10.02        Promissory Note, issued by The New York Mortgage Company,
               LLC on August 31, 2003, as amended and restated, on December
               23, 2003, in the principal amount of $12,132,550.00 payable to Steven B. Schnall.*
  10.03        Master Repurchase Agreement between Credit Suisse First
               Boston Mortgage Capital LLC, The New York Mortgage Company,
               LLC, Steven B. Schnall and Joseph V. Fierro, dated October
               2, 2002.*
  10.04        Amendment No. 1 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated December 4, 2002.*
  10.05        Amendment No. 2 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated February 20, 2003.*
  10.06        Amendment No. 3 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated April 22, 2003.*
  10.07        Amendment No. 4 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated July 1, 2003.*
  10.08        Amendment No. 5 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated July 7, 2003.*
  10.09        Amendment No. 6 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated July 31, 2003.*
  10.10        Amendment No. 7 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated August 4, 2003.*
  10.11        Amendment No. 8 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated August 9, 2003.*
  10.12        Amendment No. 9 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated August 28, 2003.*
  10.13        Amendment No. 10 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated September 17, 2003.*
  10.14        Amendment No. 11 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated October 1, 2003.*
  10.15        Amendment No. 12 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated October 31, 2003.*

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.16        Amendment No. 13 to Master Repurchase Agreement between
               Credit Suisse First Boston Mortgage Capital LLC, The New
               York Mortgage Company, LLC, Steven B. Schnall and Joseph V.
               Fierro, dated December 19, 2003.*
  10.17        Credit Note between HSBC Bank USA and The New York Mortgage
               Company LLC, dated as of March 30, 2001.*
  10.18        Credit and Security Agreement between HSBC Bank USA and The
               New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.19        First Amended Credit Note, dated as of May 24, 2001, between
               HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.20        First Amended Credit and Security Agreement, dated as of May
               24, 2001, between HSBC Bank USA and The New York Mortgage
               Company LLC, dated as of March 30, 2001.*
  10.21        Second Amended Credit Note, dated as of June 18, 2001,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.22        Second Amended Credit and Security Agreement, dated June 18,
               2001, between HSBC Bank USA and The New York Mortgage
               Company LLC, dated as of March 30, 2001.*
  10.23        Third Amended Credit Note, dated as of November 13, 2001,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.24        Third Amended Credit and Security Agreement, dated as of
               November 13, 2001, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.*
  10.25        Fourth Amended Credit Note, dated as of January 16, 2002,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.26        Fourth Amended Credit and Security Agreement, dated as of
               January 16, 2002, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.*
  10.27        Fifth Amended Credit Note, dated as of April 29, 2002,
               between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
  10.28        Fifth Amended Credit and Security Agreement, dated as of
               April 29, 2002, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.*
  10.29        Extension Letter, dated August 26, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.30        Extension Letter, dated September 11, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.31        Extension Letter, dated October 28, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.32        Extension Letter, dated November 27, 2002, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.33        Extension Letter, dated April 15, 2003, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.34        Extension Letter, dated June 24, 2003, to Credit and
               Security Agreement between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001, as
               amended.*
  10.35        Guaranty between HSBC Bank USA, The New York Mortgage
               Company LLC and Steven Schnall, dated as of March 30,
               2001.**
  10.36        Guaranty between HSBC Bank USA, The New York Mortgage
               Company LLC and Joseph V. Fierro, dated as of March 30,
               2001.**
  10.37        First Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of May 24,
               2001.*
  10.38        First Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of May
               24, 2001.*
  10.39        Warehousing Credit Agreement, among The New York Mortgage
               Company LLC, Steven B. Schnall, Joseph V. Fierro and
               National City Bank of Kentucky, dated January 25, 2002.*

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.40        First Amendment, dated April 2002, to Warehousing Credit
               Agreement, among The New York Mortgage Company LLC, Steven
               B. Schnall, Joseph V. Fierro and National City Bank of
               Kentucky, dated January 25, 2002.*
  10.41        Second Amendment, dated June 3, 2002, to Warehousing Credit
               Agreement, among The New York Mortgage Company LLC, Steven
               B. Schnall, Joseph V. Fierro and National City Bank of
               Kentucky, dated January 25, 2002.*
  10.42        Third Amendment, dated November   , 2002, to Warehousing
               Credit Agreement, among The New York Mortgage Company LLC,
               Steven B. Schnall, Joseph V. Fierro and National City Bank
               of Kentucky, dated January 25, 2002.*
  10.43        Fourth Amendment, dated June 15, 2003, to Warehousing Credit
               Agreement, among The New York Mortgage Company LLC, Steven
               B. Schnall, Joseph V. Fierro and National City Bank of
               Kentucky, dated January 25, 2002.*
  10.44        Warehouse Promissory Note, between The New York Mortgage
               Company, LLC and National City Bank of Kentucky, dated
               January 25, 2002.*
  10.45        Amended and Restated Warehouse Promissory Note, between The
               New York Mortgage Company, LLC and National City Bank of
               Kentucky, dated June 3, 2002.*
  10.46        Warehousing Credit Agreement, between New York Mortgage
               Company, LLC, Steven B. Schnall, Joseph V. Fierro and
               National City Bank of Kentucky, dated as of January 25,
               2002.*
  10.47        Pledge and Security Agreement, between The New York Mortgage
               Company, LLC and National City Bank of Kentucky, dated as of
               January 25, 2002.*
  10.48        Unconditional and Continuing Guaranty of Payment by Steven
               B. Schnall to National City Bank of Kentucky, dated January
               25, 2002.*
  10.49        Unconditional and Continuing Guaranty of Payment by Joseph
               V. Fierro to National City Bank of Kentucky, dated January
               25, 2002.*
  10.50        Amended and Restated Unconditional and Continuing Guaranty
               of Payment by Steven B. Schnall to National City Bank of
               Kentucky, dated June 15, 2003.*
  10.51        Amended and Restated Unconditional and Continuing Guaranty
               of Payment by Joseph V. Fierro to National City Bank of
               Kentucky, dated June 15, 2003.*
  10.52        Inter-Creditor Agreement, between National City Bank of
               Kentucky and HSBC Bank USA, dated January 25, 2002.*
  10.53        Whole Loan Purchase and Sale Agreement/Mortgage Loan
               Purchase and Sale Agreement between The New York Mortgage
               Company, LLC and Greenwich Capital Financial Products, Inc.,
               dated as of September 1, 2003.*
  10.54        Whole Loan Custodial Agreement/Custodial Agreement between
               Greenwich Capital Financial Products, Inc., The New York
               Mortgage Company, LLC and LaSalle Bank National Association,
               dated as of September 1, 2003.*
  10.55        Form of New York Mortgage Trust, Inc. 2004 Stock Incentive
               Plan.***
  10.56        Contribution Agreement by and among Steven B. Schnall and
               Joseph V. Fierro and New York Mortgage Trust, Inc., dated
               December 22, 2003.**
  10.57        Agreement by and among New York Mortgage Trust, Inc., The
               New York Mortgage Company, LLC, Steven B. Schnall and Joseph
               V. Fierro, dated December 23, 2003.**
  10.58        Sixth Amended Credit and Security Agreement, dated as of
               August 11, 2003, between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of March 30, 2001.**
  10.59        Temporary Overadvance Note, dated as of August 11, 2003,
               between HSBC Bank USA and The New York Mortgage Company
               LLC.**
  10.60        Second Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of June
               18, 2001.**
  10.61        Second Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of June
               18, 2001.**
  10.62        Third Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of
               November 13, 2001.**

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.63        Third Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of
               November 13, 2001.**
  10.64        Fourth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of January
               16, 2002.**
  10.65        Fourth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of
               January 16, 2002.**
  10.66        Fifth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of April
               29, 2002.**
  10.67        Fifth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of April
               29, 2002.**
  10.68        Sixth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Steven Schnall, dated as of August
               11, 2003.**
  10.69        Sixth Amended Guaranty between HSBC Bank USA, The New York
               Mortgage Company LLC and Joseph V. Fierro, dated as of
               August 11, 2003.**
  10.70        Credit and Security Agreement by and among HSBC Bank USA,
               National City Bank of Kentucky and The New York Mortgage
               Company LLC, dated as of December 15, 2003.**
  10.71        Guaranty between HSBC Bank USA, National City Bank of
               Kentucky, The New York Mortgage Company LLC and Steven B.
               Schnall, dated as of December 15, 2003.**
  10.72        Guaranty between HSBC Bank USA, National City Bank of
               Kentucky, The New York Mortgage Company LLC and Joseph V.
               Fierro, dated as of December 15, 2003.**
  10.73        Credit Note by and between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of December 15, 2003.**
  10.74        Credit Note by and between National City Bank of Kentucky
               and The New York Mortgage Company LLC, dated as of December
               15, 2003.**
  10.75        Swingline Note by and between HSBC Bank USA and The New York
               Mortgage Company LLC, dated as of December 15, 2003.**
  10.76        Custodial Agreement by and among Greenwich Capital Financial
               Products, Inc., The New York Mortgage Corporation LLC and
               Deutsche Bank Trust Company Americas, dated as of August 1,
               2003.**
  10.77        Master Mortgage Loan Purchase and Interim Servicing
               Agreement by and between The New York Mortgage Company
               L.L.C. and Greenwich Capital Financial Products, Inc., dated as of August 1, 2003.**
  10.78        Subordination and Pledge Agreement by and between HSBC Bank
               USA and Steven B. Schnall, dated as of December 15, 2003.**
  10.79        Subordination and Pledge Agreement by and between HSBC Bank
               USA and Joseph V. Fierro, dated as of December 15, 2003.**
  10.80        Second Amended and Restated Promissory Note, issued by The
               New York Mortgage Company, LLC on August 31, 2003, as
               further amended and restated, on December 23, 2003 and
               February 26, 2004, in the principal amount of $11,432,550
               payable to Steven B. Schnall.***
  10.81        Second Amended and Restated Promissory Note, issued by The
               New York Mortgage Company, LLC on August 31, 2003, as
               further amended and restated, on December 23, 2003 and
               February 26, 2004, in the principal amount of $2,274,352,
               payable to Joseph V. Fierro.***
  10.82        Promissory Note, issued by New York Mortgage Funding, LLC on
               January 9, 2004 in the principal amount of $100,000,000.00, payable to Greenwich Capital Financial Products, Inc.***
  10.83        Guaranty between the New York Mortgage Company, LLC and
               Greenwich Capital Financial Products, Inc., dated as of
               January 9, 2004.***
  10.84        Master Loan and Security Agreement between New York Mortgage
               Funding, LLC and Greenwich Capital Financial Products, Inc.,
               dated as of January 9, 2004.***
  10.85        Custodial Agreement between New York Mortgage Funding, LLC,
               Deutche Bank Trust Company Americas and Greenwich Capital
               Financial Products, Inc., dated as of January 9, 2004.***

  EXHIBIT
   NUMBER                             EXHIBIT TITLE
  -------                             -------------
  10.86        Amendment Number One, dated November 24, 2003, to the Master
               Mortgage Loan Purchase and Interim Servicing Agreement,
               dated as of August 1, 2003.***
  10.87        Amended and Restated Contribution Agreement, by and among
               Steven B. Schnall, Steven B. Schnall Annuity Trust U/A
               3/23/04, Joseph V. Fierro, 2004 Joseph V. Fierro Grantor
               Retained Annuity Trust and The New York Mortgage Company,
               LLC, dated March 25, 2004.***
  21.01        List of Subsidiaries of the Registrant.**
  23.01        Consent of Deloitte & Touche LLP.***
  23.02        Consent of Venable LLP (included in Exhibit 5.01).****
  23.03        Consent of Hunton & Williams LLP (included in Exhibit
               8.01).****
  24.01        Power of Attorney (included on signature page of the
               Registration Statement filed with the Securities and
               Exchange Commission on December 31, 2003).
  99.01        Consent of David R. Bock to being named as a director.***
  99.02        Consent of Alan L. Hainey to being named as a director.***
  99.03        Consent of Steven G. Norcutt to being named as a
               director.***
  99.04        Consent of Mary Dwyer Pembroke to being named as a
               director.***
  99.05        Consent of Jerome F. Sherman to being named as a
               director.***
  99.06        Consent of Thomas W. White to being named as a director.***


---------------


   * Previously filed as an exhibit to the Company's Registration Statement on Form S-11 Registration No. 333-111668, and incorporated by reference herein.



  ** Previously filed as an exhibit to Amendment No. 1 to the Company's
     Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.



 *** Filed herewith.


**** To be filed by amendment.